                                                                    Exhibit 99.1

                      CONVERSION VALUATION APPRAISAL REPORT

                                  Prepared For:

                             Preferred Savings Bank
                                       and
                               PS Financial, Inc.
                                Chicago, Illinois


                                     As Of:
                                 August 9, 1996




                                  Prepared By:

                             Keller & Company, Inc.
                              555 Metro Place North
                                    Suite 524
                               Dublin, Ohio 43017
                                 (614) 766-1426




                                KELLER & COMPANY

                      CONVERSION VALUATION APPRAISAL REPORT




                                  Prepared for:

                             Preferred Savings Bank
                                       and
                                PS Financial Inc.

                                Chicago, Illinois


                                     As Of:
                                 August 9, 1996




                                  Prepared By:

                                Michael R. Keller
                                    President

                             KELLER & COMPANY, INC.
                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                                 (614) 766-1459 FAX



August 30, 1996




Board of Directors
Preferred Savings Bank
4800 South Pulaski Road
Chicago, IL 60632

Gentlemen:

We hereby submit an independent appraisal of the pro forma market value of the to-be-issued stock of PS Financial, Inc. (the "Corporation"), which is the newly formed holding company of Preferred Savings Bank, Chicago, Illinois ("Preferred" or the "Bank"). The Corporation will hold all of the shares of the common stock of the Bank. Such stock is to be issued in connection with the Bank's conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank in accordance with the Bank's Plan of Conversion. This appraisal was prepared and provided to the Bank in accordance with the conversion requirements and regulations of the Office of Thrift Supervision of the United States Department of the Treasury.

Keller & Company, Inc. is an independent financial institution consulting firm that serves both banks and thrift institutions. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in market studies, business and strategic plans, stock valuations, conversion appraisals, and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Our appraisal is based on the assumption that the data provided to us by Preferred and the material provided by the independent auditor, Crowe Chizek and Company, L.L.P., Oakbrook Terrace, Illinois, are both accurate and complete. We did not verify the financial statements provided to us, nor did we conduct independent valuations of the Bank's assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

Board of Directors
Preferred Savings Bank
August 30, 1996

Page 2

In the completion of this appraisal, we held discussions with the management of Preferred, with the law firm of Silver, Freedman & Taff, L.L.P., Washington, DC, the Bank's conversion counsel, and with Crowe Chizek and Company, L.L.P. Further, we viewed the Bank's local economy and primary market area.

This valuation must not be considered as a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation's stock in this conversion will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated as required and will give consideration to any new developments in the Bank's operation that have an impact on operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly-traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Bank as determined by this firm, we will proceed to make necessary adjustments to the Bank's appraised value in such appraisal update.

It is our opinion that as of August 9, 1996, the pro forma market value or appraised value of the Corporation is $16,500,000. Further, a range for this valuation is from a minimum of $14,025,000 to a maximum of $19,975,000, with a super-maximum of $21,821,250.

Very truly yours,

KELLER & COMPANY, INC.



/s/ Michael R. Keller

Michael R. Keller
President

                                TABLE OF CONTENTS


                                                                           PAGE

INTRODUCTION                                                                  1

  I.     Description of Preferred Savings Bank
         General                                                              4
         Performance Overview                                                 9
         Income and Expense                                                  11
         Yields and Costs                                                    17
         Interest Rate Sensitivity                                           19
         Lending Activities                                                  21
         Non-Performing Assets                                               24
         Investments                                                         26
         Deposit Activities                                                  26
         Borrowings                                                          27
         Subsidiaries                                                        28
         Office Properties                                                   28
         Management                                                          28

II.      Description of Primary Market Area                                  29

III.     Comparable Group Selection
         Introduction                                                        34
         General Parameters
           Merger/Acquisition                                                35
           Mutual Holding Companies                                          36
           Trading Exchange                                                  36
           IPO Date                                                          37
           Geographic Location                                               37
           Asset Size                                                        38
         Balance Sheet Parameters
           Introduction                                                      39
           Cash and Investments to Assets                                    39
           Mortgage-Backed Securities to Assets                              40
           One- to Four Family Loans to Assets                               40
           Total Net Loans to Assets                                         41
           Total Net Loans and Mortgage-Backed Securities to Assets          41
           Advances to Assets                                                41
           Equity to Assets                                                  42
         Performance Parameters
           Introduction                                                      42

                                                                          PAGE

III.     Comparable Group Selection (cont.)
         Performance Parameters (cont.)
           Return on Average Assets                                          43
           Return on Average Equity                                          43
           Net Interest Margin                                               44
           Operating Expenses to Assets                                      44
           Noninterest Income to Assets                                      45
         Asset Quality Parameters
           Introduction                                                      45
           Nonperforming Assets to Asset Ratio                               46
           Repossessed Assets to Assets                                      46
           Loans Loss Reserves to Assets                                     46
         The Comparable Group                                                47
         Summary of Comparable Group Institutions                            48

IV.      Analysis of Financial Performance                                   51

V.      Market Value Adjustments
         Earnings Performance                                                54
         Market Area                                                         57
         Financial Condition                                                 58
         Dividend Payments                                                   60
         Subscription Interest                                               60
         Liquidity of Stock                                                  61
         Management                                                          62
         Marketing of the Issue                                              62

VI.      Valuation Methods                                                   64
         Price to Book Value Method                                          65
         Price to Earnings Method                                            66
         Price to Net Assets Method                                          67
         Valuation Conclusion                                                68

                                LIST OF EXHIBITS



NUMERICAL                                                                                              PAGE
EXHIBITS

   1                       Balance Sheet - May 31, 1996, and December 31, 1995                            69
   2                       Balance Sheet - December 31, 1993 and 1994,
                                    February 29, 1992, and February 29, 1993                              70
   3                       Income Statement - Five Months ended May 31, 1995
                                    and 1996, and Year Ended December 31, 1995                            71
   4                       Income Statement - December 31, 1994, Ten months ended
                                    December 31, 1993, Years ended February 29, 1992
                                      and February 28, 1993                                               72
   5                       Selected Consolidated Financial Data                                           73
   6                       Income and Expense Trends                                                      74
   7                       Normalized Earnings Trend                                                      75
   8                       Performance Indicators                                                         76
   9                       Volume/Rate Analysis                                                           77
  10                       Yield and Cost Trends                                                          78
  11                       Interest Rate Sensitivity Gap                                                  79
  12                       Interest Rate Sensitivity of Net Portfolio Value (NPV)                         80
  13                       Loan Portfolio Composition                                                     81
  14                       Loan Maturity Schedule                                                         82
  15                       Loan Portfolio Originations                                                    83
  16                       Delinquent Loans                                                               84
  17                       Nonperforming Assets                                                           85
  18                       Classified Assets                                                              86
  19                       Allowance for Loan Losses                                                      87
  20                       Investment Portfolio Composition                                               88
  21                       Mix of Deposits                                                                89
  22                       Deposit Activity                                                               90
  23                       List of Key Officers and Directors                                             91
  24                       Key Demographic Data and Trends                                                92
  25                       Key Housing Data                                                               93
  26                       Major Sources of Personal Income                                               94
  27                       Unemployment Rates                                                             95
  28                       Market Share of Deposits                                                       96
  29                       National Interest Rates                                                        97
  30                       Thrift Stock Prices and Pricing Ratios                                         98
  31                       Key Financial Data and Ratios                                                 109
  32                       Recently Converted Thrift Institutions                                        121

NUMERICAL                                                                                              PAGE
EXHIBITS


  33                       Acquisitions and Pending Acquisitions                                         122
  34                       Thrift Stock Prices and Pricing Ratios -
                             Mutual Holding Companies                                                    124
  35                       Key Financial Data and Ratios -
                             Mutual Holding Companies                                                    125
  36                       Balance Sheets Parameters -
                             Comparable Group Selection                                                  126
  37                       Operating Performance and Asset Quality Parameters -
                             Comparable Group Selection                                                  129
  38                       Balance Sheet Ratios -
                             Final Comparable Group                                                      133
  39                       Operation Performance and Asset Quality Ratios
                                    Final Comparable Group                                               134
  40                       Balance Sheet Totals - Final Comparable Group                                 135
  41                       Market Area Comparison - Final Comparable Group                               136
  42                       Balance Sheet - Asset Composition
                                    Most Recent Quarter                                                  137
  43                       Balance Sheet - Liability and Equity
                                    Most Recent Quarter                                                  138
  44                       Income and Expense Comparison
                                    Trailing Four Quarters                                               139
  45                       Income and Expense Comparison as a Percent of
                                    Average Assets - Trailing Four Quarters                              140
  46                       Yields, Costs & Earnings Ratios
                                    Trailing Four Quarters                                               141
  47                       Dividends, Reserves and Supplemental Data                                     142
  48                       Market Pricings and Financial Ratios - Stock Prices
                                    Comparable Group                                                     143
  49                       Valuation Analysis and Conclusions                                            144
  50                       Pro Forma Minimum Valuation                                                   145
  51                       Pro Forma Mid-Point Valuation                                                 146
  52                       Pro Forma Maximum Valuation                                                   147
  53                       Pro Forma Superrange Valuation                                                148
  54                       Summary of Valuation Premium or Discount                                      149

ALPHABETICAL EXHIBITS
      PAGE

   A           Background and Qualifications                         150
   B           RB 20 Certification                                   154
   C           Affidavit of Independence                             155

INTRODUCTION

         Keller & Company, Inc., an independent appraisal firm for financial institutions, has prepared this Conversion Appraisal Report ("Report") which provides the pro forma market value of the to-be-issued common stock of PS Financial, Inc. (the "Corporation"), a Delaware corporation, formed as a holding company to own all of the to-be-issued shares of common stock of Preferred Savings Bank, Chicago, Illinois, ("Preferred" or the "Bank"). The stock is to be issued in connection with the Bank's Application for Approval of Conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank. The Application is being filed with the Office of Thrift Supervision ("OTS") of the Department of the Treasury and the Securities and Exchange Commission ("SEC"). In accordance with the Bank's conversion, there will be a simultaneous issuance of all the Bank's stock to the Corporation, which will be formed by the Bank. Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank's management and the Bank's conversion counsel, Silver, Freedman & Taff, Washington, D.C.

         This conversion appraisal was prepared based on the guidelines provided by OTS entitled "Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization", in accordance with the OTS application requirements of Regulation ss.563b and the OTS's Revised Guidelines for Appraisal Reports, and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the fourteen factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

         The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arms-length transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in non-control blocks.

         In preparing this conversion appraisal, we have reviewed the audited financial statements for the five fiscal periods ended February 29, 1992, February 28, 1993, and December 31, 1993 through 1995, as well as the unaudited financial statements for the five months ended May 31, 1996, and discussed them with Preferred's management and with Preferred's independent auditors, Crowe, Chizek and Company, LLP. We have also discussed and reviewed with management other financial matters. We have reviewed the Corporation's preliminary Form S-1 and the Bank's preliminary Form AC and discussed them with management and with the Bank's conversion counsel.

         We have visited Preferred's home office and two branches and have traveled the surrounding area. We have studied the economic and demographic characteristics of the market area, where the Bank's offices are located, and the Bank's primary market area relative to Illinois and the United States. We have also examined the competitive environment within which Preferred operates, giving consideration to the area's key characteristics, both positive and negative.

         We have given consideration to the market conditions for securities in general and for publicly-traded thrift stocks in particular. We have examined the performance of selected publicly-traded thrift institutions and compared the performance of Preferred to those selected institutions.

         Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I. DESCRIPTION OF PREFERRED SAVINGS BANK

GENERAL

         Preferred Savings Bank, Chicago, Illinois, was organized in 1891 as an Illinois savings and loan association with the name of New City Savings and Loan Association, later changing its name to Preferred Savings and Loan Association. The Bank converted to a state savings bank in 1993, changing its name to Preferred Savings Bank and changed to a federally chartered savings bank in August, 1996, keeping its name.

         Preferred conducts its business from its home office in Chicago, Illinois, located to the southwest of downtown Chicago, near Midway Airport. The Bank's market area extends into Cook County, with its savings market located in the vicinity of the home office. Preferred's deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Savings Association Insurance Fund ("SAIF"). The Bank is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). Preferred is a member of the Federal Home Loan Bank (the "FHLB") of Chicago and is regulated by the OTS, and by the FDIC. As of May 31, 1996, Preferred had assets of $54,853,000, deposits of $41,945,000, and equity of $12,029,000.

         In the past five years, legislation has had an impact on the operations in the financial institution industry. In 1989, the Financial Institution Reform, Recovery, and Enforcement Act ("FIRREA") became effective and put into place more stringent supervisory standards and higher capital requirements for the thrift industry. FIRREA established new capital requirements and strengthened OTS' enforcement powers. These capital requirements continue today under the FDIC and the FRB and include a tier one capital requirement of 4.0 percent of total assets, and a risk-based capital requirement of 8.0 percent of risk-weighted assets. OTS now has the power to assess civil money penalties and issue cease and desist orders for violations of regulations deemed unsafe and unsound practices.

         FIRREA also resulted in an increase in deposit insurance premiums which thrifts must pay to the FDIC. A plan for a one-time premium of 0.70 percent to
0.75 percent of deposits as of June 30, 1996, to capitalize the SAIF does exist, and such an increase would have an adverse effect on Preferred's equity and net income. Further, there has been a recent significant decrease in premiums on Bank Insurance Fund ("BIF") deposits, which has an adverse competitive impact on Preferred and could affect its ability to compete effectively with BIF-insured banks for deposits. Such impact could result in a downward impact on prices of publicly traded thrift institutions.

         FIRREA's objective was strengthened when the Federal Deposit Insurance Bank Improvement Act of 1991 ("FDICIA") was passed, resulting in additional provisions relating to thrift institutions. FDICIA provided for the recapitalization of BIF. FDICIA requires federally-insured financial institutions to be examined at least annually and submit independently audited financial reports based on the size of the institution. Preferred meets the standards for a well capitalized institution.

         Preferred is a community-oriented institution which has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its market area. Preferred has been actively and consistently involved in the origination of residential mortgage loans for the purchase of one- to four-family dwellings, comprising 52.2 percent of its loan originations during the five months ended May 31, 1996, and 71.1 percent of its loan originations during the fiscal year ended December 31, 1995. At May 31, 1996, 71.8 percent of its gross loans consisted of residential real estate loans on one- to four-family dwellings, not including residential construction loans, compared to a higher 73.4 percent at December 31, 1995, with the primary source of its funds being retail deposits from residents in its local communities. The Bank is also an originator of multifamily loans, commercial real estate loans, construction and land loans and also offers consumer loans on a less active basis. Multifamily loans represented a strong 18.1 percent of gross loans at May 31, 1996. Commercial real estate loans represented 9.4 percent of gross loans. Consumer loans include only loans on savings accounts and represented a very modest 0.04 percent share of the Bank's total loans at May 31, 1996.

         The Bank had a strong $11.4 million, or 20.6 percent of its assets in U.S. government and federal agency securities and FHLB stock. The Bank had an additional $3.9 million, or 7.0 percent of its assets, in mortgage-backed securities, and $3.4 million in interest-bearing deposits with the combined total of investment securities, mortgage-backed securities and interest-bearing deposits being $18.7 million or 33.7 percent of assets. Deposits and retained earnings have been the sources of funds for the Bank's lending and investment activities.

         The management of Preferred is aware of the emphasis on matching the maturities of assets and liabilities and monitoring the Bank's interest rate sensitivity position and market value of portfolio equity. The Bank understands the nature of interest rate risk and the potential earnings impact during times of rapidly changing rates, either rising or falling. Preferred also recognizes the need and importance of attaining a competitive net interest margin due to its more moderate levels of fee and other income, and has focused on strengthening its earnings with less emphasis on matching maturities of assets and liabilities.

         The Bank's gross amount of stock to be sold in the conversion will be $16,500,000 or 1,650,000 shares at $10 per share based on the midpoint of the appraised value, with net conversion proceeds of $15,980,000 reflecting conversion expenses of $520,000. The actual cash proceeds to the Bank of $8.0 million will represent fifty percent of the net conversion proceeds, less the ESOP of $1,320,000, and will be invested in fixed-rate mortgage loans, construction loans and multifamily loans over time, and initially invested in short term investments. The Bank may also use the proceeds to expand services, expand operations or other financial service organizations, diversification into other businesses, or for any other purposes authorized by law. The Holding Company will use its proceeds to fund the ESOP and to invest in short- and intermediate-term government securities.

         Preferred has seen modest overall deposit growth over the past five fiscal years with deposits increasing 8.2 percent from February 29, 1992, to December 31, 1995, or an average of 2.0 percent per year. From December 31, 1995, to May 31, 1996, deposits increased a stronger 2.2 percent or 5.3 percent, annualized, compared to a 2.5 percent growth rate in 1995. The Bank anticipates a similar 2.0 to 3.0 percent annual rate of growth in the future. The Bank has focused on maintaining a moderate residential real estate loan portfolio during the past five years, increasing its level of investments and mortgage-backed securities, monitoring its earnings and increasing its capital to assets ratio. Equity to assets increased from 17.01 percent of assets at February 29, 1992, to
21.80 percent at December 31, 1995, and to 21.75 percent at May 31, 1996.

         Preferred's primary lending strategy has been to originate and retain fixed-rate residential mortgage loans with emphasis on one- to four-family fixed-rate mortgage loans with a higher level of multifamily loans and commercial real estate loans.

         Preferred's share of one- to four-family mortgage loans has decreased, declining from 76.5 percent of gross loans at February 29, 1992, to 71.8 percent as of May 31, 1996. Commercial real loans increased from 4.4 percent of gross loans at February 29, 1992, to 9.4 percent at May 31, 1996. Multifamily loans decreased from 18.8 percent of gross loans at February 29, 1992, to 18.1 percent at May 31, 1996. The decrease in multifamily and one- to four family loans was offset by the Bank's increase in commercial real estate loans. The Bank's share of consumer loans also witnessed a decrease from 0.3 percent at February 29, 1992, to 0.04 percent at May 31, 1996.

         Management's internal strategy has also included continued emphasis on maintaining an adequate relative to problem loans and losses. At February 29, 1992, Preferred had $43,000 in its loan loss allowance or 0.14 percent of total loans, which increased to $136,000 and represented a higher 0.38 percent of total loans at May 31, 1996.

         Interest income from loans and investments has been the basis of earnings with the net interest margin being the key determinant of net earnings. With a dependence on net interest margin for earnings, current management will continue to focus on maintaining the Bank's net interest margin without undertaking excessive credit risk and will not pursue any significant change in its interest rate risk position.

PERFORMANCE OVERVIEW

         Preferred's financial position over the past five fiscal periods of February 29, 1992, through December 31, 1995, and for the five months ended May 31, 1996, is highlighted through the use of selected financial data in Exhibit
5. Preferred has focused on strengthening its equity position, controlling its overhead ratio, increasing its general valuation allowance, and maintaining its net interest margin. Preferred has experienced a moderate but overall steady rise in assets from 1991 to 1995 and a smaller rate of increase in deposits with a greater than average increase in equity over the past five fiscal years. The resultant impact has been an increase in the Bank's equity to assets ratio.

         Preferred witnessed a total increase in assets of $7.0 million or 15.1 percent for the period of February 29, 1992, to December 31, 1995, representing an average annual increase in assets of 3.8 percent. For the year ended December 31, 1995, assets increased $1.9 million or 3.7 percent. For the five months ended May 31, 1996, the Bank's assets increased $1.3 million or 2.5 percent, or
6.0 percent, annualized. Over the past five fiscal periods, the Bank experienced its largest dollar rise in assets of $3.9 million in fiscal year 1993, which represented a 7.8 percent increase in assets due to a rise in deposits and strong earnings. This increase was preceded by a $3.5 million or 7.5 percent increase in assets in fiscal year 1992, a decrease in 1994 and a $1.9 million increase, or 3.7 percent, in 1995.

         The Bank's net loan portfolio, including mortgage loans and non-mortgage loans, increased from $31.7 million at February 29, 1992, to $34.5 million at December 31, 1995, and represented a total increase of $2.8 million, or 8.8 percent. The average annual increase during that period was 2.2 percent. That increase was the result of high levels of loan originations in fiscal years 1994 and 1995, combined with lower levels of principal repayments. The increase in loans at Preferred was accented by the Bank's growth in investment securities and mortgage-backed securities. For the year ended December 31, 1995, loans increased $1.6 million or 5.0 percent. For the five months ended May 31, 1996, net loans then increased $1.2 million or 3.6 percent.

         Preferred has pursued obtaining funds through deposit growth in accordance with the demand for loans, and has made no use of FHLB advances. The Bank's rates for savings and emphasis on personal service in its local market have been the source of retail deposits. Deposits increased moderately from 1991 to 1992, followed by a modest increase in fiscal 1993 and a decrease in 1994, and then a modest increase in 1995, with an average annual rate of increase of
2.0 percent from February 29, 1992, to December 31, 1995. For the five months ended May 31, 1996, deposits increased by $898,000 or 2.2 percent, annualized, to 5.3 percent. The Bank's strongest fiscal year deposit growth was in fiscal year 1992, when deposits increased $2.4 million or 6.4 percent.

         Preferred has been able to increase its equity each fiscal year from 1991 through 1995. At February 29, 1992, the Bank had equity (GAAP basis) of $7.9 million representing a 16.99 percent equity to assets ratio, increasing to $11.7 million at December 31, 1995, and representing a 21.91 percent equity to assets ratio. At May 31, 1996, equity was a higher $12.0 million or 21.93 percent. The rise in the equity to assets ratio is primarily the result of the Bank's strong earnings performance in 1991 through 1995. Equity increased 48.4 percent from February 29, 1992, to December 31, 1995, representing an average annual increase of 12.1 percent, which is below industry average due to the Bank's higher equity position, and increased 2.6 percent for the five months ended May 31, 1996, or 6.2 percent, annually.

INCOME AND EXPENSE

         Exhibit 6 presents selected operating data for Preferred, reflecting the Bank's income and expense trends. This table provides selected audited income and expense figures in dollars for the fiscal periods of 1991 through 1995 and unaudited income and expense figures for the five months ended May 31, 1996.

         Preferred has witnessed a slight increase in its dollar level of interest income from fiscal 1991 to fiscal 1995, ranging from a high of $4.3 million in 1995 to a low of $3.4 million in the ten month period ended December 31, 1993. The five year trend indicated almost no change, increasing from $4,265,000 in 1991 to $4,268,000 in 1995. In fiscal year 1995, interest income increased $414,000, or 10.7 percent, to $4.3 million. For the five months ended May 31, 1996, interest income was $1.9 million, compared to $1.8 million for the five months ended May 31, 1995, suggesting a continuation of the fiscal 1995 rising trend but at a reduced pace. The overall increase in interest income was due primarily to the Bank's increase in rate, further accented by an increase due to volume.

         The Bank's interest expense experienced a declining trend from fiscal year 1991 to 1994, followed by an increase in 1995. Interest expense decreased $844,000, or 39.2 percent, from 1991 to 1994, compared to a decrease in interest income of $411,000, or 9.6 percent, for the same time period. Interest expense then increased $322,000 or 24.5 percent from 1994 to 1995, compared to an increase in interest income of $414,000 or 10.7 percent as discussed above. Such high increase in interest expense, more than offset by the increase in interest income, resulted in a modest increase in annual net interest income to $2,636,000 for the fiscal year ended December 31, 1995. Net interest income increased from $2,111,000 in 1991 to $2,449,000 in 1992, followed by a decrease to $2,232,000 in the ten month fiscal 1993 period, and then increases in 1994 and 1995. For the five months ended May 31, 1996, Preferred's actual net interest income was $1,128,000, which was almost identical to the $1,126,000 for the five months ended May 31, 1995.

         The Bank has made provisions for loan losses in four of the past five fiscal periods of 1991 through 1995 in the five months ended May 31, 1996. The amounts of those provisions were determined in recognition of the Bank's level of nonperforming assets, charge-offs and repossessed assets, and also relative to the increase in provisions in the industry to strengthen the level of general valuation allowance. The loan loss provisions were $24,000 in fiscal 1991, $24,000 in fiscal 1992, $27,000 in fiscal 1993, $42,000 in fiscal 1994, and
$50,000 in the five months ended May 31, 1996. The impact of these loan loss provisions has been to provide Preferred with a general valuation allowance of $186,000 at May 31, 1996, or 0.51 percent of net loans and 31.0 percent of nonperforming assets.

         Total other income or noninterest income, excluding gains and losses, indicated modest levels in fiscal years 1991 to 1995. The highest level of noninterest income was in fiscal year 1994 at $76,000 or 0.14 percent of average assets and the lowest level at $39,000 was in fiscal 1992, representing 0.08 percent of average assets. The low levels of noninterest income were due to the Bank's absence of checking accounts and thus service charges on these accounts. The average noninterest income level for the past five fiscal years was $52,000 or 0.10 percent of average assets. Noninterest income consisted primarily of loan related fees and other charges.

         The Bank did have a significant loss on the sale of securities in 1994 of $365,000, preceded by a loss of $28,000 in fiscal 1993 and a gain of $89,000 in fiscal 1991. The Bank had no gains or losses in fiscal 1992, 1995 or during the five months ended May 31, 1996.

         The Bank's general and administrative expenses or noninterest expenses increased from $777,000 for the fiscal year of 1991 to $1,009,000 for the fiscal year ended December 31, 1995. The dollar increase in noninterest expenses was $232,000 from 1991 to 1995, representing an average annual increase of $58,000 or 7.1 percent. The average annual increase in other expenses was due to the Bank's normal rise in overhead expenses and in 1995, the increase was primarily the result of the termination of the Bank's pension plan which increased compensation and benefits expense by $132,000. On a percent of assets basis, operating expenses increased from 1.53 percent of average assets for the fiscal year ended February 29, 1992, to 1.91 percent for the fiscal year ended December 31, 1995, which was the Bank's highest ratio during the past five years but lower than current industry averages of approximately 2.35 percent. Excluding the one-time pension expense, this ratio would have been a lower 1.67 percent. For the five months ended May 31, 1996, Preferred's ratio of operating expenses to average assets was a lower
1.55 percent.

         The net earnings position of Preferred has indicated profitable performance in each of the past five fiscal periods of 1991 through 1995, and for the five months ended May 31, 1996. The annual net income figures for the past five fiscal periods of 1991, 1992, 1993, 1994 and 1995 have been $883,000, $1,001,000, $942,000, $758,000, and $1,055,000, representing returns on average assets of 1.74 percent, 1.96 percent, 1.83 percent, 1.46 percent, and 1.99 percent, respectively. The average return on assets for the past five fiscal periods was 1.80 percent. For the five months ended May 31, 1996, net earnings were $440,000, representing an annualized return on assets of 1.94 percent.

         Exhibit 7 provides the Bank's normalized earnings or core earnings for fiscal years 1993 to 1995 and for the twelve months ended May 31, 1996. The Bank's normalized earnings eliminate any nonrecurring income and expense items. In fiscal years 1993 and 1994, there were income adjustments to eliminate the Bank's losses on sale of securities. The result of these adjustments was a core income of $975,000 in 1993, compared to actual net income of $942,000, and core income of $1,061,000 in 1994 compared to actual net income of $758,000. For the fiscal year 1995 and for the twelve months ended May 31, 1996, there were no adjustments to income or expense.

         The key performance indicators comprised of selected operating ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Bank's return on assets increased from 1.74 percent in fiscal year 1991 to 1.96 percent in fiscal year 1992, decreasing to 1.83 percent in fiscal period 1993, then a lower 1.46 percent in 1994 and 1.99 percent in fiscal year 1995.

         The Bank's net interest rate spread strengthened from 2.58 percent in fiscal year 1991 to 3.96 percent in fiscal year 1992, then increased in 1993 to
4.78 percent before decreasing to 4.38 percent in 1994 and 4.26 percent in 1995. For the five months ended May 31, 1996, annualized, net interest spread was a lower 4.20 percent. The Bank's net interest margin indicated a similar trend, increasing from 4.25 percent in fiscal year 1991 to 4.88 percent in fiscal year 1992, increasing to 5.39 percent in 1993, and then decreasing to 5.13 percent in 1995 and decreasing further to 5.09 percent for the five months ended May 31, 1996. Preferred's net interest rate spread increased 138 basis points in 1992 to
3.96 percent from 2.58 percent in 1991 and then increased 82 basis points in 1993 to 4.78 percent as the result of a decrease in interest expense. Net interest rate spread then decreased 40 basis points to 4.38 percent for fiscal year 1994 and decreased another 12 basis points to 4.26 percent for the fiscal year ended December 31, 1995. The Bank's net interest margin followed a similar trend, increasing a strong 63 basis points to 4.88 percent in 1992 and then increased 51 basis points to 5.39 percent in 1993. Net interest margin decreased 36 basis points to 5.03 percent in 1994 and then increased to 5.13 percent in 1995. For the five months ended May 31, 1996, Preferred's annualized net interest spread was a lower 4.20 percent, and its net interest margin was a lower 5.09 percent.

         The Bank's return on average equity increased from 1991 to 1992, but decreased in 1993 through 1995. The return on average equity increased from
11.22 percent in 1991 to 11.82 percent in fiscal year 1992, and then down to
10.21 percent in fiscal year 1993. The return on equity then decreased to 7.53 percent in fiscal year 1994, and then increased to 9.42 percent for the fiscal year ended December 31, 1995. For the five months ended May 31, 1996, annualized, return on average equity was a lower
8.88 percent.

         Preferred's ratio of interest-earning assets to interest-bearing liabilities decreased moderately from 138.71 percent at February 29, 1992, to
127.21 percent at December 31, 1995, and then up to 127.58 percent at May 31, 1996.

         The Bank's ratio of non-interest expenses to average assets increased from 1.53 percent in fiscal year 1991 to 1.91 percent in fiscal year 1995, which was its highest ratio during the past five years and was due to an increase in compensation and benefits due to the cost of terminating the Bank's pension plan. The Bank's 1995 operating expense to average assets ratio would have been a lower 1.67 percent excluding this one-time expense. For the five months ended May 31, 1996, noninterest expenses to assets decreased to 1.56 percent. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to net interest income and noninterest income referred to as the "efficiency ratio". The industry norm is 60.0 percent. The Bank has been characterized with a better efficiency ratio, which increased from 34.59 percent in 1991 to 37.45 percent in 1995. The ratio then improved to 30.56 percent for the five months ended May 31, 1996.

         Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming assets to total assets is a key indicator of asset quality. Preferred witnessed a modest increase in its nonperforming asset ratio from 1991 to 1995. Nonperforming assets consist of nonaccruing loans and repossessed assets. The ratio of nonperforming assets to total assets was
1.45 percent at February 29, 1992, and decreased to 0.21 percent at February 28, 1993. The ratio then increased sharply during the next three fiscal years to
0.33 percent in 1993, 0.65 percent in 1994 and 1.45 percent in 1995. At May 31, 1996, Preferred's ratio of nonperforming assets to total assets decreased to

1.09 percent. The Bank's allowance for loan losses was 5.1 percent of nonperforming assets at February 29, 1992, and increased moderately during the next four fiscal years, resulting primarily from the increase in allowance for loan losses. As a percentage of nonperforming assets, Preferred's allowance for loan losses increased to 8.0 percent in 1992, 9.6 percent in 1993, 10.2 percent in 1994 and 6.5 percent in 1995. During the five months ended May 31, 1996, the ratio increased to 10.8 percent reflective of the increase in allowance for loan losses.

         Exhibit 9 provides the changes in net interest income due to rate and volume changes for the past two fiscal periods of 1994 and 1995 and for the five months ended May 31, 1996. In fiscal period 1994, net interest income decreased $135,000, due to a decrease in interest income of $228,000 reduced by a $93,000 decrease in interest expense. The decrease in interest income was due to a decrease due to a change in rate of $198,000 accented by a decrease due to volume of $30,000. The decrease in interest expense was due to a decrease due to volume of $7,000 accented by a decrease due to a change in rate of $86,000.

         In fiscal year 1995, net interest income increased $92,000, due to a $414,000 increase in interest income reduced by a $322,000 increase in interest expense. The increase in interest income was due to a $275,000 increase due to rate accented by a $139,000 increase due to volume. The increase in interest expense was due to a $297,000 increase due to rate accented by a $25,000 increase due to volume.

         For the five months ended May 31, 1996, compared to the five months ended May 31, 1995, net interest income increased a minimal $2,000 due to a $95,000 increase in interest income reduced by a $93,000 increase in interest expense. The rise in interest income was due to a $91,000 increase due to volume accented by a $4,000 increase due to rate. The rise in interest expense was basically split with $52,000 due to a rise in rate and $41,000 due to a rise in volume.

YIELDS AND COSTS

         The overview of yield and cost trends for the years ended December 31, 1993 to 1995, for the five months ended May 31, 1995 and 1996, can be seen in
Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

         Preferred's weighted average yield on its loan portfolio decreased 96 basis points from fiscal year 1993 to 1995, from 10.21 percent to 9.25 percent, and then increased 11 basis points to 9.36 percent for the fine months ended May 31, 1996. The yield on mortgage-backed securities increased 394 basis points from fiscal year 1993 to 1995 from 1.30 percent to 5.24 percent and then increased 77 basis points to 6.01 percent for the five months ended May 31, 1996. The yield on investment securities increased 231 basis points from 4.74 percent in 1993 to 7.05 percent in 1995 and then decreased to 6.73 percent for the five months ended May 31, 1996. Other investments and interest bearing deposits indicated an increase in their yield of 231 basis points from 3.91 percent in 1993 to 6.22 percent in 1995 and then decreased to 6.00 percent for the five months ended May 31, 1996. The combined weighted average yield on all interest-earning assets increased 10 basis points to 8.31 percent from 1993 to 1995. The yield on interest-earning assets for the five months ended May 31, 1996, was a higher 8.38 percent, while the yield at May 31, 1996, was a lower
7.84 percent.

         Preferred's weighted average cost of interest-bearing liabilities decreased 19 basis points to 3.24 percent from fiscal year 1993 to 1994, which was less than the Bank's 59 basis point decrease in yield, resulting in the decline in the Bank's interest rate spread of 40 basis points from 4.78 percent to 4.38 percent from 1993 to 1994. The Bank's average cost of interest-bearing liabilities then increased from 1994 to 1995 by 81 basis points to 4.05 percent compared to a 69 basis point increase in yield on interest-earning assets. The result was a continued decrease in the Bank's interest rate spread of 12 basis points to 4.26 percent for fiscal year 1995. For the five months ended May 31, 1996, the Bank's cost of funds increased 13 basis points to 4.18 percent, compared to a smaller 7 basis point increase in yield on interest-earning assets, resulting in a lower net interest rate spread of 4.20 percent compared to 4.26 percent for the fiscal year ended December 31, 1995. The Bank's net interest margin decreased from 5.39 percent in fiscal year 1993 to 5.03 percent in fiscal year 1994, then increased to 5.13 percent for the year ended December 31, 1995. The Bank's net interest margin for the five months ended May 31, 1996, decreased 4 basis points to 5.09 percent.

INTEREST RATE SENSITIVITY

         Preferred is aware of the emphasis on controlling one's interest rate sensitivity position but has focused more on strong earnings and strengthening its equity position as an alternative to focusing on interest rate risk. Preferred has responded to the thrift industry's significant interest rate risk exposure in the 1980's, which caused a negative impact on earnings and market value of portfolio equity as a result of significant fluctuations in interest rates, specifically rising rates, by increasing its level of short term investments and purchasing mortgage-backed securities. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative liabilities commonly referred to as an institution's "gap". The Bank had a negative cumulative one-year maturity gap of 47.07 percent at May 31, 1996, reflective of the Bank's predominance of fixed-rate mortgage loans and its higher level of short-term passbook savings accounts (reference Exhibit 11). The larger an institution's gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in market value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps in the 1990's to minimize their gap position. This frequently results in a decline in the institution's net interest margin and overall earnings performance.

         The Bank also measures its interest rate risk through the use of its net portfolio value ("NPV") of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheet contracts. The NPV for the Bank will be calculated on a quarterly basis by the OTS as well as the change in the NPV for the Bank under rising and falling interest rates and was calculated by Performance Analysis at May 31, 1996. Such changes in NPV under changing rates is reflective of the Bank's interest rate risk exposure.

         There are other factors which have a measurable influence on interest rate sensitivity. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, deposit maturities, interest rate caps on adjustable-rate mortgage loans, and deposit withdrawals.

         Exhibit 12 provides the Bank's NPV as of May 31, 1996, and the change in the Bank's NPV under rising and declining interest rates. Such calculations are provided by Performance Analysis, and the focus of this exposure table is a 200 basis points change in interest rates either up or down.

         The Bank's change in its NPV at May 31, 1996, based on a rise in interest rates of 200 basis points was a 14.44 percent decrease, representing a dollar decrease in NPV of $1,950,000. In contrast, based on a decline in interest rates of 200 basis points, the Bank's NPV was estimated to increase
1.26 percent or $170,000 at May 31, 1996. The Bank's NPV exposure increases to a
32.06 percent decrease under a 400 basis point rise in rates, and the NPV is estimated to increase 5.28 percent based on a 400 basis point decrease in rates at May 31, 1996.

         The Bank is aware of its higher than average interest rate risk exposure under strongly rising rates and slightly positive exposure under falling rates. Due to Preferred's recognition of the need to control its interest rate exposure, the Bank has been more active in the purchase of short-term government securities and adjustable-rate mortgage-backed securities. The Bank will continue to focus on the origination of fixed-rate mortgage loans combined with the purchase of short-term investments and adjustable-rate mortgage-backed securities.

LENDING ACTIVITIES

         Preferred has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings. Exhibit 13 provides a summary of Preferred's loan portfolio, by loan type, at fiscal year end 1991 through 1995, and at May 31, 1996.

         Residential loans secured by one- to four-family dwellings excluding residential construction loans was the primary loan type representing 71.8 percent of the Bank's gross loans as of May 31, 1996. This share has seen a moderate decrease from 76.5 percent at February 29, 1992. The second largest real estate loan type as of May 31, 1996, was multifamily loans which comprised
18.1 percent of gross loans compared to a larger 18.8 percent as of February 29, 1992. The multifamily loan category was also the second largest real estate loan type at fiscal year ended 1991. The third key real estate loan type was commercial real estate loans, which represented 9.4 percent of gross loans as of May 31, 1996, compared to a smaller 4.4 percent at February 29, 1992. Construction loans was the fourth real estate loan type with only 0.7 percent of gross loans at May 31, 1996. These four real estate loan categories represented
99.96 percent of gross loans at May 31, 1996, compared to a similar 99.68 percent of gross loans at February 29, 1992.

         The consumer loan category was the only other loan type at May 31, 1996, and represented only 0.04 percent of gross loans compared to 0.3 percent at February 29, 1992. Consumer loans were the fifth largest overall loan type at May 31, 1996, and February 29, 1992. The overall mix of loans has witnessed minimal change from fiscal year-end 1991 to May 31, 1996, with the Bank having increased its level of commercial real estate loans, to offset its decrease in one- to four-family loans.

         The emphasis of Preferred's lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located in Preferred's primary lending market area of Cook County and to a lesser extent in DuPage and Will Counties. The Bank also originates multifamily loans and commercial real estate loans. At May 31, 1996, 71.8 percent of Preferred's gross loans consisted of loans secured by one- to four-family residential properties, including construction loans.

         The Bank originates fixed-rate mortgage loans for its portfolio. Fixed-rate mortgage loans have normal terms of 15 to 25 years, with an amortization period of up 25 years. The Bank retains its fixed rate loans. Historically, almost all of Preferred's mortgage loans are fixed-rate mortgage loans, which represented 99.3 percent of loans at May 31, 1996.

         The original loan to value ratio for conventional mortgage loans to purchase or refinance single-family dwellings generally does not exceed 80 percent at Preferred, even though the Bank will grant loans with up to an 85 percent loan to value ratio, on a case-by-case basis.

         Preferred has also been an active originator of multifamily loans, and has been less active in commercial real estate loans. The Bank will continue to make multifamily and commercial real estate loans. The Bank had a total of $6.6 million in multifamily loans at May 31, 1996, or 18.1 percent of gross loans, compared to $6.0 million or 18.8 percent of gross loans at February 29, 1992. Multifamily loans consist primarily of six-unit apartment or condominium buildings. Commercial real estate loans have increased from $1.4 million or 4.4 percent of gross loans at February 29, 1992, to $3.4 million or 9.4 percent of gross loans at May 31, 1996. The major portion of commercial real estate loans are secured by office buildings, retail stores and other commercial properties. Multifamily and commercial real estate loans have terms of 15 years and are normally made with an 80 percent loan-to-value ratio.

         Preferred has not been active in consumer lending. Consumer loans originated consist of savings account loans which represented a total of 0.4 percent of gross loans at May 31, 1996, down from 0.32 percent at February 29, 1992. At May 31, 1996, consumer loans totaled only $17,000.

         Exhibit 14 provides a breakdown and summary of Preferred's fixed- and adjustable-rate loans, indicating almost all fixed-rate loans. At May 31, 1996,
99.3 percent of the Bank's total loans were fixed-rate and 0.7 percent were adjustable-rate. While most loans are fixed-rate, it is evident that a moderate
16.5 percent of one- to four-family residential mortgage loans and 27.1 percent of total loans have maturities of less than 10 years.

         As indicated in Exhibit 15, Preferred experienced a decrease in its single-family loan originations but a small increase in total loan originations from fiscal periods 1993 to 1995, recognizing that 1993 was a shorter ten-month period. Total loan originations in fiscal year 1995 were $7.3 million compared to $7.2 million in fiscal period 1993, with fiscal year 1994 indicating a higher $9.5 million, reflective of higher levels of refinancings. There was a decrease in one- to four-family residential loan originations from 1993 to 1995 of $888,000, offset by an $821,000 increase in multifamily loans and a $190,000 increase in commercial real estate loan originations from 1993 to 1995. Loan originations for the five months ended May 31, 1996, were $4.8 million, up from $3.1 million for the five months ended May 31, 1995. Loan originations for the purchase of one- to four-family residences, excluding construction loans, represented 84.4 percent of total loan originations in fiscal period 1993, compared to a lower 73.5 percent in fiscal year 1994 and a lower 7.1 percent in fiscal year 1995. One- to four family loan originations decreased to 52.2 percent of total loan originations for the five months ended May 31, 1996. Overall, loan originations fell short of repayments and other reductions in fiscal 1993 by $1.9 million, exceeded reductions in fiscal year 1994 by $2.1 million, reflective of the high level of refinancings, and then exceeded reductions in fiscal 1995 by $1.6 million. For the five months ended May 31, 1996, originations continued to exceed reductions by $1.2 million.

NONPERFORMING ASSETS

         Preferred understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been confronted with rapid increases in their levels of nonperforming assets and have been forced to recognize significant losses, setting aside major valuation allowances. A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including purchased nonresidential real estate loans. Preferred has not been faced with such problems and has made a concerted effort to control its nonperforming assets during the past five years.

         Exhibit 16 provides a summary of Preferred's delinquent loans at May 31, 1996, indicating a higher level of delinquent loans. Total delinquent loans were $2.0 million or 7.78 percent of total loans. Delinquent loans of ninety days or more were $600,000 or 1.6 percent of loans with all of these loans being secured by one- to four-family dwellings.

         Preferred reviews each loan when it becomes delinquent 30 days or more, to assess its collectibility and to initiate direct contact with the borrower. The Bank sends the borrower a late payment notice when the loan becomes 20 days delinquent. The Bank then initiates both written and oral communication with the borrower if the loan remains delinquent. When the loan becomes delinquent at least 90 days, the Bank may commence foreclosure proceedings on a case-by-case basis. The Bank does not normally accrue interest on loans past due 90 days or more. Most loans delinquent 90 days or more are placed on a non-accrual status, and at that point in time the Bank pursues foreclosure procedures. Preferred had no real estate owned at May 31, 1996, and had no real estate owned for the last five years.

         Exhibit 17 provides a summary of Preferred's nonperforming assets at May 31, 1996, and for fiscal year ends 1991 through 1995. Nonperforming assets consist of non-accrual loans, which includes loans delinquent 90 days or more, real estate acquired by foreclosure or by deed in lieu, and repossessed assets. The Bank has historically carried a moderate level of nonperforming assets when compared to its peer group and the thrift industry in general. Preferred's level of nonperforming assets ranged from a high of $775,000 or 1.45 percent of total assets at December 31, 1995, to a low of $106,000 or 0.21 percent of assets at February 28, 1993. At May 31, 1996, Preferred's nonperforming assets consisted entirely of $600,000 in nonperforming loans with no repossessed assets and represented 1.09 percent of assets.

         Preferred's level of nonperforming assets is equivalent to its level of classified assets. The Bank's level of classified assets was $600,000 or 1.09 percent of assets at May 31, 1996 (reference Exhibit 18). The Bank's classified assets consisted of $600,000 in substandard assets, with no assets classified as doubtful or loss.

         Exhibit 19 shows Preferred's allowance for loan losses at May 31, 1996, and for fiscal years 1991 through 1995, indicating the activity and the resultant balances. Preferred has witnessed a significant increase in its balance of allowance for loan losses from $43,000 at year-end 1991 to $186,000 at May 31, 1996, with provisions of $24,000 in 1991, $24,000 in 1992, $27,000 in
1993, $42,000 in 1994 and $50,000 during the first five months of 1996. The Bank had no net charge-offs during the past five fiscal periods or during the first five months of 1996. The Bank's ratio of allowance for loan losses to total loans increased from 0.13 percent at February 29, 1992, to 0.39 percent at December 31, 1995, due to an increase in allowances with no meaningful increase in loans. The allowance for loan losses to gross loans was a higher 0.51 percent at May 31, 1996. Allowance for loan losses to nonperforming assets were 17.5 percent at December 31, 1995, and a much higher 31.0 percent at May 31, 1996, reflecting the increase in allowance for loan losses.

INVESTMENTS

         The investment and securities portfolio of Preferred has been comprised of U.S. government and federal agency securities, mortgage-backed securities, interest-bearing deposits with other banks, and FHLB stock. Exhibit 20 provides a summary of Preferred's investment portfolio at December 31, 1993 through 1995, and at May 31, 1996. Investments were $14.2 million at May 31, 1996, compared to $13.2 million at December 31, 1995, and $19.4 million at December 31, 1993. The primary component of securities at May 31, 1996, was federal agency securities, representing 47.3 percent, followed by mortgage-backed securities, representing
21.5 percent, and then interest-bearing, deposits representing 15.3 percent, for a combined total of 84.1 percent of investments including mortgage-backed securities. The securities portfolio had a weighted average yield of 6.73 percent, and the mortgage-backed securities had a weighted average yield of 6.01 percent for the five months ended May 31, 1996. The Bank's liquid assets are comprised of cash and cash equivalents and short-term government securities and represented a strong 30.5 percent of assets at May 31, 1996.

         The Bank had mortgage-backed securities with a book value of $3.9 million at May 31, 1996, which decreased from $4.2 million at December 31, 1995, and increased from $2.0 million at December 31, 1993. Mortgage-backed securities are included in total investments and shown in Exhibit 20. Mortgage-backed securities represented a moderate 21.5 percent of total investments at May 31, 1996, and a lesser 9.5 percent at December 31, 1993.


DEPOSIT ACTIVITIES

         The change in the mix of deposits from December 31, 1993, to May 31, 1996, is provided in Exhibit 21. There has been a minimal change in total deposits and a moderate change in the deposit mix during this period. Certificates of deposit witnessed a moderate increase in their share of deposits, rising from a modest 39.2 percent of deposits at December 31, 1993, to a moderate 48.5 percent at May 31, 1996. The major component of certificates had rates between 4.0 percent and 5.99 percent and consisted of 91.3 percent of certificates at May 31, 1996. At December 31, 1993, however, the major component of certificates was the zero to 3.99 percent category with 80.2 percent of certificates. Passbook accounts decreased in dollar amount from $23.0 million to $19.6 million, and their share of total deposits decreased from 55.9 percent to 46.7 percent from December 31, 1993, to May 31, 1996, with modest decreases in rates during that period. The share of passbook savings continues to be very strong. Money market accounts indicated a modest decrease in their share from 4.9 percent in 1993 to 4.8 percent at May 31, 1996. The Bank had no NOW accounts or noninterest-bearing checking accounts during these periods.

         Exhibit 22 shows the Bank's deposit activity for the three years ended December 31, 1993 to 1995, and at May 31, 1996. With interest credited, Preferred experienced net increases in deposits in fiscal years 1993 and 1995, for the five months ended May 31, 1996, and decreases in fiscal year 1994 and for the five months ended May 31, 1995. In fiscal years 1993 and 1995, there were net increases in deposits of $776,000 or 1.9 percent, and $990,000 or 2.5 percent, respectively, however withdrawals exceeded deposits when one excluded interest credited. In fiscal year 1994, a decrease in deposits of $1.1 million resulted in a 2.6 percent decrease. For the five months ended May 31, 1996, a net increase in deposit balances of $399,000 and $499,000 of interest credited, produced a net increase in deposits of $898,000 or 2.2 percent.


BORROWINGS

         Preferred has relied on retail deposits as its primary source of funds, making no use of FHLB advances during the past five fiscal years ended December 31, 1995, or during the five months ended May 31, 1996.

SUBSIDIARIES

         Preferred has one wholly-owned subsidiary, Preferred Service Corporation ("Service Corporation"). The Service Corporation was organized in 1969 as an Illinois corporation to sell casualty, disability and credit life insurance on an agency basis to the Bank's customers. The Bank's equity investment in the Service Corporation at May 31, 1996, was $4,300, and the Service Corporation has indicated minimal net income in recent periods.


OFFICE PROPERTIES

         Preferred has only one office, a home office located in southwest Chicago, near Midway Airport. Preferred owns its facility which has approximately 5,000 square feet of space and provides off-street parking and drive-in access. The Bank's investment in its office premises, including furniture, fixtures and equipment, totaled $457,000 or 0.83 percent of assets at May 31, 1996.


MANAGEMENT

         The president, chief executive officer, and managing officer of Preferred is Kim P. Rooney. Ms. Rooney joined the Bank in 1995 as president and chief executive officer, and served as a member of the board of directors since 1989. Prior to becoming president of Preferred, Ms. Rooney served as an outside attorney for the Bank. Mr. Jeffrey Przybyl is the chief financial officer of the Bank and is responsible for accounting and financial reporting functions of the Bank. Ms. Marianne Maciejewski is vice president of the Bank and is in charge of compliance and has been with the Bank since 1985. Ms. Linda Peterson is vice president in charge of lending functions and joined the Bank in 1987 as a loan officer (reference Exhibit 23).

II.      DESCRIPTION OF PRIMARY MARKET AREA

         Preferred Savings' primary market area is Cook County, Illinois, including the city of Chicago. The Bank's only office is located to the southwest of downtown Chicago near Midway Airport.

         The Bank's market area trends and economic performance have been only somewhat dependent on the overall economic trends in the market area county. The market area is characterized by dense population and similar levels of per capita income and median household income to those of Illinois, and significant deposit levels. The market area county's employment base is strongest in the areas of wholesale/retail and the services category of employment, with these two categories totaling 60.0 percent of employment for the county market area. The Bank's immediately surrounding area represents the core of the Bank's deposit customers, while the Bank's lending activity extends farther into Cook County. The market area has been characterized by a stronger presence of residents with Polish ancestry, however the outlying area is rapidly witnessing an increase in Hispanic residents.

         Exhibit 24 provides a summary of key demographic data and trends for the United States, Illinois, and Cook County for the periods of 1990, 1995, and 2000. The market area showed almost no increase in population compared to a higher increase in Illinois, while the United States showed an even higher increase. Overall, the period of 1990 to 1995 was characterized by a rise in the national population level by 5.7 percent compared to an increase in population of 3.4 percent in Illinois and a smaller increase of 0.8 percent in Cook County, which increased from 5,105,067 to 5,144,275 residents. During the period of 1995 through 2000, population is projected to continue to rise in the United States by 5.4 percent, in Illinois by 3.2 percent and in Cook County by 0.7 percent, increasing to 5,181,677 residents or 42.5 percent of the total population for Illinois. This is a decrease from 43.5 percent of the Illinois total population in 1990.

         In conformance with the United States' stronger growth trend in population, Illinois witnessed increases in households (families) of 3.4 percent and 3.1 percent from 1990 to 1995 and from 1995 to 2000, respectively. These increases exceed Cook County's increases in households for the same periods. From 1990 to 1995, the market area increased its households from 1,879,488 to 1,895,588, or by 0.9 percent. By the year 2000, the market area is projected to increase by 0.8 percent to 1,910,191 households.

         Cook County had a lower per capita income level than Illinois, but a higher income level than the United States in 1990. In 1995, Cook County had a higher per capita income level than both Illinois and the United States. Cook County's per capita income level was $17,825 in 1995 compared to a lower $17,047 for Illinois, and $16,405 for the United States. In, 1995 the per capita income level for Cook County was 4.7 percent higher than Illinois and 8.7 percent higher than the United States. Cook County exhibited higher median household income growth levels from 1990 to 1995 than both Illinois and the United States. In 1990, the United States had a median household income of $28,255 compared to $31,424 in Illinois, and $30,060 in Cook County. In 1995, Cook County had the highest median household income level at $36,543 when compared to a lower $35,865 for Illinois and $33,610 for the United States. By the year 2000 Cook County, Illinois, and the United States' median household income levels are projected to decrease by 2.0 percent, 1.0 percent, and 1.9 percent, respectively.

         Exhibit 25 provides a summary of key housing data for Cook County, Illinois, and the United States. Approximately 43.4 percent of all occupied housing units in Illinois are located in Cook County. Cook County is characterized by a lower share of owner-occupied housing at 55.5 percent compared to Illinois at 64.2 percent and the United States also at 64.2 percent. Cook County supports a rate of renter-occupied housing of 44.5 percent compared to a lower 35.8 percent for both Illinois and the United States. The median housing value for Cook County is $102,118 which is higher than Illinois' value of $80,873 by 26.3 percent, and higher than the United States median housing value of $79,098 by 29.1 percent. Cook County had a median rent of $411 which is higher than $369 for Illinois and $374 for the United States.

         The major business source of personal income by industry group in Cook County, Illinois, and the United States, based on number of employees, was the services industry contributing 35.2 percent, 32.8 percent, 34.1 percent, respectively (reference Exhibit 26). The wholesale/retail trade group was the second major source of employment in Cook County at 24.8 percent compared to
26.9 percent in Illinois, and 27.5 percent in the United States. The manufacturing industry was the third major source of employment in Cook County, Illinois, and the United States. In Cook County manufacturing contributed 19.0 percent which was lower than Illinois at 20.8 percent and the United States at
19.2 percent. The construction group, finance, insurance and real estate group, transportation/utilities group, and agriculture/mining group combined to contribute 21.0 percent of employment in Cook County, 19.5 percent in Illinois, and 19.3 percent in the United States. The mix of income sources by industry groups for Cook County was similar to Illinois' mix, in that both were dominated by the services industry. Cook County had a higher portion of employment from the finance, insurance and real estate sector and a lower portion in the agriculture/mining sector than did Illinois or the United States.

         The unemployment rate is another key economic indicator. Exhibit 27 shows the average unemployment rates for Cook County, Illinois, and the United States in 1994, 1995, and March, 1996. Cook County had higher unemployment rates than Illinois in 1994, 1995, and March, 1996. The County has seen a decrease in its unemployment rate to 5.4 percent in March, 1996, which is lower than the United States' 5.8 percent, but higher than Illinois' 5.2 percent unemployment rate. Unemployment in Cook County has declined 11.5 percent from 6.1 percent in 1994 to 5.4 percent in March, 1996, compared to a decrease in unemployment of 8.8 percent in Illinois since 1994 from 5.7 percent to 5.2 percent in 1995 and remaining at 5.2 percent in March, 1996. The United States unemployment rate decreased 14.8 percent from 6.1 percent in 1994 to 5.2 percent in 1995 and then increased by 11.5 percent to 5.8 percent in March, 1996.

         Exhibit 28 provides deposit data for banks, thrifts and credit unions in the Bank's market area. The Bank's market penetration in the market area county was $41.3 million or 0.14 percent of thrift deposits and 0.04 percent of all financial institution and credit union deposits which totaled $109.1 billion. Given the size of the market area and the high level of population, such low market share of deposits is not necessarily an accurate depiction of the Bank's strength in its immediate area.

         Exhibit 29 provides interest rate data for each quarter for the years 1992 through 1995 and for the first quarter of 1996. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. Interest rates experienced a declining trend in the first two quarters of 1992, but then began to rise in the second half of the year. In 1993 rates experienced slight volatility until the last two quarters, which indicated the beginning of a rising trend. This rising trend continued throughout all of 1994 and into the first quarter of 1995 with prime at 9.00 percent. However, throughout the remainder of 1995, interest rates saw dramatic decreases, as the prime rate fell to its 1994 year end level of 8.50 percent. Such decrease in the prime rate continued through the first quarter of 1996 as it fell to 8.25 percent. Rates on T-bills, however, witnessed an increase with 30-Year Treasury Bills experiencing the largest increase.

SUMMARY

         To summarize, the market area county represents a large and basically stable market in all areas, population, income levels, unemployment, housing values, etc. The population, the number of households, the per capita income level, and the median household income level in the market area have displayed a trend of modest growth in the mid 1990's. The market area county also had much higher median rent and median housing values, which generally correspond to high mortgage loan levels. Further, the market area county has a strongly competitive financial institution market dominated by banks with a large deposit base that exceeds $109.1 billion in deposits for the market area.

III.  COMPARABLE GROUP SELECTION

Introduction

         Integral to the valuation of Preferred is the selection of an appropriate group of publicly-traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Bank's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly-traded, SAIF-insured thrifts in the United States and all publicly-traded, SAIF-insured thrifts in the Midwest and in Illinois.

         Exhibits 30 and 31 present Thrift Stock Prices and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 334 publicly-traded, SAIF-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 30 and 31 also subclassify all thrifts by region, including the 152 Midwest thrifts ("Midwest thrifts") and the 24 thrifts in Illinois ("Illinois thrifts"), and by trading exchange. Exhibit 32 presents prices, pricing ratios and price trends for all SAIF-insured thrifts completing their conversions between July 1, 1995, and August 9, 1996.

         The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of Preferred as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of Preferred's basic operation. Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.


GENERAL PARAMETERS

Merger/Acquisition

         The comparable group will not include any institution that is in the process of a merger or acquisition due to the price impact of such a pending transaction. The thrift institutions that were potential comparable group candidates but were not considered due to their involvement in a merger/acquisition or a potential merger/acquisition include the following:

                    Institution                          State
                    -----------                          -----

         Financial Security Corp.                        Illinois

         Workingmens Capital Holdings                    Indiana

         Marshalltown Financial Corp.                    Iowa

         Mutual Bancompany                               Missouri

         Circle Financial Corp.                          Ohio

         Seven Hills Financial Corp.                     Ohio

         Third Financial Corp.                           Ohio

         Four thrift institutions in Preferred's city, county or market area are currently involved in merger/acquisition activity or have been recently so involved, as indicated in Exhibit 33.

Mutual Holding Companies

         The comparable group will not include any mutual holding companies. Mutual holding companies typically demonstrate higher price to book valuation ratios that are the result of their minority ownership structure that are inconsistent with those of conventional, publicly-traded institutions. Exhibit 34 presents pricing ratios and Exhibit 35 presents key financial data and ratios for all publicly-traded, SAIF-insured mutual holding companies in the United States. The following thrift institutions were potential comparable group candidates, but were not considered due to their mutual holding company form:

                    Institution                                  State
                    -----------                                  -----

         Webster City Federal Savings Bank, MHC                  Iowa

         Pulaski Bank, Savings Bank, MHC                         Missouri

         Wayne Savings & Loan Co., MHC                           Ohio


Trading Exchange

         It is necessary that each institution in the comparable group be listed on one of the two major stock exchanges, the New York Stock Exchange or the American Stock Exchange, or traded over-the-counter ("OTC") and listed on the National Company of Securities Dealers Automated Quotation System ("NASDAQ"). Such a listing indicates that an institution's stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 353 publicly-traded, SAIF-insured institutions, including 18 mutual holding companies, 14 are traded on the New York Stock Exchange, 17 are traded on the American Stock Exchange and 322 are listed on NASDAQ.

IPO Date

         Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to the trading date of August 9, 1996, used in this report, in order to insure at least four consecutive quarters of reported data as a publicly-traded institution. The resulting parameter is a required IPO date prior to March 31, 1995.


Geographic Location

         The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has definitely eliminated regions of the United States distant to Preferred, including the western states, the Southeastern states and the New England states.

         The geographic location parameter consists of Illinois, its surrounding states of Wisconsin, Iowa, Missouri, Kentucky and Indiana, as well as the state of Ohio, for a total of seven states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

         Asset size was another key parameter used in the selection of the comparable group. The maximum total assets for any comparable group institution considered was $350 million, due to the typically different operating strategies, expansion capabilities, liquidity of stock and acquisition appeal of larger institutions when compared to Preferred, with assets of approximately $55 million. Such an asset size parameter was necessary to obtain a comparable group of at least ten institutions.

         In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates since this characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.


SUMMARY

         Exhibits 36 and 37 show the 55 institutions considered as comparable group candidates after applying the general parameters, with the shaded lines denoting the institutions ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section.

BALANCE SHEET PARAMETERS


Introduction

         The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 36. The balance sheet ratios consist of the following:

              1.       Cash and Investments/Assets
              2.       Mortgage-Backed Securities/Assets
              3.       One- to Four-Family Loans/Assets
              4.       Total Net Loans/Assets
              5.       Total Net Loans and Mortgage-Backed Securities/Assets
              6.       Borrowed Funds/Assets
              7.       Equity/Assets

         The parameters enable the identification and elimination of thrift institutions that are distinctly different from Preferred with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from Preferred. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.


Cash and Investments to Assets

         Preferred's level of cash and investments to assets was 25.8 percent at May 31, 1996, and reflects the Bank's level of investments moderately higher than national and regional averages. The Bank's investments consist primarily of government and federal agency securities, FHLB stock and certificates in other institutions. During the past five fiscal years, Preferred's level of cash and investments to assets has averaged 30.5 percent, from a high of 37.1 percent at December 31, 1993, to a low of 25.7 percent in 1995.

         The parameter range for cash and investments is broad due to the volatility of this parameter and to prevent the elimination of otherwise good potential comparable group candidates. The range has been defined as 5.0 percent of assets to 50.0 of assets, with a midpoint of 27.5 percent.


Mortgage-Backed Securities to Assets

         At May 31, 1996, Preferred's ratio of mortgage-backed securities to assets was 7.1 percent, lower than both the regional average of 9.5 percent and the national average of 14.0 percent. Inasmuch as many institutions purchase mortgage-backed securities as an alternative to lending relative to cyclical loan demand and prevailing interest rates, this parameter is moderately broad at
20.0 percent or less of assets and a midpoint of 10.0 percent.


One- to Four-Family Loans to Assets

         Preferred's lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, including construction loans, represented 47.1 percent of the Bank's assets at May 31, 1996, which is similar to industry averages. The parameter for this characteristic requires any comparable group institution to have from 35.0 percent to 75.0 percent of its assets in one-to four-family loans with a midpoint of 55.0 percent.

Total Net Loans to Assets

         At May 31, 1996, Preferred had a ratio of total net loans to assets of
65.1 percent and a similar five fiscal year average of 63.8 percent. The parameter for the selection of the comparable group is from 40.0 percent to 85.0 percent with a midpoint of 62.5 percent. The wider range is simply due to the fact, as stated above, that many institutions purchase a greater or smaller volume of mortgage-backed securities as an alternative to lending, but may otherwise be similar to Preferred.


Total Net Loans and Mortgage-Backed Securities to Assets

         As discussed previously, Preferred's shares of mortgage-backed securities to assets and total net loans to assets were 7.1 percent and 65.1 percent, respectively, for a combined share of 72.2 percent. Recognizing the industry and regional ratios of 14.0 percent and 9.5 percent, respectively, of mortgage-backed securities to assets, the parameter range for the comparable group in this category is 45.0 percent to 95.0 percent, with a midpoint of 70.0 percent.


Advances to Assets

         Preferred had no FHLB advances at May 31, 1996, and at the end of its most recent five fiscal years. The use of borrowed funds by some thrift institutions indicates an alternative to retail deposits and may provide a source of term funds for lending. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds.

         The public demand for longer term funds increased in 1994 and the first half of 1995 due to the rise in interest rates. The result was competitive rates on longer term Federal Home Loan Bank advances, and an increase in borrowed funds by many institutions as an alternative to higher cost, long term certificates. The ratio of borrowed funds to assets, therefore, does not typically indicate higher risk or more aggressive lending, but primarily an alternative to retail deposits.

         The required range of borrowed funds to assets is 25.0 percent or less with a midpoint of 12.5 percent, similar to the national average of 12.7 percent.


Equity to Assets

         Preferred's equity to assets ratio as of May 31, 1996, was 21.93 percent. The equity to assets ratio for Preferred after conversion, based on the midpoint value of $16,500,000 and net proceeds to the Bank of approximately $8.0 million, is projected to stabilize in the area of 34.0 percent. Based on those equity ratios, we have defined the equity ratio parameter to be 8.0 percent to
30.0 percent with a midpoint ratio of 19.0 percent.


PERFORMANCE PARAMETERS

Introduction

         Exhibit 37 presents five parameters identified as key indicators of Preferred's earnings performance and the basis for such performance. The primary performance indicator is the Bank's return on average assets ("ROAA"). The second performance indicator is the Bank's return on average equity ("ROAE"). To measure the Bank's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Bank is noninterest income, and the parameter used to measure this factor is noninterest income to assets. The final performance indicator that has been identified is the Bank's ratio of operating expenses to assets (noninterest expenses to assets), a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities which results in much higher operating costs and overhead ratios.


Return on Average Assets

         The key performance parameter is the ROAA. Preferred's most recent ROAA was 1.87 percent for the twelve months ended May 31, 1996, based on both net and core earnings after taxes, as detailed in Item I of this report and presented in
Exhibit 7. The Bank's ROAA over the past five calendar years, based on net earnings, has ranged from a low of 1.46 percent in 1994 to a high of 1.99 percent in 1995 with an average ROAA of 1.80 percent. For the four quarters following conversion in late 1996, Preferred's ROAA is projected to range between 2.00 percent and 2.25 percent, remaining within that range through the end of 1998.

         Considering primarily the historical, current and projected earnings performance of Preferred, the range for the ROAA parameter based on net income has been defined as 1.00 percent to a high of 2.00 percent with a midpoint of
1.50 percent.


Return on Average Equity

         The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Bank's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the newness of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

         The consolidated ROAE for the Bank and the Corporation on a pro forma basis at the time of conversion is 5.32 percent based on the midpoint valuation. Prior to conversion, the Bank's ROAE was 8.64 percent for the twelve months ended May 31, 1996, based on net and core income, with a five year average ROAE of 10.04 percent. The parameter range for the comparable group, based on net income, is from 4.0 percent to 15.0 percent with a midpoint of 9.5 percent.


Net Interest Margin

         Preferred had a net interest margin of 5.10 percent based on the twelve month period ended May 31, 1996. The Bank's range of net interest margin for the past five fiscal years has been from a low of 4.25 percent in 1991 to a high of
5.13 percent in 1995 with an average of 4.94 percent.

         The parameter range for the selection of the comparable group is from a low of 2.75 percent to a high of 5.25 percent with a midpoint of 4.00 percent.


Operating Expenses to Assets

         Preferred had a lower than average operating expense to average assets ratio of 1.89 percent for the twelve months ended May 31, 1996. The Bank's ratio of operating expenses to average assets for the last five years has ranged from a low of 1.26 percent in 1993 to a high of 1.91 percent in 1995 with an average of 1.58 percent, considerably lower than the industry average of approximately
2.29 percent.

         The operating expense to assets parameter for the selection of the comparable group is from a low of 1.50 percent to a high of 2.75 percent with a midpoint of 2.13 percent.


Noninterest Income to Assets

         Preferred has experienced a lower than average dependence on noninterest income as a source of additional income. The Bank's noninterest income to average assets was 0.11 percent for the twelve months ended May 31, 1996, which is below the industry average of 0.44 percent for that period. Preferred's noninterest income for the past five fiscal years, including gains and losses, as fluctuated from a high of 0.29 percent of assets in 1992 to a low of (0.56) percent in 1994.

         The range for this parameter for the selection of the comparable group is 0.7 percent of assets or less, with a midpoint of 0.35 percent.


ASSET QUALITY PARAMETERS

Introduction

         The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 37. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position similar to that of Preferred. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.

Nonperforming Assets to Assets Ratio

         Preferred's ratio of nonperforming assets to assets was 1.09 percent at May 31, 1996, which is lower than the national average of 1.28 percent, but higher than the Midwest regional average of 0.56 percent and an improvement from its ratio of 3.92 percent at December 31, 1995. For its most recent five fiscal years, the Bank's ratio increased significantly from a low of 0.21 percent at February 28, 1993, to a high of 1.45 percent at December 31, 1995, with a five year average of 0.62 percent.

         The parameter range for nonperforming assets to assets has been defined as 1.25 percent of assets or less with a midpoint of 0.63 percent.


Repossessed Assets to Assets

         Preferred was absent repossessed assets at May 31, 1996, and at the end of its most recent five fiscal years. National and regional averages were 0.63 percent and 0.48 percent, respectively, at May 31, 1996.

         The range for the repossessed assets to total assets parameter is 0.20 percent of assets or less with a midpoint of 0.1 percent.


Loans Loss Reserves to Assets

         Preferred had a loan loss reserve or allowance for loan losses of $186,000, representing a loan loss allowance to total assets ratio of 0.34 percent at May 31, 1996, which is higher than its ratios of 0.25 percent 0.26 percent at December 31, 1995 and 1994, respectively, due to a provision of $50,000 applied during the second quarter of 1996.

         The loan loss allowance to assets parameter range used for the selection of the comparable group focused on a minimum required ratio of 0.15 percent of assets.


THE COMPARABLE GROUP

         With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 38, 39 and 40. The comparable group institutions range in size from $76.7 million to $319.6 million with an average asset size of $186.3 million and have an average of 3.8 offices per institution compared to Preferred with assets of $55.9 million and 1 office. One of the comparable group institutions was converted in 1987, one in 1992, two in 1993, five in 1994 and one in 1995.

         Exhibit 41 presents a comparison of Preferred's market area demographic data with that of each of the institutions in the comparable group.

SUMMARY OF COMPARABLE GROUP INSTITUTIONS

         CB Bancorp, Inc., Michigan City, Indiana, is a holding company for Community Bank, FSB. The Bank serves the Northwestern corner of Indiana with two offices in Michigan City and one in LaPorte, Indiana. The Bank also owns a subsidiary that specializes in tax preparation and management services for the general public. At the end of it most recent quarter, the Bank reported total assets of $195.7 million, and equity of $19.3 million or 9.86 percent of assets. For its most recent four quarters, the Bank's ROA was 1.38 percent and its return on equity was 14.64 percent.

         Community Investors Bancorp, Inc., Bucyrus, Ohio, is the holding company for First Federal Savings and Loan Association of Bucyrus. The Association serves its Crawford County, Ohio, market with three offices, two in Bucyrus and one in New Washington. As of its most recent quarter, the Association had assets of $85.8 million and equity of $11.9 million, and reported an ROAA of 1.01 percent and an ROAE of 6.98 percent.

         Enterprise Federal Bancorp, Lockland, Ohio, is the holding company for Enterprise Federal Savings Bank, which operates five offices in the Cincinnati, Ohio, area. With assets of $203.4 million and equity of $31.5 million, Enterprise reported an ROAA of 1.03 percent and an ROAE of 5.52 percent for its most recent four quarters.

         FCB Financial Corporation, Neenah, Wisconsin, is the holding company for Fox Cities Bank, F.S.B., a federally chartered savings bank. The Bank originates one- to four-family residential mortgage loans, construction loans, commercial real estate loans and consumer loans, operating six offices serving East Central Wisconsin. As of the most recent quarter, the Bank had assets of $255.7 million, equity of $47.2 million and an ROAA of 1.03 percent

         Marion Capital Holdings, Inc., Marion, Indiana, is the holding company for First Federal Savings Bank of Marion, with two full service offices serving the City of Marion and Marion County. At the end of its most recent quarter, the Bank had assets of $177.8 million and equity of $41.5 million and indicated an ROAA of 1.41 percent and an ROAE of 5.86 percent for its trailing four quarters.

         Milton Federal Financial Corporation, West Milton, Ohio, is the holding company for Milton Federal Savings and Loan Association. The Association operates two full service offices, one in West Milton, Ohio, in Miami County and the other in Englewood, Ohio, in Montgomery County. Milton Federal has assets of $178.3 million, equity of $33.8 million and an ROAA of 1.04 percent for its most recent four quarters.

         Northwest Equity Corporation, Amery, Wisconsin, is the unitary thrift holding company for Northwest Savings Bank, a community oriented institution with three offices serving Polk County. The Bank had assets of $91.8 million and equity of $11.7 million at the close of its most recent quarter and reported an ROAA of 1.00 percent and an ROAE of 6.91 percent for its trailing four quarters.

         Peoples Bancorp, Auburn, Indiana, is the savings and loan holding company for Peoples Federal Savings Bank of Dekalb County. The Bank operates four branches in Columbia City, Garrett, Kendalville and LaGrange, Indiana. For the last four quarters, the Bank had an ROAA of 1.45 percent and an ROAE of 9.51 percent, based on assets of $278.0 million and equity of $43.3 million at the end of its most recent quarter.

         Statefed Financial Corp., Des Moines, Iowa, is the holding company for State Federal Savings and Loan Association of Des Moines, operating two offices in Polk County, Iowa. The Association has total assets of $76.7 million and equity of $14.9 million and reported an ROAA of 1.19 percent for its most recent four quarters.

         Western Ohio Financial Corporation, Springfield, Ohio, is the holding company for Springfield Federal Savings and Loan Association. The Association operates six full-service offices serving Clark and Hamilton Counties. The Association had assets of $319.6 million and equity of $58.2 million at the end of its most recent quarter and reported an ROAA of 1.12 percent and an ROAE of
4.19 percent for its trailing four quarters.

IV.  ANALYSIS OF FINANCIAL PERFORMANCE

         This section reviews and compares the financial performance of Preferred to all thrifts, regional thrifts, Illinois thrifts and the ten institutions constituting Preferred's comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 42 through 47.

         As presented in Exhibits 42 and 43, at May 31, 1996, Preferred's total equity of 21.93 percent of assets was considerably higher than the 16.59 percent for the comparable group, and also higher than the 12.85 percent ratio of all thrifts, the 14.13 percent ratio for Midwest thrifts, and the 13.45 percent ratio for Illinois thrifts. The Bank had a 65.09 percent share of net loans in its asset mix, lower than the comparable group at 71.23 percent, but similar to all thrifts at 66.68 percent, Midwest thrifts at 68.26 percent and Illinois thrifts at 65.98 percent. Preferred's share of net loans, similar to industry averages, is the result of its higher level of cash and investments of 25.84 percent and its lower level of mortgage-backed securities of 7.08 percent. The comparable group had a similar 6.00 percent share of mortgage-backed securities, and a lower 20.70 percent share of cash and investments. All thrifts had 14.02 percent of assets in mortgage-backed securities and 14.97 percent in cash and investments. Preferred's share of deposits of 76.47 percent was higher than the comparable group and the three geographic categories, reflecting the Bank's absence of FHLB advances and higher equity level. The comparable group had deposits of 68.49 percent and borrowings of 13.46 percent. All thrifts averaged a 72.92 percent share of deposits and 12.77 percent of borrowed funds, while Midwest thrifts had a 71.94 percent share of deposits and an 12.71 percent share of borrowed funds. Illinois thrifts averaged a 73.52 percent share of deposits and a 11.56 percent share of borrowed funds. Preferred was absent goodwill and other intangibles, compared to 0.11 percent for the comparable group, 0.32 percent for all thrifts, 0.15 percent for Midwest thrifts and 0.13 percent for Illinois thrifts.

         Operating performance indicators are summarized in Exhibits 44 and 45 and provide a synopsis of key sources of income and key expense items for Preferred in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

         As shown in Exhibit 46, for the twelve months ended May 31, 1996, Preferred had a yield on average interest-earning assets higher than the comparable group and all geographical categories. The Bank's yield on interest-earning assets was 8.44 percent compared to the comparable group at
8.05 percent, all thrifts at 7.73 percent, Midwest thrifts at 7.71 percent and Illinois thrifts at 7.49 percent.

         The Bank's cost of funds for the twelve months ended May 31, 1996, was lower than the comparable group and all geographical categories for their most recent four quarters. Preferred had an average cost of interest-bearing liabilities of 4.14 percent compared to 5.10 percent for the comparable group,
4.91 percent for all thrifts, 5.01 percent for Midwest thrifts and 4.87 for Illinois thrifts. The Bank's interest income and interest expense ratios resulted in an interest rate spread of 4.30 percent, which was higher than the comparable group at 2.95 percent, all thrifts at 2.82 percent, Midwest thrifts at 2.70 percent, and Illinois thrifts at 2.63 percent. Preferred demonstrated a strong net interest margin of 5.10 percent for the twelve months ended May 31, 1996, based on average interest-earning assets, which was considerably higher than the comparable group ratio of 3.78 percent. All thrifts averaged a lower
3.34 percent net interest margin for the trailing four quarters, as did Midwest thrifts at 3.32 percent and Illinois thrifts at 3.18 percent.

         Preferred's major source of income is interest earnings, as is evidenced by the operations ratios presented in Exhibit 45. The Bank made a $50,000 provision for loan losses during the twelve months ended May 31, 1996, which reflects the Bank's moderate level of nonperforming assets and classified assets. The comparable group indicated a provision representing 0.10 percent of assets, with all thrifts at
0.11 percent, Midwest thrifts at 0.08 percent and Illinois thrifts at 0.08 percent.

         The Bank's non-interest income was $61,000 or 0.11 percent of average assets for the twelve months ended May 31, 1996. Such non-interest income was significantly lower than the comparable group at 0.23 percent of assets, all thrifts at 0.44 percent, Midwest thrifts at 0.40 percent and Illinois thrifts at
0.40 percent. For the twelve months ended May 31, 1996, Preferred's operating expense ratio was 1.89 percent, lower than the comparable group and the three geographical averages. The comparable group's operating expense ratio was 2.05 percent, while all thrifts averaged 2.29 percent, Midwest thrifts averaged 2.20 percent and Illinois thrifts averaged 2.33 percent.

         The overall impact of Preferred's income and expense ratios is reflected in the Bank's income and return on assets. The Bank had a strong ROAA, based on both net and core income, of 1.87 percent for the twelve months ended May 31, 1996. For its most recent four quarters, the comparable group had a lower ROAA of 1.17 percent based on net income and an even lower ROAA of 1.06 percent based on core income. All thrifts averaged a lower net ROAA of 0.87 percent, while Midwest thrifts and Illinois thrifts averaged a higher 0.92 percent and 0.74 percent, respectively. All thrifts indicated a core ROAA of
0.80 percent, while Midwest thrifts and Illinois thrifts averaged a core ROAA of
0.86 percent and 0.69 percent, respectively, considerably lower than the Bank.

V.   MARKET VALUE ADJUSTMENTS

         This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Preferred with the comparable group. These adjustments will take into consideration such key items as earnings performance, market area, financial condition, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be remembered that all of the institutions in the comparable group have their differences, and as a result, such adjustments become necessary.


EARNINGS PERFORMANCE

         In analyzing earnings performance, consideration was given to the level of net interest income, the level and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings, the level of current and historical classified assets and real estate owned, the level of valuation allowances to support any problem assets or nonperforming assets, the level and volatility of non-interest income, and the level of non-interest expenses.

         As discussed earlier, the Bank's historical business philosophy has focused on maintaining its strong level of net interest income, reducing its current level of nonperforming assets, establishing a reasonable level of interest sensitive assets relative to interest sensitive liabilities, maintaining its stable and strong net earnings level, maintaining an adequate level of general valuation allowances to reduce the impact of any unforeseen losses on real estate owned and closely scrutinizing and maintaining its lower level of overhead expenses. The Bank's current philosophy will continue to focus on striving to further increase its strong net interest spread and net interest margin through more active lending, increase its net income and return on assets and increase its level of interest sensitive assets relative to interest sensitive liabilities.

         Earnings are often related to an institution's ability to generate loans. The Bank was an active originator of mortgage loans in fiscal years 1993 to 1995. During the twelve months ended May 31, 1996, originations were similar to those in fiscal year 1993, lower than in fiscal year 1994 and higher than in fiscal year 1995. Originations during the twelve months ended May 31, 1996, were approximately 6.0 percent lower than in fiscal year 1994, but approximately 23.0 percent higher than in fiscal year 1995, with a the majority of such increase in the categories of commercial and multi-family real estate loans. Preferred experienced a significant decreasing trend in principal repayment levels from fiscal year 1993 to fiscal year 1995. Notwithstanding a modest increase in principal repayments during the twelve months ended May 31, 1996, related to moderating interest rates in late 1995, which was more than offset by the previously mentioned increase in originations during that period, the Bank's net loans increased steadily by $4.9 million or 15.9 percent from December 31, 1993 to May 31, 1996. The Bank's focus in fiscal years 1993, 1994 and 1995, and for the twelve months ended May 31, 1996, was on the origination of one- to four-family mortgage loans, with that loan category constituting 84.4 percent,
73.5 percent, 71.1 percent and 62.8 percent of total origination in those four periods, respectively. In those four periods, the second largest category of originations was commercial real estate loans, followed by multi-family real estate loans and deposit loans. The impact of these primary lending efforts has been to generate a yield on average interest-earning assets of 8.44 percent for Preferred for the twelve months ended May 31, 1996, compared to 8.05 percent for the comparable group, 7.73 percent for all thrifts and 7.71 for Midwest thrifts. The Bank's level of interest income to average assets was 8.10 percent for the twelve months ended May 31, 1996, which was higher than the comparable group at
7.65 percent, Midwest thrifts at 7.41 percent and all thrifts at 7.42 percent for their most recent four quarters.

         The Bank's net interest margin of 5.10 percent, based on average interest-earning assets for the twelve months ended May 31, 1996, was considerably higher than the comparable group at 3.78 percent and more significantly higher than all thrifts at 3.32 percent. Preferred's cost of interest-bearing liabilities of 4.14 percent for the twelve months ended May 31, 1996, was lower than the comparable group at 5.10 percent, and also lower than all thrifts at 4.91 percent and Midwest thrifts at 5.01 percent. Preferred's net interest spread of 4.30 percent for the twelve months ended May 31, 1996, was much higher than the comparable group at 2.95 percent, Midwest thrifts at 2.70 percent and all thrifts at 2.82 percent.

         The Bank's ratio of noninterest income to assets was 0.11 percent for the twelve months ended May 31, 1996, lower than the comparable group at 0.23 percent, all thrifts at 0.44 percent and Midwest thrifts at 0.40 percent. The Bank has indicated lower noninterest income relative to the comparable group, but its operating expenses have also been lower than the comparable group, as well as Midwest thrifts and all thrifts. For the twelve months ended May 31, 1996, Preferred had an operating expenses to assets ratio of 1.89 percent compared to a higher 2.05 percent for the comparable group, 2.29 percent for all thrifts and 2.20 percent for Midwest thrifts.

         For the twelve months ended May 31, 1996, Preferred generated lower levels of noninterest income, modestly lower levels of noninterest expenses, and a much higher net interest margin relative to its comparable group. As a result, the Bank's net income level was considerably higher than its comparable group for the twelve months ended May 31, 1996. Based on net earnings, the Bank had a return on average assets of 1.74 percent in fiscal year 1992, 1.96 percent in fiscal year 1993, 1.83 percent in the ten-month fiscal year ended December 31, 1993, 1.46 percent in fiscal year 1994, 1.99 percent in fiscal year 1995, and
1.87 percent for the twelve months ended May 31, 1996. For its most recent four quarters, the comparable group had a lower ROAA of 1.17 percent, while all thrifts indicated a lower 0.80 percent. The Bank's core or normalized earnings as shown in

Exhibit 7 were identical to net earnings, indicating a 1.87 percent core return on assets for the most recent twelve months ended May 31, 1996. That core ROAA was higher than the comparable group at 1.06 percent, all thrifts at 0.80 percent and lower than Midwest thrifts at 0.86 percent.

         Preferred's earnings stream will continue to be largely dependent on the overall trends in interest rates, with the consistency and reliability of its non-interest income constituting a modest factor. The Bank's cost of interest-bearing liabilities will continue to adjust upward as deposits reprice at higher rates and continue their gradual movement toward longer term instruments. This upward pressure on savings costs is likely to continue based on current rates, although the rate of increase may subside somewhat during the next few years. In recognition of the foregoing earnings related factors, a moderate upward adjustment has been made to Preferred's pro forma market value for earnings performance.


MARKET AREA

         Preferred's primary market area consists of Cook County, Illinois, including the City of Chicago, the location of the Bank's home office. As discussed in Section II, this market area has evidenced lower population growth in relation to the comparable group markets. Per capita and household income levels are similar to state averages but above both the national and the comparable group averages. The unemployment rate in Preferred's market area county averaged 5.4 percent in March, 1996, compared to 5.2 percent for Illinois and 5.8 percent for the United States. The market area county is also characterized by a higher median housing value than Illinois, the United States and the comparable group. The market area is largely urban, with the manufacturing industry as the major industrial group, followed by the services sector with the wholesale/retail sector third. The level of financial competition is strong and dominated by the Banking industry.

Preferred's deposits showed very modest growth in fiscal years 1993, 1994 and 1995 as deposits, including interest, were similar to withdrawals. In fiscal year 1995, deposits exceeded withdrawals by 2.5 percent, and in the first five months of 1996, deposits increased 2.2 percent or 5.3 percent, annualized. In recognition of all these factors, we believe that a minimum downward adjustment is warranted for the Bank's market area.


FINANCIAL CONDITION

         The financial condition of Preferred is discussed in Section I and shown in Exhibits 1, 2, 5, 15, 16 and 17, and is compared to the comparable group in Exhibits 40, 42 and 43. The Bank's total equity ratio before conversion was 21.93 percent at May 31, 1996, which was moderately higher than the comparable group at 16.59 percent and more significantly higher than Midwest thrifts at 14.13 percent and all thrifts at 12.85 percent. With a conversion at the midpoint, the Corporation's pro forma equity to assets ratio will increase to 36.75 percent, and the Bank's pro forma equity to assets ratio will increase to 34.11 percent.

         The Bank's mix of assets indicates some area of significant variation from its comparable group. Preferred had a lower share of net loans at 65.09 percent of total assets at May 31, 1996, compared to the comparable group at
71.23 percent, but a similar share to all thrifts at 66.68 percent. The Bank's
25.84 percent share of cash and investments was modestly higher than the comparable group at 20.70 percent and more significantly higher than all thrifts at 14.97 percent and Midwest thrifts at 18.00 percent. Preferred's ratio of mortgage-backed securities to total assets was 7.08 percent, generally in line with the comparable group at 6.00 percent, but lower than all thrifts at 14.02 percent. The Bank had a higher share of deposits at 76.47 percent with no FHLB advances, compared to the comparable group's 68.49 percent in deposits and 13.46 percent in borrowed funds.

         At May 31, 1996, the Bank was absent both goodwill and repossessed real estate compared to 0.04 percent and 0.63 percent of repossessed real estate for the comparable group and all thrifts, respectively. Preferred was also absent goodwill and repossessed assets at the close of fiscal years 1992 through 1995. The financial condition of Preferred is further affected by its level of nonperforming assets at 1.09 percent of assets at May 31, 1996, compared to a lower 0.53 percent for the comparable group. The Bank's ratio of nonperforming assets to total assets increased from 0.45 percent in fiscal year 1992 to 1.45 percent at December 31, 1995, before decreasing to its May 31, 1996, level of
1.09 percent.

         Due to the Bank's origination of only fixed-rate mortgage loans, its interest rate risk and sensitivity measure are less favorable than industry averages and it currently is reporting a negative one year gap of 46.02 percent.

         The Bank had a higher share of high risk real estate loans at 18.70 percent compared to 13.79 percent for the comparable group and 14.77 percent for all thrifts. Preferred had $186,000 in general valuation allowances or 10.81 percent of nonperforming assets at May 31, 1996, compared to the comparable group's higher 117.26 percent, with Midwest thrifts at 147.40 percent and all thrifts at a lower 87.73 percent. The Bank's ratio is reflective of its current and historical absence of repossessed real estate.

         Overall, we believe that a minimum upward adjustment is warranted for Preferred's current financial condition.

DIVIDEND PAYMENTS

         Preferred has not indicated its intention to pay an initial cash dividend. The future payment of cash dividends will be dependent upon such factors as earnings performance, capital position, growth level, and regulatory limitations. Eight of the ten institutions in the comparable group pay cash dividends for an average dividend yield of 3.66 percent for those nine institutions, and an average dividend yield of 2.93 percent for all ten institutions.

         Currently, many thrifts are committing to initial cash dividends in comparison to the more common absence of such a dividend commitment in 1994 and 1995 conversions. As a result, we believe that a minimum downward adjustment to the pro forma market value is warranted at this time related to dividend payments.


SUBSCRIPTION INTEREST

         The general interest in thrift conversion offerings was often difficult to gauge in 1995. Based upon recent offerings, subscription and community interest weakened significantly in early 1995 but regained some strength by the second half of the year. Such interest has frequently been directly related to the financial performance and condition of the thrift institution converting, the strength of the local economy, general market conditions and aftermarket price trends.

         Preferred will focus its offering to depositors and residents in the market area. The board of directors and officers anticipate purchasing approximately $950,000 or 5.76 percent of the conversion stock based on the appraised midpoint valuation. Preferred will form an 8.0 percent ESOP, which plans to purchase stock in the initial offering. Additionally, the Prospectus specifies that in the subscription offering, no person or single account holder may purchase more than $150,000 of the Corporation's common stock, or one-tenth of one percent of the total shares offered in the conversion, whichever is greater.

         The Bank has secured the services of Charles Webb & Company ("Webb") to assist the Bank in the marketing and sale of the conversion stock. Based on the size of the offering, current market conditions, local market interest and the terms of the offering, we believe that a minimum downward adjustment is warranted for the Bank's anticipated subscription interest.


LIQUIDITY OF THE STOCK

         Preferred will offer its shares through concurrent subscription and community offerings with the assistance of Webb. If necessary, Webb will conduct a syndicated community offering upon the completion of the subscription and community offering. Preferred will pursue two market makers for the stock. The Bank's offering is smaller in size to that of the comparable group, considerably below the national average and, more significantly, approximately 77.5 percent below the Illinois average. It is likely, therefore, that the stock of Preferred will be somewhat less liquid than thrift stocks nationally and in its Illinois market area. Therefore, we believe that a moderate downward adjustment to the pro forma market value is warranted at this time relative to the liquidity of the stock.

MANAGEMENT

         The president and chief executive officer of Preferred is Kimberly P. Rooney, who has held that position and that of director since 1995. Prior to joining the Bank as president, Ms. Rooney was in private law practice in Cicero, Illinois, and also served as attorney for the Bank. Ms. Rooney continues the concerted efforts of management to increase deposits and market share and to strengthen local lending activity.

         Preferred has been able to strengthen its equity position over the past several years and its earnings, net interest spread and net interest margin have been both strong and stable since 1992 and are significantly higher than comparable group and industry averages. It is our opinion that a minimum upward adjustment to the pro forma market value is warranted for management.


MARKETING OF THE ISSUE

         The response to a newly issued thrift institution stock is more difficult to predict, due to the volatility of new thrift stocks. Further, with each conversion, there is a high level of uncertainty with regard to the stock market particularly thrift institution stocks and interest rate trends. The impact of recent increases in interest rates has made it more difficult for more thrift institutions to strengthen their earnings and resulted in downward market prices. Recent conflicts of opinion on interest rate trends and the recent rise in interest rates have resulted in some significant stock volatility. Further, the impact of the difference in a thrift's premium level on deposits compared to BIF-insured institutions is another key concern, along with the one time assessment of SAIF-insured thrifts to increase the capitalization of the SAIF insurance fund.

         The necessity to build a new issue discount into the stock price of a converting thrift has prevailed in the thrift industry in recognition of higher uncertainty among investors as a result of the thrift industry's dependence on interest rate trends. We believe that a new issue discount applied to the price to book valuation approach continues and is considered to be reasonable and necessary in the pricing of the Corporation, and we have made a maximum downward adjustment to the Corporation's pro forma market value in recognition of the new issue discount.

VI.      VALUATION METHODS

         Under normal stock market conditions, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm is the price to book value ratio method. The focus on the price to book value method is due to the volatility of earnings in the thrift industry. As earnings in the thrift industry improved in late 1993, 1994 and 1995, there has been more emphasis placed on the price to earnings method, but the price to book value method continues to be the primary valuation method. These two pricing methods have both been used in determining the pro forma market value of the Corporation.

         In recognition of the volatility and variance in earnings due to fluctuations in interest rates, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, a third valuation method has been used, the price to net assets method. The price to net assets method is used less often for valuing ongoing institutions; however, this method becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

         In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value, the maximum of the range being 115.0 percent of the pro forma market value, and a super maximum being 115.0 percent of the maximum. The pro forma market value or appraised value will also be referred to as the "midpoint value".

PRICE TO BOOK VALUE METHOD

         The price to book value method focuses on a thrift institution's financial condition, and does not give as much consideration to the institution's performance as measured by net earnings. Therefore, this method is sometimes considered less meaningful for institutions that do provide a consistent earnings trend. Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution's financial condition rather than earnings performance.

         Consideration was given to the adjustments to the Bank's pro forma market value discussed in Section V. Minimum upward adjustments were made for financial condition and management. A moderate upward adjustment was made for earnings performance. Minimum downward adjustments were made for market area, dividend payments and subscription interest. A moderate downward adjustment was made for the liquidity of the stock. A maximum downward adjustment was made for the marketing of the issue.

         Exhibit 48 shows the average and median price to book value ratios for the comparable group which were 89.48 percent and 88.18 percent, respectively. The total comparable group indicated a moderately wide range, from a low of
76.21 percent (Northwest Equity Corp.) to a high of 104.93 percent (CB Bancorp, Inc.). This variance cannot be attributed to any one factor such as the institution's equity ratio or earnings performance. Excluding the low and the high in this group, the price to book value range narrowed only slightly from a low of 82.37 percent to a high of 104.28 percent.

         Taking into consideration all of the previously mentioned items in conjunction with the adjustments made in Section V, we have determined a pro forma price to book value ratio of 63.39 percent at the midpoint and ranging from a low of 58.73 percent at the minimum to a high of 71.21 percent at the super maximum for the Corporation, which is strongly influenced by the Bank's local market and subscription interest in thrift stocks. Further, the Bank's equity to assets after conversion will be 36.75 percent compared to

16.59 percent for the comparable group. Based on this price to book value ratio and the Bank's equity of $12,029,000 at May 31, 1996, the indicated pro forma market value for the Bank using this approach is $16,498,581 (reference Exhibit
49).


PRICE TO EARNINGS METHOD

         The focal point of this method is the determination of the earnings base to be used and secondly, the determination of an appropriate price to earnings multiple. The recent earnings position of Preferred is displayed in
Exhibit 3, indicating after tax net earnings for the twelve months ended May 31, 1996, of $1,006,000. Exhibit 7 indicates the derivation of the Bank's identical core or normalized earnings of $1,006,000 for the twelve months ended May 31, 1996. To arrive at the pro forma market value of the Bank by means of the price to earnings method, we used the net and core earnings base of $1,006,000.

         In determining the price to earnings multiple, we reviewed the range of price to core earnings multiples for the comparable group and all publicly-traded thrifts. The average price to net earnings multiple for the comparable group was 13.97, while the median was 13.47. The average price to core earnings multiple was 16.35, and the median multiple was 15.29. The comparable group's price to net earnings multiple was lower than the average for all publicly-traded thrifts of 16.28, but higher than their median of 13.48. The price to core earnings multiple for all publicly-traded thrifts was also higher than the comparable group with an average at 17.66 times core earnings and a median at 14.52 times core earnings. The range in the price to net earnings multiple for the comparable group was from a low of 8.21 (CB Bancorp, Inc.) to a high of 19.95 (Western Ohio Financial Corp.). The primary range in the price to net earnings multiple for the comparable group excluding the high and low ranges was from a low price to earnings multiple of 11.14 to a high of 16.83 times earnings for eight of the ten institutions in the group.

         Consideration was given to the adjustments to the Corporation's pro forma market value discussed in Section V. In recognition of these adjustments, we have determined a price to earnings multiple of 12.80 based on Preferred's net and core earnings of $1,006,000 for twelve months ended May 31, 1996. Based on such an earnings base of $1,006,000 and a price to earnings multiple of 12.80 (reference Exhibits 48 and 49), the pro forma market value of the Corporation using the price to core earnings ratio method is $16,501,667 at the midpoint. The range in the price to core earnings multiple is from a low of 11.26 at the minimum of the range to a high of 15.77 at the super maximum of the range.


PRICE TO NET ASSETS METHOD

         The final valuation method is the price to net assets method. This method is not as frequently used due to the fact that it does not focus as much on an institution's equity position or earnings performance. Exhibit 48 indicates that the average price to net assets ratio for the comparable group was 14.85 percent and the median was 15.27 percent. The range in the price to net assets ratios for the comparable group varied from a low of 10.36 percent (CB Bancorp, Inc.) to a high of 21.75 percent (Marion Capital Holdings). It narrows modestly with the elimination of the two extremes in the group to a low of 10.56 percent and a high of 16.71 percent.

         Based on the adjustments made previously for Preferred, it is our opinion that an appropriate price to net assets ratio for the Corporation is
23.29 percent which is higher than the comparable group at 14.85 and ranges from a low of 20.51 percent at the minimum to 28.68 percent at the super maximum. Based on the Bank's May 31, 1996, asset base of $54,853,000, the indicated pro forma market value of the Corporation using the price to net assets method is $16,498,249 (reference Exhibit 49).

VALUATION CONCLUSION

         Exhibit 54 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the valuation approaches. At the midpoint value, the price to book value ratio of 63.39 percent for the Corporation represents a discount of 29.15 percent relative to the comparable group and decreases to 20.71 percent at the super maximum. The identical price to net earnings and core earnings multiple of
12.80 for the Corporation at the midpoint value indicates a discount of 8.38 percent, changing to a premium of 12.86 percent at the super maximum. The price to assets ratio at the midpoint represents a premium of 56.86 percent, increasing to a premium of 93.13 percent at the super maximum.

         It is our opinion that as of August 9, 1996, the pro forma market value of the common stock to be issued of the Corporation is $16,500,000 representing 1,650,000 shares at $10.00 per share. The valuation range for this stock is from a minimum of $14,025,000 or 1,402,500 shares at $10.00 per share to a maximum of $18,975,000 or 1,897,500 shares at $10.00 per share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value. The super maximum is $21,821,250 or 2,182,175 shares at $10.00 per share (reference Exhibits 50 to 53). The appraised value of PS Financial, Inc. as of August 9, 1996, is $16,500,000.

                                   NUMERICAL


                                    EXHIBITS

                                    EXHIBIT 1


                             PREFERRED SAVINGS BANK
                                CHICAGO, ILLINOIS

                                  BALANCE SHEET
                    At May 31, 1996, and At December 31, 1995


                                                                   May 31,           December 31,
                                                                    1996                1995
                                                               -------------         -------------
                               ASSETS                           (Unaudited)

                                                                          (In thousands)

    Cash on hand and in banks                                    $    362              $    916
    Interest-bearing term deposit accounts in other
      financial institutions                                        2,510                 2,838
                                                                 --------              --------
           Total cash and cash equivalents                          2,872                 3,754

    Interest-bearing term deposits in other financial
      institutions                                                    248                   248
    Securities available-for-sale                                  11,058                 9,739
    Mortgage-backed securities available-for-sale                   3,884                 4,220
    Securities held-to-maturity                                      --                    --
    Loans receivable, net                                          35,701                34,525
    Federal Home Loan Bank stock                                      362                   341
    Premises and equipment, net                                       457                   467
    Accrued interest receivable                                       247                   181
    Other assets                                                       24                    45
                                                                 --------              --------

          TOTAL ASSETS                                           $ 54,853              $ 53,520
                                                                 ========              ========


                       LIABILITIES AND EQUITY

LIABILITIES
    Deposits                                                     $ 41,945              $ 41,047
    Advances from borrowers for taxes and insurance                   409                   459
    Other liabilities and deferred income taxes                       470                   290
                                                                 --------              --------

           TOTAL LIABILITIES                                       42,824                41,796

EQUITY
    Retained earnings, substantially restricted                    12,107                11,667
    Net unrealized gain (loss) on securities
      available-for-sale                                              (78)                   57
                                                                 --------              --------
                                                                   12,029                11,724
                                                                 --------              --------

            TOTAL LIABILITIES AND EQUITY                         $ 54,853              $ 53,520
                                                                 ========              ========





Source: Preferred Savings Bank's audited and unaudited financial statements

                                    EXHIBIT 2

                             PREFERRED SAVINGS BANK
                                CHICAGO, ILLINOIS

                                  BALANCE SHEET
                         At December 31, 1993 and 1994,
                   At February 29, 1992, and February 28, 1993



                                                                                  December 31,         February 28,  February 29,
                                                                             ----------------------    --------------------------
                               ASSETS                                          1994         1993         1993          1992
                                                                             ----------   ---------    ---------     ---------
                                                                                                   (In thousands)

Cash on hand and in banks                                                     $    620       $    981       $    193       $    379
Short-term investments
     Interest-bearing deposit accounts in other
       financial institutions                                                      809          2,479            167            169
     Federal funds sold, repurchase agreements
       and other short-term investments                                           --            2,414          2,085          5,149
                                                                              --------       --------       --------       --------
           Total cash and cash equivalents                                       1,429          5,874          2,445          5,697
Interest-bearing term deposits in other financial
     institutions                                                                5,251          4,671          4,297          4,196
Securities available-for-sale                                                    7,326          9,044           --             --
Mortgage-backed securities available-for-sale                                    1,694           --             --             --
Securities held-to-maturity (fair value: December 31,
     1994 - $1,820, 1993 - $414, February 28, 1993 -
     $887, February 29, 1992 - $626, February 28,
     1991 - $626, February 29, 1990 - $603                                         201            403            855            607
Marketable equity securities                                                      --             --            8,651          3,398
Mortgage-backed securities held to maturity                                      1,792          2,026           --             --
Loans receivable, net                                                           32,890         30,821         32,716         31,706
Federal Home Loan Bank stock                                                       309            348            348            329
Premises and equipment, net                                                        457            466            461            472
Accrued interest receivable                                                        105             44             31             40
Other assets                                                                       166            157            170             38
                                                                              --------       --------       --------       --------

     TOTAL ASSETS                                                             $ 51,620       $ 53,854       $ 49,974       $ 46,483
                                                                              ========       ========       ========       ========

                       LIABILITIES AND EQUITY
LIABILITIES
Deposits                                                                      $ 40,057       $ 41,139       $ 40,363       $ 37,950
Advances from borrowers for taxes and insurance                                    855            805            441            422
Other liabilities and deferred income taxes                                        195          2,265            337            213
                                                                              --------       --------       --------       --------
     TOTAL LIABILITIES                                                        $ 41,107       $ 44,209       $ 41,141       $ 38,585
                                                                              --------       --------       --------       --------

EQUITY
Retained earnings, substantially restricted                                     10,613          9,855          8,913          7,911
Net unrealized gain (loss) on securities available-for-sale                       (101)          (210)           (80)           (13)
                                                                              --------       --------       --------       --------

                                                                                10,512          9,645          8,833          7,898
                                                                              --------       --------       --------       --------

     TOTAL LIABILITIES AND EQUITY                                             $ 51,619       $ 53,854       $ 49,974       $ 46,483
                                                                              ========       ========       ========       ========



Source: Preferred Savings Bank's audited financial statements

                                    EXHIBIT 3


                             PREFERRED SAVINGS BANK
                                CHICAGO, ILLINOIS

                        Consolidated Statements of Income
                For the five months ended May 31, 1995 and 1996,
                      And the year ended December 31, 1995


                                             Five months ended
                                                  May 31,          Year ended
                                             -------------------- December 31,
                                               1996        1995       1995
                                             --------    -------    --------
                                                 (Unaudited)
                                                      (In thousands)
Interest income:
    Loans receivable                           $1,377     $1,313     $3,156
    Securities                                    477        445      1,113
                                               ------     ------     ------
                                                1,854      1,758      4,269

Interest expense on deposit accounts              725        632      1,633
                                               ------     ------     ------

Net interest income                             1,129      1,126      2,636

Provision for loan losses                          50       --         --
                                               ------     ------     ------

Net interest income after provision for
    loan losses                                 1,079      1,126      2,636

Noninterest income
    Other                                          27         24         58
                                               ------     ------     ------
                                                   27         24         58

Noninterest expense:
    Compensation and benefits                     182        192        627
    Occupancy and equipment expense                63         58        150
    Federal deposit insurance premiums             40         39         93
    Other operating expenses                       68         55        139
                                               ------     ------     ------
       Total noninterest expense                  353        344      1,009
                                               ------     ------     ------

Income before income tax provision                752        806      1,685

Provision for income taxes                        312        317        630
                                               ------     ------     ------

Net income                                     $  440     $  489     $1,055
                                               ======     ======     ======





Source: Preferred Savings Bank's audited and unaudited financial statements

                                    EXHIBIT 4

                             PREFERRED SAVINGS BANK
                                CHICAGO, ILLINOIS

                        Consolidated Statements of Income
 Fiscal Year Ended December 31, 1994, the Ten Months Ended December 31, 1993,and
           Fiscal Years Ended February 29, 1992, and February 28,1993


                                                              Ten months
                                              Year ended        ended        Year ended     Year ended
                                             December 31,    December 31,   February 28,   February 29,
                                                 1994            1993          1993           1992
                                             ------------    ------------  ------------   ------------
                                                                   (In thousands)
Interest income:
    Loans                                      $ 3,014         $ 2,782       $ 3,459        $ 3,541
    Securities                                     840             619           725            724
                                               -------         -------       -------        -------
                                                 3,854           3,401         4,184          4,265

Interest expense on deposits                     1,310           1,169         1,735          2,154
                                               -------         -------       -------        -------


Net interest income                              2,544           2,232         2,449          2,111

Provision for loan losses                           42              27            24             24
                                               -------         -------       -------        -------


Net interest income after provision for
    loan losses                                  2,502           2,205         2,425          2,087

Noninterest income:
       Net loss on sale of securities             (365)            (28)         --               89
       Other                                        76              40            39             46
                                               -------         -------       -------        -------
                                                  (289)             12            39            135

Noninterest expense:
    Compensation and benefits                      429             319           381            371
    Occupancy and equipment expense                157             123           139            142
    Federal deposit insurance premiums              94              78           101             95
    Other operating expenses                       158             127           199            169
                                               -------         -------       -------        -------
       Total noninterest expense                   838             647           820            777
                                               -------         -------       -------        -------

Income before income tax provision               1,375           1,570         1,644          1,445

Provision for income taxes                         617             628           643            562
                                               -------         -------       -------        -------


Net income                                     $   758         $   942       $ 1,001        $   883
                                               =======         =======       =======        =======

Source:  Preferred Savings Bank's audited financial statements

                                    EXHIBIT 5


           Selected Consolidated Financial Information and Other Data
             At May 31, 1996, at December 31, 1993 through 1995, at
                   February 28, 1993, and at February 29, 1992


                                                    December 31,
                              May 31,    -----------------------------------   February 28,  February 29,
                               1996        1995         1994        1993          1993          1992
                             ----------  ----------   ----------  ----------  -----------    ----------
                                                                (In thousands)

Selected Financial
     Condition Data:

Total assets                  $ 54,853    $ 53,520     $ 51,619    $ 53,854     $ 49,974      $ 46,483
Cash and cash equivalents        2,871       3,754        1,429       5,874        2,445         5,697
Loans receivable, net           35,702      34,525       32,890      30,821       32,716        31,706
Mortgage-backed securities
     Held-to-maturity                -           -        1,792       2,026            -             -
     Available-for-sale          3,884       4,220        1,694           -            -             -
Securities
     Held-to-maturity                -           -          201         403          855           607
     Available-for-sale         11,058       9,739        7,326       9,044        8,652         3,398
Deposits                        41,945      41,047       40,057      41,139       40,363        37,950
Total equity                    12,029      11,724       10,512       9,645        8,833         7,898


Source:  PS Financial's Prospectus

                                    EXHIBIT 6


                            Income and Expense Trends
                For the Five Months Ended May 31, 1995 and 1996,
             For the Fiscal Years Ended December 31, 1994 and 1995,
                   The Ten Months Ended December 31, 1993, and
            The Years Ended February 29, 1992, and February 28, 1993

                              Five months ended             Year ended         Ten months          Year ended
                                   May 31,                 December 31,          Ended       ------------------------
                            -----------------------   -----------------------  December 31,  February 28  February 29,
                               1996        1995         1995         1994        1993          1993          1992
                            -----------  ----------   ----------  -----------  ----------    ----------   -----------
                                                          (In thousands)

Selected Operating Data:

Total interest income         $  1,853    $  1,758     $  4,268     $  3,854    $  3,401      $  4,183     $  4,265
Total interest expense             725         632        1,632        1,310       1,169         1,734        2,154
                            -----------  ----------   ----------  -----------  ----------    ----------  -----------
   Net interest income           1,128       1,126        2,636        2,544       2,232         2,449        2,111
Provision for loan losses           50           -            -           42          27            24           24
                            -----------  ----------   ----------  -----------  ----------    ----------  -----------
Net interest income after
   provision for estimated
   loan losses                   1,078       1,126        2,636        2,502       2,205         2,425        2,087
Fees and service charges            27          24           58           76          40            39           46
Gain (loss) on sales of loans
   and securities                    -           -            -         (365)        (28)            -           89
Other non-interest income            -           -            -            -           -             -            -
                            -----------  ----------   ----------  -----------  ----------    ----------  -----------
Total non-interest income           27          24           58         (289)         12            39          135
Total non-interest expense         353         344        1,009          838         647           820          777
                            -----------  ----------   ----------  -----------  ----------    ----------  -----------
Income before taxes                752         806        1,685        1,375       1,570         1,644        1,445
Income tax provision               312         317          630          617         628           643          562
                            -----------  ----------   ----------  -----------  ----------    ----------  -----------
Net income                      $  440      $  489     $  1,055       $  758      $  942      $  1,001       $  883
                            ===========  ==========   ==========  ===========  ==========    ==========  ===========




Source: PS Financial's Prospectus

                                    EXHIBIT 7


                            Normalized Earnings Trend
                  For the Twelve Months Ended May 31, 1996, and
       For the Fiscal Years Ended December 31, 1994 and 1995, and for the
                       Ten Months Ended December 31, 1993




                                                  Twelve months      Fiscal years ended           Ten Months
                                                    ended               December 31,                Ended
                                                   May 31,         ------------------------      December 31,
                                                    1996             1995          1994             1993
                                                 ------------     -----------   -----------    ----------------
                                                                             (Dollars In thousands)



Net income after taxes                              $  1,006        $  1,055      $    758            $    942

Net income before taxes and effect
     of accounting adjustments                         1,631           1,685         1,375               1,570

Income adjustments                                       ---             ---           ---                 ---

Expense adjustments                                      ---             ---          (365)                (28)

Normalized earnings before taxes                       1,631           1,685         1,740               1,598

Taxes                                                    625             630           679(1)              623(1)
                                                 ------------     -----------   -----------    ----------------

Normalized earnings after taxes                     $  1,006        $  1,055      $  1,061            $    975
                                                 ============     ===========   ===========    ================



(1) Based on tax rate of 39.0 percent


Source: PS Financial's audited and unaudited financials.

                                    EXHIBIT 8

                             Performance Indicators
                For The Five Months Ended May 31, 1995 and 1996,
             For The Fiscal Years Ended December 31, 1994 and 1995,
                 For the Ten Months Ended December 31,1993, and
       For the Fiscal Years Ended February 29, 1992, and February 28, 1993



                                                                                              10 Months            Year ended
                                                        Five Months           Years ended       Ended      -------------------------
                                                       Ended May 31,          December 31,    December 31, February 28, February 29,
                                                   ----------------------  ---------------   ------------- -------------------------
                                                      1996        1995        1995    1994       1993           1993       1992
                                                   ----------  ----------  ------------------ ------------ -----------  ----------

Selected Financial Ratios and Other Data:

Performance Ratios:
     Return on average assets (1)                     1.94%       2.25%       1.99%    1.46%     1.83%          1.96%      1.74%
     Return on average equity (1)                     8.88%      10.84%       9.42%    7.53%    10.21%         11.82%     11.22%
     Interest rate spread information:
     Average during period (1)                        4.20%       4.54%       4.26%    4.38%     4.78%          3.96%      2.58%
     End of period                                    3.70%       4.03%       3.71%    4.26%     3.97%          3.79%      3.17%
     Net interest margin (1) (2)                      5.09%       5.33%       5.13%    5.03%     5.39%          4.88%      4.25%
     Efficiency ratio (3)                            30.54%      29.91%      37.45%   37.16%    28.82%         32.96%     34.59%
     Ratio of operating expense to
         average total assets                         1.56%       1.58%       1.91%    1.61%     1.26%          1.60%      1.53%
     Ratio of average interest-earning assets
         to average interest-bearing liabilities    127.58%     127.06%     127.21%  125.08%   121.78%        126.60%    138.71%

Quality Ratios:
     Non performing assets to total
         assets at end of period                      1.09%       0.43%       1.45%    0.65%     0.33%          0.21%      0.45%
     Allowance for loan losses to
         non-performing loans                        10.81%      12.49%       6.49%   10.19%     9.64%          8.01%      5.11%
     Allowance for loan losses to loans
         receivable, net                              0.51%       0.38%       0.39%    0.41%     0.30%          0.20%      0.13%

Capital Ratios:
     Equity to total assets at end  of period        21.93%      21.07%      21.91%   20.36%    17.91%         17.68%     16.99%
     Average equity to average assets                21.86%      20.75%      21.18%   19.32%    17.93%         16.56%     15.51%


(1) Ratios for the five and ten month periods have been annualized.
(2) Net interest income divided by average interest earning assets.
(3) The efficiency ratio represents noninterest expense as a percent of net interest income and noninterest income.

Source: PS Financial's Prospectus

                                    EXHIBIT 9


                              Volume/Rate Analysis
                   For the Five Months Ended May 31, 1996, and
              For the Fiscal Years Ended December 31, 1994 and 1995



                                                    Five Months Ended
                                                         May 31,                   Year ended December 31,
                                                      1995 vs. 1996                     1994 vs. 1995
                                            --------------------------------  ---------------------------------
                                                  Increase                          Increase
                                                 (Decrease)                         (Decrease)
                                                   Due to            Total            Due to           Total
                                            ---------------------   Increase  --------------------    Increase
                                             Volume       Rate     (Decrease)  Volume       Rate     (Decrease)
                                            ---------   ---------  ---------- --------   ---------  -----------
                                                                                       (In thousands)
Interest-earning assets:
     Loans receivable                           $ 59        $  5       $ 64      $ 228       $ (86)     $ 142
     Mortgage-backed securities                   13          12         25         (2)         16         14
     Investment securities                        86          (7)        79         99         226        325
     Other                                       (70)         (3)       (73)      (186)        119        (67)
                                            ---------   ---------  ---------  ---------   ---------  ---------

        Total interest-earning assets          $  88        $  7       $ 95      $ 139       $ 275      $ 414
                                            =========   =========  =========  =========   =========  =========

Interest-bearing liabilities:
     Savings deposits                         $   (7)       $ (2)      $ (9)     $ (70)      $  40      $ (30)
     Certificate accounts                         48          54        102         95         257        352
                                            ---------   ---------  ---------  ---------   ---------  ---------

        Total interest-bearing liabilities      $ 41        $ 52       $ 93      $  25       $ 297      $ 322
                                            =========   =========  ---------  =========   =========  ---------

Net interest income                                                   $   2                            $   92
                                                                   =========                         =========

                          [RESTUBBED FROM TABLE ABOVE]


                                                     10 Months Ended
                                                    December 31, 1993,
                                                 Annualized vs. Year Ended
                                                     December 31,1994
                                            ----------------------------------
                                                   Increase
                                                  (Decrease)
                                                    Due to            Total
                                              --------------------   Increase
                                               Volume      Rate     (Decrease)
                                            -----------  ---------  -----------

Interest-earning assets:
     Loans receivable                           $ (102)   $  (225)    $  (327)
     Mortgage-backed securities                    144         26         170
     Investment securities                        (116)       (26)       (142)
     Other                                          44         27          71
                                              ---------  ---------   ---------

        Total interest-earning assets          $   (30)   $  (198)    $  (228)
                                              =========  =========   =========

Interest-bearing liabilities:
     Savings deposits                          $   (18)  $       8    $   (10)
     Certificate accounts                           11        (94)        (83)
                                              ---------  ---------   ---------

        Total interest-bearing liabilities    $     (7)   $   (86)    $   (93)
                                              =========  =========   ---------

Net interest income                                                   $  (135)
                                                                     =========


Source: PS Financial's Prospectus

                                   EXHIBIT 10


                              Yield and Cost Trends
                For the Five Months Ended May 31, 1995, and 1996,
           For the Fiscal Years Ended December 31, 1994, and 1995, and
                   For the Ten Months Ended December 31, 1993





                                                  Five Months Ended                    Ended
                                                ---------------------        Year ended December 31,     Ten Months
                                                May 31,       May 31,        -----------------------     December 31,
                                                1996(3)       1995(3)           1995         1994          1993(3)
                                                ------        ------          ------       ------          ------


Interest-earning assets:
     Loans receivable(1)                          9.36%         9.32%           9.25%        9.56%          10.21%
     Mortgage-backed securities                   6.01%         5.20%           5.24%        4.78%           1.30%
     Investment securities(2)                     6.73%         6.95%           7.05%        4.46%           4.74%
     Other                                        6.00%         6.13%           6.22%        4.28%           3.91%
                                                ------        ------          ------       ------          ------
         Total interest-earning assets(1)(2)      8.38%         8.33%           8.31%        7.62%           8.21%

Interest-bearing liabilities:
     Savings deposits                             3.00%         3.02%           3.02%        2.85%           2.82%
     Certificate accounts                         5.43%         4.74%           5.22%        3.80%           4.37%
                                                ------        ------          ------       ------          ------
         Total interest-bearing liabilities       4.18%         3.79%           4.05%        3.24%           3.43%

Net interest rate spread                          4.20%         4.54%           4.26%        4.38%           4.78%
Net yield on average interest-earning assets      5.09%         5.33%           5.13%        5.03%           5.39%
Ratio of interest-earning assets to
     interest-bearing liabilities               127.58%       127.06%         127.21%      125.08%         121.78%



(1) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.
(2)      Calculated based on amortized cost.
(3)      Annualized yield/rate.


S

                       78ource: PS Financial's Prospectus

                                   EXHIBIT 11


                          Interest Rate Sensitivity Gap
                                 At may 31, 1996



                                                                                  Maturing or Repricing
                                                   ---------------------------------------------------------------------------------
                                                                Over 6
                                                    6 Months   Months to   Over 1 to    Over 3 to    Over      No Stated
                                                     or less    1 Year      3 Years      5 Years    5 Years     Maturity     Total
                                                   ----------  ---------   ---------    ----------  -------    ----------  ---------
                                                                                   (Dollars in Thousands)
Interest-Earning Assets
Loans receivable, net:
          Fixed-rate mortgages                     $   1,200   $   1,235    $  5,163   $   5,216   $ 23,348        ---   $  36,162
          Adjustable-rate construction                   243         ---         ---         ---        ---        ---         243
          Consumer                                        14           1           2         ---        ---        ---          17

Securities available for sale:
          Treasury and agency securities               2,012       3,758         996       3,404        888        ---      11,058
          Mortgage-backed securities                   1,060         825         534         602        863                  3,884
Interest bearing term deposits in other
     financial institutions                              ---          99          50         ---         99        ---         248
Cash Equivalents                                       3,154         ---         ---         ---        ---        ---       2,871
FHLB Stock                                               ---         ---         ---         ---        ---        362         362
                                                   ----------  ----------  ----------  ----------  --------- ----------  ----------
          Total interest-bearing assets                7,683       5,918       6,745       9,222     25,198        362      54,845

Interest-Bearing Liabilities
Passbooks                                             19,604         ---         ---         ---        ---        ---      19,604
Money Market accounts                                  1,998         ---         ---         ---        ---        ---       1,998
Certificates of Deposit                               13,559       4,000       2,336         448        ---        ---      20,343
                                                   ----------  ----------  ----------  ----------  --------- ----------  ----------
          Total interest-bearing liabilities          35,161       4,000       2,336         448        ---        ---      41,945
Interest-earning assets less interest-bearing
     liabilities                                   $ (27,761)  $   1,918   $   4,409   $   8,774   $ 25,198  $     362   $  12,900
                                                   ==========  ==========  ==========  ==========  ========= ==========  ==========
Cumulative interest rate gap                       $ (27,761)  $ (25,483)  $ (21,074)  $ (12,300)  $ 12,898  $  13,260   $  12,900
                                                   ==========  ==========  ==========  ==========  ========= ==========  ==========
Cumulative interest rate gap as a percentage
     of total assets at May 31, 1996                   50.56%     (47.07)%    (39.04)%    (23.06)%    22.84%     23.50%      23.50%
                                                   ==========  ==========  ==========  ==========  ========= ==========  ==========



Source: PS Financial's Prospectus

                                   EXHIBIT 12


             Interest Rate Sensitivity of Net Portfolio Value (NPV)
                                 At May 31, 1996



                              Net Interest Income                        Net Portfolio Value (NPV)
  Projected         ----------------------------------------     -------------------------------------------
Interest Rate       Estimated      $ Change      % Change         Estimated       $ Change       % Change
   Scenario           Value        from Base     from Base          Value        from Base       from Base
---------------     -----------   ------------   -----------     ------------   -------------   ------------
                                                    (Dollars in thousands)

   +400 bp             $ 2,363         $ (201)           (7.82)%    $  9,172        $ (4,329)           (32.06)%
   +300 bp               2,424           (140)           (5.47)%      10,327          (3,174)           (23.51)%
   +200 bp               2,483            (81)           (3.15)%      11,551          (1,950)           (14.44)%
   +100 bp               2,538            (26)           (1.03)%      12,746            (755)            (5.59)%
    BASE                 2,564              0             0.00%       13,501               0              0.00%
   -100 bp               2,521            (43)           (1.68)%      13,610             109              0.81%
   -200 bp               2,443           (121)           (4.72)%      13,671             170              1.26%
   -300 bp               2,345           (219)           (8.56)%      13,747             246              1.82%
   -400 bp               2,291           (273)          (10.65)%      14,214             713              5.28%


Source: PS Financial's Prospectus

                                   EXHIBIT 13

                           Loan Portfolio Composition
               At May 31, 1996, at December 31, 1993 through 1995,
                 at February 28, 1993, and at February 29, 1992

                                At May 31,                                At December 31,
                          --------------------  ----------------------------------------------------------------
                                  1996                  1995                  1994                  1993
                          --------------------  --------------------  --------------------  --------------------
                           Amount    Percent     Amount    Percent     Amount    Percent     Amount    Percent
                          ---------- ---------  ---------- ---------  ---------- ---------  ---------- ---------
                                                           (Dollars in thousands)
Real Estate Loans:
   One- to four-family     $ 26,150   71.80%   $ 25,858     73.44%   $ 24,711      73.62%   $ 23,403      74.45%
   Multifamily                6,604   18.13%      6,094     17.31%      5,929      17.66%      5,452      17.34%
   Commercial                 3,408    9.36%      2,953      8.39%      2,904       8.65%      2,331       7.42%
   Construction or
     development                243    0.67%        286      0.81%          0       0.00%        215       0.68%
                           --------   -----    --------     -----    --------      -----    --------      -----
     Total real estate
       loans                 36,405   99.96%     35,191     99.95%     33,544      99.93%     31,401      99.89%
                           --------   -----    --------     -----    --------      -----    --------      -----

Other loans:
   Consumer Loans:
   Deposit account               17    0.04%         18      0.05%         24       0.07%         35       0.11%
                           --------   -----    --------     -----    --------      -----    --------      -----

     Total loans             36,422  100.00%     35,209    100.00%     33,568     100.00%     31,436     100.00%
                           --------   -----    --------     -----    --------      -----    --------      -----

Less:
   Loans in process               0                   0                     0                      0
   Deferred fees and
     discounts                  534                 548                   542                    521
   Allowance for losses         186                 136                   136                     94
                           --------            --------              --------               --------
     Total loans
       receivable, net     $ 35,702            $ 34,525              $ 32,890               $ 30,821
                           ========            ========              ========               ========

                          [RESTUBBED FROM TABLE ABOVE]

                              February, 28          February, 29
                          --------------------   -------------------
                                   1993                  1992
                          --------------------   -------------------
                            Amount   Percent      Amount   Percent
                          ---------- ---------   --------- ---------
                                     (Dollars in thousands)
Real Estate Loans:
   One- to four-family       $ 25,411        76.32%   $ 24,670        76.51%
   Multifamily                  6,157        18.49%      6,046        18.75%
   Commercial                   1,681         5.05%      1,424         4.42%
   Construction or
     development                    0         0.00%          0         0.00%
                             --------        -----    --------        -----
     Total real estate
       loans                   33,249        99.86%     32,140        99.68%
                             --------        -----    --------        -----

Other loans:
   Consumer Loans:
   Deposit account                 45         0.14%        105         0.32%
                             --------        -----    --------        -----

     Total loans               33,294       100.00%     32,245       100.00%
                             --------        -----    --------        -----

Less:
   Loans in process                 0                        0
   Deferred fees and
     discounts                    511                      496
   Allowance for losses            67                       43
                             --------                 --------        -----
     Total loans
       receivable, net       $ 32,716                 $ 31,706
                             ========                 ========

Source: PS Financial's Prospectus

                                   EXHIBIT 14


                             Loan Maturity Schedule
                                 At May 31, 1996



                                                                               At May 31, 1996
                                          ------------------------------------------------------------------------------------
                                            One- to
                                             Four-                                                   Commercial
                                             Family     Multi-family   Construction    Consumer       Business        Total
                                          -----------   -------------  ------------- -------------  ------------   -----------
                                                                                    (In thousands)
Amounts due:
     1997                                $        31    $        14    $       243   $        14    $         0    $       302
     1998                                        323              0              0             0              0            323
     1999 and 2000                               281            269              0             3            164            717
     2001 to 2005                              3,676          2,981              0             0          1,857          8,514
     2006 to 2020                             21,839          3,340              0             0          1,387         26,566
     2021 and following                            0              0              0             0              0              0
                                           ----------     ----------     ----------    ----------     ----------     ----------

              Total                      $    26,150    $     6,604    $       243   $        17    $     3,408    $    36,422
                                           ==========     ==========     ==========    ==========     ==========     ==========



     Fixed rate loans                    $    36,177
     Adjustable rate loans                       245
                                           ----------
              Total                      $    36,422
                                           ==========




Source: PS Financial's Prospectus

                                   EXHIBIT 15


                                Loan Originations
              For the Five Months Ended May 31, 1995, and 1996, and
               For the Years Ended December 31, 1994 and 1995 and
                   for The Ten Months Ended December 31, 1993


                                                                                              Ten Months
                                      Five months ended                                          Ended
                                  --------------------------      Years ended December 31,    December 31,
                                    May 31,       May 31,         -------------------------   ------------
                                     1996          1995              1995          1994          1993
                                  ------------  ------------      -----------   -----------   ------------
                                                              (In thousands)


Originations by type:
      Real estate:
         One- to four-family           $2,499        $2,255           $5,162        $6,951         $6,050
         Multi-family                   1,250           421              821         1,180              0
         Commercial                     1,031           445            1,270         1,315          1,080
      Non-real estate:
         Consumer                           9             2                9            12             40
                                       ------        ------           ------        ------        -------
             Total loans originated     4,789         3,123            7,262         9,458          7,170

Purchases:
      Real estate:
         Construction                       0             0              551             0              0
                                       ------        ------           ------        ------        -------
             Total loans purchased          0             0              551             0              0

Sales and Repayments:
      Principal repayments              3,151         1,820            5,533         7,596          9,935
      Increase (decrease) in other
         items, net                      (461)           56             (645)          207            870
                                       ------        ------           ------        ------        -------
             Net increase (decrease)   $1,177        $1,359           $1,635        $2,069        $(1,895)
                                       ======        ======           ======        ======        =======

Source: PS Financial's Prospectus

                                   EXHIBIT 16


                                Delinquent Loans
                                 At May 31, 1996



                                                          Loans Delinquent For:
                            -----------------------------------------------------------------------------------
                                          30-59 Days                                  60-89 Days
                            ----------------------------------------    ---------------------------------------
                                                          Percent                                    Percent
                                                          of Loan                                    of Loan
                              Number        Amount       Category         Number        Amount       Category
                            ------------  ------------  ------------    -----------   -----------   -----------
                                             (000)                                      (000)

Real Estate:
     One-to four-family               9      $    707          2.70%             3      $    217          0.83%
     Multi-family                   ---           ---           ---              1           299          4.53%
     Commercial real estate           1           211          6.19%           ---           ---           ---
Consumer                            ---           ---           ---            ---           ---           ---
                            ------------  ------------  ------------    -----------   -----------   -----------

          Total                      10      $    918          2.27%             4      $    518          1.42%





                                     Loans Delinquent For:
                            ----------------------------------------
                                       90 Days and Over                         Total Delinquent Loans
                            ----------------------------------------    ---------------------------------------
                                                          Percent                                    Percent
                                                          of Loan                                    of Loan
                              Number        Amount       Category         Number        Amount       Category
                            ------------  ------------  ------------    -----------   -----------   -----------
                                             (000)                                      (000)

Real Estate:
     One-to four-family               7      $    600          2.29%            19       $ 1,524          5.83%
     Multi-family                   ---           ---           ---              1           299          4.53%
     Commercial real estate         ---           ---           ---              1           211          6.19%
Consumer                            ---           ---           ---            ---           ---           ---
                            ------------  ------------  ------------    -----------   -----------   -----------

          Total                       7      $    600          1.65%            21       $ 2,034          7.78%



Source: PS Financial's Prospectus

                                   EXHIBIT 17


                              Nonperforming Assets
               At May 31, 1996, at December 31, 1993 through 1995,
                 At February 29, 1992, and at February 28, 1993




                                          May 31,               At December 31,               February 28,  February 29,
                                                       -----------------------------------
                                           1996          1995         1994        1993          1993          1992
                                         ----------    ----------  -----------  ----------    ----------    ----------
                                                                    (Dollars in thousands)


Non-accruing loans over ninety
 days delinquent:
   One-to four-family                      $   584       $   775      $   334     $   170       $   106       $   207
   Multi-family                                ---           ---          ---         ---           ---           ---
   Commercial real estate                      ---           ---          ---         ---           ---           ---
   Commercial business                         ---           ---          ---         ---           ---           ---
                                         ----------    ----------  -----------  ----------    ----------    ----------
      Total                                    584           775          334         170           106           207
                                         ----------    ----------  -----------  ----------    ----------    ----------

Accruing loans delinquent
  more than 90 days                             16           ---          ---           6           ---           ---

Foreclosed assets                              ---           ---          ---         ---           ---           ---

Total non-performing assets                $   600       $   775      $   334     $   176       $   106       $   207
                                        ==========    ==========  ===========  ==========    ==========    ==========
Total as a percentage of total assets         1.09%         1.45%        0.65%       0.33%         0.21%         0.45%
                                        ==========    ==========  ===========  ==========    ==========    ==========

Source: PS Financial's Prospectus

                                   EXHIBIT 18


                                Classified Assets
                                 At May 31, 1996

                             (Dollars in thousands)





Classified Assets:
     Substandard                                   $       600
     Doubtful                                                0
     Loss                                                    0
                                                 --------------
        Total classified assets                    $       600
                                                 ==============





Source: PS Financial's Prospectus

                                   EXHIBIT 19


                            Allowance for Loan Losses
                   For the Five Months Ended May 31, 1995 and
                    1996, for the Fiscal Years Ended December
                   31, 1994 and 1995, for the Ten Months Ended
                             December 31, 1993, and
       For the Fiscal Years Ended February 28, 1993, and February 29, 1992

                                                Five months ended                 Year Ended
                                                     May 31,                     December 31,
                                            --------------------------     --------------------------
                                               1996          1995             1995          1994
                                            ------------  ------------     ------------  ------------
                                                               (Dollars in thousands)
Balance at beginning of period                  $   136       $   136          $   136        $   94

Charge-offs                                         ---           ---              ---           ---
Recoveries                                          ---           ---              ---           ---
Net Charge-offs                                     ---           ---              ---           ---
Additions charged to operation                       50           ---              ---            42
                                            ------------  ------------     ------------  ------------
Balance at end of period                        $   186       $   136          $   136       $   136
                                            ============  ============     ============  ============

Ratio of net charge-offs during the
     period to average loans outstanding
     during the period                              --- %         --- %            --- %         --- %
                                            ============  ============     ============  ============

Ratio of net charge-offs during the
     period to average non-performing
     assets                                         --- %         --- %            --- %         --- %
                                            ============  ============     ============  ============

Ratio of allowance for loan losses to
     total loans                                    0.51%         0.38%            0.39%         0.41%
                                            ============  ============     ============  ============

                       [TABLE RESTUBBED FROM ABOVE TABLE]

                                               Ten months ended          Year Ended
                                                 December 31,     February 28,  February 29,
                                               ----------------  --------------------------
                                                  1993              1993           1992
                                               ------------      ------------  ------------
                                                            (Dollars in thousands)
Balance at beginning of period                      $   67           $   43        $   19

Charge-offs                                            ---              ---           ---
Recoveries                                             ---              ---           ---
Net Charge-offs                                        ---              ---           ---
Additions charged to operation                          27               24            24
                                               ------------     ------------  ------------
Balance at end of period                            $   94           $   67        $   43
                                               ============     ============  ============

Ratio of net charge-offs during the
     period to average loans outstanding
     during the period                                 --- %            --- %         --- %
                                               ============     ============  ============

Ratio of net charge-offs during the
     period to average non-performing
     assets                                            --- %            --- %         --- %
                                               ============     ============  ============

Ratio of allowance for loan losses to
     total loans                                       0.30%            0.20%         0.13%
                                               ============     ============  ============

Source: PS Financial's Prospectus

                                   EXHIBIT 20

                        Investment Portfolio Composition
                              At May 31, 1996, and
                       At December 31, 1993 through 1995

                                                                                At December 31,
                                                                            -----------------------
                                                    At May 31, 1996                  1995
                                                 -----------------------    -----------------------
                                                    Book        % of          Book         % of
                                                   Value        Total         Value       Total
                                                 -----------  ----------    ----------  -----------
                                                                 (Dollars in thousands)
Securities held to maturity:
   U.S. government securities                          --           ---%           --         ---%

Securities available for sale:
   U.S. government securities                         2,511       22.71%        3,527       36.22%
   Federal agency obligations                         8,547       77.29%        6,212       63.78%
   Marketable equity securities                        --           ---%           --         ---%
                                                    -------      ------       -------      ------
        Total securities                             11,058      100.00%        9,739      100.00%
                                                    =======      ======       =======      ======

Other interest-earning assets:
   Interest-bearing deposits with other banks       $ 2,758       88.40%      $ 3,086       90.05%
   Repurchase agreements                               --           ---%           --         ---%
   Money market mutual funds                           --           ---%           --         ---%
   Federal funds sold                                  --           ---%           --         ---%
   Federal Home Loan Bank Stock                         362       11.60%          341        9.95%
                                                    -------      ------       -------      ------
         Total                                      $ 3,120      100.00%      $ 3,427      100.00%
                                                    =======      ======       =======      ======

Mortgage-backed securities held to maturity:
   FNMA                                                --           ---%           --         ---%
Mortgage-backed securities available for sale:
   GNMA                                                 706       18.18%          766       18.15%
   FNMA                                               2,223       57.23%        2,426       57.49%
   FHLMC                                                955       24.59%        1,028       24.36%
                                                    -------      ------       -------      ------
          Total mortgage-backed securities          $ 3,884      100.00%      $ 4,220      100.00%
                                                    =======      ======       =======      ======

                          [RESTUBBED FROM TABLE ABOVE]

                                                                   At December 31,
                                                 --------------------------------------------------
                                                           1994                      1993
                                                 -----------------------    -----------------------
                                                    Book        % of          Book         % of
                                                   Value        Total         Value       Total
                                                 -----------  ----------    ----------  -----------
                                                              (Dollars in thousands)
Securities held to maturity:
   U.S. government securities                      $   201        2.67%      $   403        4.27%

Securities available for sale:
   U.S. government securities                        4,880       64.84%        2,999       31.74%
   Federal agency obligations                        2,445       32.49%         --           ---%
   Marketable equity securities                         --         ---%        6,045       63.99%
                                                   -------      ------       -------      ------
        Total securities                             7,526      100.00%        9,447      100.00%
                                                   =======      ======       =======      ======

Other interest-earning assets:
   Interest-bearing deposits with other banks      $ 6,060       95.15%      $ 7,151       72.13%
   Repurchase agreements                                --         ---%          750        7.57%
   Money market mutual funds                            --         ---%          165        1.66%
   Federal funds sold                                   --         ---%        1,500       15.13%
   Federal Home Loan Bank Stock                        309        4.85%          348        3.51%
                                                   -------      ------       -------      ------
         Total                                     $ 6,369      100.00%      $ 9,914      100.00%
                                                   =======      ======       =======      ======

Mortgage-backed securities held to maturity:
   FNMA                                            $ 1,792       51.41%      $ 2,026      100.00%
Mortgage-backed securities available for sale:
   GNMA                                                773       22.17%           --         ---%
   FNMA                                                 --         ---%           --         ---%
   FHLMC                                               921       26.42%           --         ---%
                                                   -------      ------       -------       ------
          Total mortgage-backed securities         $ 3,486      100.00%      $ 2,026       100.00%
                                                   =======      ======       =======       ======

Source: PS Financial's Prospectus

                                   EXHIBIT 21


                                 Mix of Deposits
             At May 31, 1996, and at December 31, 1993 through 1995


                                        At May 31,                                    At December 31,
                                 -----------------------  --------------------------------------------------------------------------
                                          1996                   1995                    1994                   1993
                                 -----------------------  ---------------------   ---------------------  ----------------------
                                               Percent                Percent                  Percent                Percent
                                  Amount       of total    Amount     of total     Amount     of Total    Amount      of Total
                                 -----------  ----------  ---------   ---------   --------  -----------  ---------   ----------
                                                                            (Dollars in Thousands)
Transactions and Savings
     Deposits

Passbook accounts                 $19,604       46.74%    $19,409       47.29%    $20,750       51.80%    $22,989       55.88%
Money Market Accounts               1,998        4.76%      1,601        3.90%      1,924        4.80%      2,029        4.93%
                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

Total Non-Certificates             21,602       51.50%     21,010       51.19%     22,674       56.60%     25,018       60.81%

Certificates:

0.00-3.99%                              4        0.01%         49        0.12%      5,130       12.81%     12,935       31.44%
4.00-5.99%                         18,570       44.27%     16,222       39.52%     11,669       29.13%      2,343        5.70%
6.00-7.99%                          1,769        4.22%      3,766        9.17%        494        1.23%        668        1.62%
8.00% and over                        ---         ---%        ---         ---%         90        0.23%        175        0.43%
                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

Total Certificates                 20,343       48.50%     20,037       48.81%     17,383       43.40%     16,121       39.19%
                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total Deposits                    $41,945      100.00%    $41,047      100.00%    $40,057      100.00%    $41,139      100.00%
                                 =========   =========   =========   =========   =========   =========   =========   =========


Source: PS Financial's Prospectus

                                   EXHIBIT 22


                                Deposit Activity
                For the Five Months Ended May 31, 1995, and 1996,
                 For the Years Ended December 31, 1994 and 1995,
                 and For the Ten Months Ended December 31, 1993


                                                                                               Ten Months
                                    Five Months Ended                  Year Ended                 Ended
                                         May 31,                       December 31,            December 31,
                                 -----------------------        -------------------------      ------------
                                   1996            1995            1995           1994            1993
                                 --------        --------       ---------        --------       ---------
                                                              (Dollars in thousands)

Opening balance                  $ 41,047        $ 40,057        $ 40,057        $ 41,139        $ 40,363
Deposits                           11,721           9,566          24,295          24,604          15,841
Withdrawals                       (11,322)        (10,238)        (24,759)        (26,856)        (16,193)
Interest credited                     499             403           1,454           1,170           1,128
                                 --------        --------        --------        --------        --------

Ending balance                   $ 41,945        $ 39,788        $ 41,047        $ 40,057        $ 41,139
                                 ========        ========        ========        ========        ========

Net increase (decrease)          $    898        $   (269)       $    990        $ (1,082)       $    776
                                 ========        ========        ========        ========        ========

Percent increase (decrease)          2.19%          (0.67)%          2.47%          (2.63)%          1.92%
                                 --------        --------        --------        --------        --------


Source: PS Financial's Prospectus

                                   EXHIBIT 23


                       LIST OF KEY OFFICERS AND DIRECTORS
                                 At May 31, 1996

                                                                                                         Year of
                                 Term                                                                 Commencement
           Name                 Expires        Age(1)         Position(s) Held with the Bank         of Directorship
---------------------------   ------------   -----------   -------------------------------------   --------------------

S.J. Ptak                        1999            71        Chairman of the Board                          1969

Kimberly P. Rooney               1999            39        President, Chief Executive                     1989
                                                             Officer and Director

Edward Wolak                     1998            72        Director                                       1969

Jeanine M. McInerney             1997            38        Director                                       1996

Rocco Di Iorio                   1997            64        Director                                       1990


(1) At May 31, 1996.


Source:  PS Financial's Prospectus

                                   EXHIBIT 24

                         Key Demographic Data and Trends
                   Cook County, Illinois and the United States
                                 1990,1995,2000




Population                           1990              1995        % Chg.           2000       % Chg.
----------                           ----              ----        ------           ----       ------
Cook County                     5,105,067         5,144,275         0.8%       5,181,677        0.7%
Illinois                       11,430,602        11,820,796         3.4%      12,201,180        3.2%
United States                 248,709,873       263,006,245         5.7%     277,083,635        5.4%



Households
----------
Cook County                     1,879,488         1,895,588         0.9%       1,910,191        0.8%
Illinois                        4,202,240         4,344,448         3.4%       4,481,231        3.1%
United States                  91,947,410        97,069,804         5.6%     102,201,641        5.3%



Per Capita Income
-----------------
Cook County                       $12,882           $17,825        38.4%            --        --
Illinois                           13,705            17,047        24.4%            --        --
United States                      12,313            16,405        33.2%            --        --



Median Household Income
-----------------------
Cook County                       $30,060           $36,543        21.6%         $35,814       (2.0)%
Illinois                           31,424            35,865        14.1%          35,492       (1.0)%
United States                      28,255            33,610        19.0%          32,972       (1.9)%


Source: Data Users Center and CACI.

                                   EXHIBIT 25

                                Key Housing Data
                   Cook County, Illinois and the United States
                                      1990



Occupied Housing Units                                                     1990
----------------------                                                     ----
Cook County                                                           1,825,715
Illinois                                                              4,202,240
United States                                                        91,947,410



Occupancy
---------
Cook County
             Owner-Occupied                                                55.5%
             Renter-Occupied                                               44.5%

Illinois
             Owner-Occupied                                                64.2%
             Renter-Occupied                                               35.8%

United States
             Owner-Occupied                                                64.2%
             Renter-Occupied                                               35.8%


Median Housing Values
---------------------
Cook County                                                            $102,118
Illinois                                                                 80,873
United States                                                            79,098


Median Rent
-----------
Cook County                                                                $411
Illinois                                                                    369
United States                                                               374


Source: U.S. Department of Commerce and CACI Sourcebook.

                                   EXHIBIT 26

                  Major Sources of Employment by Industry Group
                   Cook County, Illinois and the United States
                                      1993




Industry Group                     Cook County    Illinois    United States
--------------                     -----------    --------    -------------
Agriculture/Mining                        0.4%        0.8%            1.3%
Construction                              3.3%        4.0%            4.8%
Manufacturing                            19.0%       20.8%           19.2%
Transportation/Utilities                  6.9%        6.2%            5.9%
Wholesale/Retail                         24.8%       26.9%           27.5%
Finance, Insurance, &
  Real Estate                            10.4%        8.5%            7.3%
Services                                 35.2%       32.8%           34.1%


Source: Bureau of the Census County Business Patterns

                                   EXHIBIT 27

                               Unemployment Rates
                   Cook County, Illinois and the United States
                               1991, 1994 and 1996



Location                                 1994            1995          1996*
--------                                 ----            ----          -----

Cook County                              6.1%            5.5%           5.4%

Illinois                                 5.7%            5.2%           5.2%

United States                            6.1%            5.2%           5.8%


* March, 1996


Source: Illinois Department of Employment Security

                                   EXHIBIT 28

                            Market Share of Deposits
                                   Cook County
                                  June, 30 1995


                               Cook           Preferred       Preferred
                              County        Savings Bank     Savings Bank
                             Deposits           Share           Share
                              (000)             (000)            (%)
                          -------------     ------------     ------------


Banks                     $  75,485,527          ---             ---
Thrifts                      29,772,152       $ 41,353          0.14%
Credit Unions                 3,886,310          ---             ---
                          -------------     ------------     ------------

Total Deposits            $ 109,143,989       $ 41,353          0.04%



Source: Sheshunoff

                                   EXHIBIT 29

                       National Interest Rates by Quarter
                                   1992-1996



                                     1st Qtr.        2nd Qtr.        3rd Qtr.        4th Qtr.
                                       1992            1992            1992            1992
                                       ----            ----            ----            ----

Prime Rate                             6.50%           6.50%           6.00%          6.00%
90-Day Treasury Bills                  4.14%           3.63%           2.73%          3.13%
1-Year Treasury Bills                  4.49%           4.03%           3.04%          3.57%
30-Year Treasury Bills                 7.98%           7.78%           7.67%          7.39%

                                     1st Qtr.        2nd Qtr.        3rd Qtr.        4th Qtr.
                                       1993            1993            1993            1993
                                       ----            ----            ----            ----

Prime Rate                             6.00%           6.00%           6.00%          6.00%
90-Day Treasury Bills                  2.93%           3.07%           2.96%          3.05%
1-Year Treasury Bills                  3.27%           3.43%           3.35%          3.58%
30-Year Treasury Bills                 6.92%           6.67%           6.03%          6.35%

                                     1st Qtr.        2nd Qtr.        3rd Qtr.        4th Qtr.
                                       1994            1994            1994            1994
                                       ----            ----            ----            ----

Prime Rate                             6.25%           7.25%           7.75%          8.50%
90-Day Treasury Bills                  3.54%           4.23%           5.14%          5.66%
1-Year Treasury Bills                  4.40%           5.49%           6.13%          7.15%
30-Year Treasury Bills                 7.11%           7.43%           7.82%          7.88%

                                     1st Qtr.        2nd Qtr.        3rd Qtr.        4th Qtr.
                                       1995            1995            1995            1995
                                       ----            ----            ----            ----

Prime Rate                             9.00%           9.00%           8.75%          8.50%
90-Day Treasury Bills                  5.66%           5.58%           5.40%          5.06%
1-Year Treasury Bills                  6.51%           5.62%           5.45%          5.14%
30-Year Treasury Bills                 7.43%           6.71%           5.69%          5.97%

                                     1st Qtr.        2nd Qtr.
                                       1996            1996
                                       ----            ----

Prime Rate                             8.25%           8.25%
90-Day Treasury Bills                  5.18%           5.25%
1-Year Treasury Bills                  5.43%           5.91%
30-Year Treasury Bills                 6.73%           7.14%

Source: The Wall Street Journal

KELLER & COMPANY                                                                                                             Page 1
Columbus, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
    AS OF AUGUST 9, 1996

                                                                    PER SHARE                               PRICING RATIOS
                                                ---------------------------------------------------- ------------------------------
                                                         All    All                              12                         Price/
                                                Latest   Time   Time   Mon.   Qtr.  Book        Mon.  Price/ Price/ Price/   Core
                                                Price    High   Low  Change Change Value Assets Div. Earnings Value Assets Earnings
                                  State Exchange ($)     ($)    ($)    (%)    (%)   ($)    ($)  ($)    (X)    (%)    (%)     (X)
                                  ----- -------- ---     ---    ---    ---    ---   ---    ---  ---    ---    ---    ---     ---
PLE   Pinnacle Bank                  AL AMSE   17.000  19.250  4.000   0.74   7.94 17.11 208.80 0.72  10.00  99.36   8.14   11.18
SRN   Southern Banc Company, Inc     AL AMSE   12.625  13.375 11.375   0.00   0.00 15.32  75.45  NA     NA   82.41  16.73     NA
SZB   SouthFirst Bancshares, Inc.    AL AMSE   12.750  16.000 10.625   2.00   9.68 15.48 103.99 2.45  22.37  82.36  12.26   32.69
VAFD  Valley Federal Savings Bank    AL NASDAQ 31.000  35.250  8.500   0.00  10.71 26.16 323.35 0.60 119.23 118.50   9.59  155.00
FFBH  First Federal Bancshares of AR AR NASDAQ 13.250  14.000 12.750  -4.50  -0.93   NA     NA   NA     NA     NA     NA      NA
FTF   Texarkana First Financial Corp AR AMSE   15.625  16.500 10.000  -2.34   1.63 16.98  82.36  NA     NA   92.02  18.97     NA
AHM   Ahmanson & Company (H.F.)      CA NYSE   26.000  28.625  2.688   0.48  11.83 19.78 461.87 0.88   7.69 131.45   5.63   33.33
AFFFZ America First Financial Fund   CA NASDAQ 30.250  30.750 14.500  12.04  16.35 25.86 378.34 1.60   9.63 116.98   8.00    9.70
BPLS  Bank Plus Corp.                CA NASDAQ 10.375  14.000  5.000  16.90  15.28  9.55 180.71 0.00    NM  108.64   5.74     NM
BVFS  Bay View Capital Corp.         CA NASDAQ 35.375  36.250 11.250   8.02   9.49 29.94 492.19 0.60 121.98 118.15   7.19   22.82
BYFC  Broadway Financial Corp.       CA NASDAQ 10.000  11.000 10.000   0.00  -3.61 14.73 129.07  NA     NA   67.89   7.75     NA
CAL   Cal Fed Bancorp, Inc.          CA NYSE   22.625 200.000  6.250  26.57  38.17 13.83 284.34 0.00  10.98 163.59   7.96   12.57
CFHC  California Financial Holding   CA NASDAQ 22.000  22.750  5.909   0.00   2.92 18.54 283.06 0.44  14.38 118.66   7.77   16.06
CENF  CENFED Financial Corp.         CA NASDAQ 23.250  23.750  5.000   5.68   8.14 21.27 426.22 0.33  10.33 109.31   5.45   14.26
CSA   Coast Savings Financial        CA NYSE   33.125  35.125  1.625   3.92  11.34 23.13 449.36 0.00  15.41 143.21   7.37   16.81
DSL   Downey Financial Corp.         CA NYSE   23.125  26.190  2.081   6.94   5.11 23.09 277.64 0.47  12.11 100.15   8.33   13.60
FSSB  First FS&LA of San Bernardino  CA NASDAQ 10.000  14.500  6.875  -6.98   0.00 17.75 314.62 0.00    NM   56.34   3.18     NM
FED   FirstFed Financial Corp.       CA NYSE   17.750  26.600  1.125   5.19  11.81 17.96 390.61 0.00  19.51  98.83   4.54   20.17
GLN   Glendale Federal Bank, FSB     CA NYSE   18.250 589.500  5.250   2.10   9.77 14.97 309.37 0.00  52.14 121.91   5.90   27.65
GDW   Golden West Financial          CA NYSE   57.375  57.500  3.875   5.28  10.34 40.78 617.63 0.37  11.90 140.69   9.29   12.13
GWF   Great Western Financial        CA NYSE   24.500  27.125  3.950   7.69  12.00 18.49 318.21 0.94  11.67 132.50   7.70   12.50
HTHR  Hawthorne Financial Corp.      CA NASDAQ  8.750  35.500  2.250  -2.78  25.00 13.29 292.87 0.00    NM   65.84   2.99     NM
HEMT  HF Bancorp, Inc.               CA NASDAQ  9.563  10.250  8.188   0.66  -1.92 12.91 131.64 0.00  28.98  74.07   7.26   28.98
HBNK  Highland Federal Bank FSB      CA NASDAQ 14.750  17.000 11.000  -4.84 -10.28 15.08 192.47 0.00  23.05  97.81   7.66   23.05
MBBC  Monterey Bay Bancorp, Inc.     CA NASDAQ 12.500  13.063  8.750   5.26   4.17 15.11  93.40 0.00  62.50  82.73  13.38   52.08
NHSL  NHS Financial, Inc.            CA NASDAQ 11.250  11.250  3.696   2.27  20.00  9.92 112.65 0.16  21.63 113.41   9.99   21.63
PSSB  Palm Springs Savings Bank      CA NASDAQ 13.938  14.125  4.500   0.45   7.22 10.34 169.85 0.12  13.27 134.80   8.21   24.89
PFFB  PFF Bancorp, Inc.              CA NASDAQ 11.250  11.750 10.375   2.27   2.27 14.64 108.19  NA     NA   76.84  10.40     NA
PROV  Provident Financial Holdings   CA NASDAQ 10.813  11.000 10.125   2.40    NA    NA     NA   NA     NA     NA     NA      NA
QCBC  Quaker City Bancorp, Inc.      CA NASDAQ 14.750  15.000  7.500  10.28   2.61 17.81 190.13 0.00  16.03  82.82   7.76   16.57
REDF  RedFed Bancorp Inc.            CA NASDAQ  9.250  14.500  7.750   8.82  -5.13 11.90 211.32 0.00    NM   77.73   4.38     NM
SGVB  SGV Bancorp, Inc.              CA NASDAQ  8.750  10.125  7.750   1.45  -1.41 11.94 122.11  NA     NA   73.28   7.17     NA
WES   Westcorp                       CA NYSE   18.500  21.905  3.703   3.50  -2.27 12.04 116.54 0.36  12.25 153.65  15.87   30.33
FFBA  First Colorado Bancorp, Inc.   CO NASDAQ 14.188  14.500  3.189   7.08  13.50 12.17  74.57  NA     NA  116.58  19.03     NA

KELLER & COMPANY                                                                                                             Page 2
Columbus, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
    AS OF AUGUST 9, 1996

                                                                    PER SHARE                               PRICING RATIOS
                                                ---------------------------------------------------- ------------------------------
                                                         All    All                              12                         Price/
                                                Latest   Time   Time   Mon.   Qtr.  Book        Mon.  Price/ Price/ Price/   Core
                                                Price    High   Low  Change Change Value Assets Div. Earnings Value Assets Earnings
                                  State Exchange ($)     ($)    ($)    (%)    (%)   ($)    ($)  ($)    (X)    (%)    (%)     (X)
                                  ----- -------- ---     ---    ---    ---    ---   ---    ---  ---    ---    ---    ---     ---
MORG  Morgan Financial Corp.         CO NASDAQ 12.250  12.500  6.750   0.00   0.00 12.61  86.05 0.77  15.31  97.15  14.24   15.91
EGFC  Eagle Financial Corp.          CT NASDAQ 24.125  27.750  6.198  -1.53   3.76 22.69 318.06 0.88   6.87 106.32   7.59   13.79
FFES  First Federal of East Hartford CT NASDAQ 17.625  21.500  4.000  -4.73   5.22 21.95 364.96 0.58   9.28  80.30   4.83    9.38
NTMG  Nutmeg Federal S&LA            CT NASDAQ  8.000   8.000  4.645  10.34  18.52  7.84 120.36 0.00  13.56 102.04   6.65   22.86
WBST  Webster Financial Corporation  CT NASDAQ 29.375  30.500  3.864   2.17   9.04 24.42 473.65 0.64  12.04 120.29   6.20   11.43
IFSB  Independence Federal Savings   DC NASDAQ  7.250  10.250  0.250  -6.45  -1.69 13.21 206.21 0.22   7.25  54.88   3.52   15.10
BANC  BankAtlantic Bancorp, Inc.     FL NASDAQ 11.750  12.800  0.223   7.80  -5.24  9.49 132.34 0.14   9.55 123.81   8.88   12.37
BKUNA BankUnited Financial Corp.     FL NASDAQ  7.375  12.750  2.320   1.72  -3.28  7.93 129.72 0.00   6.10  93.00   5.69     NM
FFFG  F.F.O. Financial Group, Inc.   FL NASDAQ  2.625  10.000  0.563  -4.55  -4.55  2.18  36.26 0.00  17.50 120.41   7.24   16.41
FFLC  FFLC Bancorp, Inc.             FL NASDAQ 18.250  20.250 12.750   1.39   2.82 21.54 126.81 0.34  15.60  84.73  14.39   15.60
FFML  First Family Financial Corp.   FL NASDAQ 21.500  23.000  5.000   2.38   2.38 16.38 291.83 0.16   8.37 131.26   7.37   15.58
FFPB  First Palm Beach Bancorp, Inc. FL NASDAQ 21.500  24.875 14.000   2.99   0.58 21.93 277.55 0.35  11.26  98.04   7.75   11.94
FFPC  Florida First Bancorp, Inc.    FL NASDAQ 11.125  11.250  0.750   0.00  17.11  6.31  89.43 0.24  13.73 176.31  12.44   14.83
HOFL  Home Financial Corp.           FL NASDAQ 13.875  16.250  5.803   5.59   2.78 12.86  49.19 0.75  21.35 107.89  28.21   17.13
SCSL  Suncoast Savings and Loan      FL NASDAQ  6.625  10.682  1.250  10.42   8.16  6.59 234.43 0.00  13.52 100.53   2.83     NM
CCFH  CCF Holding Company            GA NASDAQ 12.375  12.750 10.750   3.64   7.61 14.79  69.66  NA     NA   83.67  17.76     NA
EBSI  Eagle Bancshares               GA NASDAQ 15.625  19.000  1.875   3.31   0.81 12.56 134.33 0.51  10.21 124.40  11.63   10.35
FGHC  First Georgia Holding, Inc.    GA NASDAQ  6.750   7.833  1.222  10.20  -6.90  5.86  70.23 0.07  12.05 115.19   9.61   12.98
FLFC  First Liberty Financial Corp.  GA NASDAQ 20.750  25.000  4.000  -2.35  -5.68 16.84 246.56 0.49   9.79 123.22   8.42   12.35
FLAG  FLAG Financial Corp.           GA NASDAQ 12.000  15.000  3.200  -5.88  -5.88 10.75 112.50 0.30  12.24 111.63  10.67   13.79
NFSL  Newnan Savings Bank, FSB       GA NASDAQ 21.000  21.000  2.955   9.09  10.53 12.86 111.04 0.31  10.00 163.30  18.91   11.41
CASH  First Midwest Financial, Inc.  IA NASDAQ 21.750  24.250 13.250   0.00 -10.31 21.94 192.34 0.41  12.43  99.13  11.31   12.57
GFSB  GFS Bancorp, Inc.              IA NASDAQ 20.500  20.750 11.000   0.94  -1.20 19.52 163.47 0.33  11.92 105.02  12.54   12.28
HZFS  Horizon Financial Svcs Corp.   IA NASDAQ 14.000  16.375 10.375  -6.67 -13.85 18.73 164.01 0.32  16.67  74.75   8.54   20.59
MFCX  Marshalltown Financial Corp.   IA NASDAQ 15.750  16.750  8.500   1.61  -4.55 13.86  88.78 0.00  49.22 113.64  17.74   52.50
MIFC  Mid-Iowa Financial Corp.       IA NASDAQ  6.375   7.875  2.474   0.00  -5.56  6.42  68.49 0.08  10.63  99.30   9.31   10.81
MWBI  Midwest Bancshares, Inc.       IA NASDAQ 25.000  27.125 11.750  -2.91  -5.66 26.46 396.78 0.52   6.98  94.48   6.30   10.04
FFFD  North Central Bancshares, Inc. IA NASDAQ 11.625  12.683  8.071   6.90  10.71 13.90  48.44  NA     NA   83.63  24.00     NA
PMFI  Perpetual Midwest Financial    IA NASDAQ 17.750  17.750 10.000   4.41   4.41 17.86 185.44 0.15  23.99  99.38   9.57   23.99
SFFC  StateFed Financial Corporation IA NASDAQ 15.750  19.750 10.500  -2.33  -7.35 18.35  94.29 0.40  14.19  85.83  16.70   14.19
AVND  Avondale Financial Corp.       IL NASDAQ 14.000  15.250 11.500   8.74   7.69 16.33 164.65 0.00  15.05  85.73   8.50   20.90
CBCI  Calumet Bancorp, Inc.          IL NASDAQ 27.813  28.500 10.333  -0.67   0.92 33.23 206.72 0.00  11.89  83.70  13.45   11.89
CBSB  Charter Financial, Inc.        IL NASDAQ 11.500  12.250  6.361   4.55   1.10 12.95  60.48  NA     NA   88.80  19.01     NA
CBK   Citizens First Financial Corp. IL AMSE   10.250  10.500  9.500   2.50   2.50   NA     NA   NA     NA     NA     NA      NA

KELLER & COMPANY                                                                                                             Page 3
Columbus, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
    AS OF AUGUST 9, 1996

                                                                    PER SHARE                               PRICING RATIOS
                                                ---------------------------------------------------- ------------------------------
                                                         All    All                              12                         Price/
                                                Latest   Time   Time   Mon.   Qtr.  Book        Mon.  Price/ Price/ Price/   Core
                                                Price    High   Low  Change Change Value Assets Div. Earnings Value Assets Earnings
                                  State Exchange ($)     ($)    ($)    (%)    (%)   ($)    ($)  ($)    (X)    (%)    (%)     (X)
                                  ----- -------- ---     ---    ---    ---    ---   ---    ---  ---    ---    ---    ---     ---
CSBF  CSB Financial Group, Inc.      IL NASDAQ  9.125   9.625  8.810  -1.35   1.39 12.30  39.82  NA     NA   74.19  22.92     NA
DFIN  Damen Financial Corp.          IL NASDAQ 11.500  11.940 11.000  -1.61  -1.08 14.34  59.31  NA     NA   80.20  19.39     NA
EGLB  Eagle BancGroup, Inc.          IL NASDAQ 11.625  11.750 10.500   3.33    NA    NA     NA   NA     NA     NA     NA      NA
FBCI  Fidelity Bancorp, Inc.         IL NASDAQ 16.250  17.000  9.500   0.00   0.78 16.99 155.90 0.22  16.58  95.64  10.42   16.58
FNSC  Financial Security Corp.       IL NASDAQ 25.750  26.500 11.875   1.98  -0.48 25.69 166.65 0.00  19.36 100.23  15.45   16.30
FFBI  First Financial Bancorp, Inc.  IL NASDAQ 15.500  16.250  9.000   0.00   0.00 16.67 187.79 0.00  13.72  92.98   8.25   16.67
FMBD  First Mutual Bancorp, Inc.     IL NASDAQ 12.625  14.750 11.125   7.45   4.34 16.83  73.11  NA     NA   75.01  17.27     NA
FFDP  FirstFed Bancshares            IL NASDAQ 16.250  17.625  8.000  -4.41   8.33 16.12 186.84 0.30  17.47 100.81   8.70   33.16
GTPS  Great American Bancorp         IL NASDAQ 13.250  15.125 11.875  -4.50  -3.64 17.96  65.17  NA     NA   73.78  20.33     NA
HNFC  Hinsdale Financial Corp.       IL NASDAQ 24.000  26.750  9.000  -1.03  11.63 20.62 246.26 0.00  15.48 116.39   9.75   17.27
HMCI  HomeCorp, Inc.                 IL NASDAQ 18.000  18.750  5.000   0.00   0.70 18.72 300.36 0.00  15.65  96.15   5.99   24.66
KNK   Kankakee Bancorp, Inc.         IL AMSE   19.375  21.000 13.625   2.65   1.31 24.76 250.52 0.40  15.26  78.25   7.73   15.26
LBCI  Liberty Bancorp, Inc.          IL NASDAQ 23.875  30.625 12.750  -1.04   4.95 25.84 262.90 0.60  17.95  92.40   9.08   17.95
MAFB  MAF Bancorp, Inc.              IL NASDAQ 25.250  26.810  2.727  12.22  -2.66 23.42 301.45 0.32   9.15 107.81   8.38    9.08
NBSI  North Bancshares, Inc.         IL NASDAQ 15.750  16.250 11.000   3.28  -2.33 16.62 107.25 0.20  28.64  94.77  14.69   31.50
SWBI  Southwest Bancshares           IL NASDAQ 26.750  28.250 11.750  -1.38   0.00 22.30 198.77 1.06  13.65 119.96  13.46   13.72
SPBC  St. Paul Bancorp, Inc.         IL NASDAQ 23.625  26.625  3.833   3.28  -1.05 20.88 241.13 0.35  12.30 113.15   9.80   12.57
STND  Standard Financial, Inc.       IL NASDAQ 16.250  16.500  9.125   1.56   7.44 16.29 139.15 0.16  15.93  99.75  11.68   17.47
SFSB  SuburbFed Financial Corp.      IL NASDAQ 17.500  18.167  6.667   1.45   0.72 20.72 301.02 0.32  13.06  84.46   5.81   14.96
WCBI  Westco Bancorp                 IL NASDAQ 21.500  22.000  7.667   1.18  11.21 18.40 119.07 0.45  15.58 116.85  18.06   15.36
FBCV  1ST Bancorp                    IN NASDAQ 29.000  34.286  4.190   7.41   1.75 32.60 395.29 0.39   3.36  88.96   7.34     NM
AMFC  AMB Financial Corp.            IN NASDAQ 10.250  11.000  9.750  -4.65   2.50   NA     NA   NA     NA     NA     NA      NA
ASBI  Ameriana Bancorp               IN NASDAQ 13.250  14.438  2.750   0.00   1.45 13.51 121.72 0.54  13.52  98.08  10.89   13.80
ATSB  AmTrust Capital Corp.          IN NASDAQ  9.250  11.250  7.750   8.82  -7.50 13.32 128.88 0.00  25.69  69.44   7.18  102.78
CBCO  CB Bancorp, Inc.               IN NASDAQ 17.250  19.250  7.125   0.73   4.55 16.44 166.49 0.00   8.21 104.93  10.36    8.21
CBIN  Community Bank Shares          IN NASDAQ 13.250  14.750 12.000   4.95  -5.36 12.85 112.88  NA     NA  103.11  11.74     NA
FFWC  FFW Corp.                      IN NASDAQ 19.500  20.000 12.500   1.30   1.30 21.76 201.43 0.48  11.47  89.61   9.68   10.32
FFED  Fidelity Federal Bancorp       IN NASDAQ 10.250  14.773  1.534  -8.89 -21.15  5.70 112.36 0.70   8.13 179.82   9.12    8.69
FISB  First Indiana Corporation      IN NASDAQ 23.125  25.190  1.797  -2.12  -5.61 16.40 177.60 0.51  11.34 141.01  13.02   13.60
HFGI  Harrington Financial Group     IN NASDAQ 10.000  11.000  9.875  -4.76  -6.98  7.10 128.41 0.00  17.54 140.85   7.79   16.39
HBFW  Home Bancorp                   IN NASDAQ 15.750  16.250 12.500   4.13   5.88 16.96 109.43 0.05  17.90  92.87  14.39   17.90
HBBI  Home Building Bancorp          IN NASDAQ 17.750  21.250 10.000 -13.41   5.97 20.13 130.06 0.30  30.08  88.18  13.65   32.27
HOMF  Home Federal Bancorp           IN NASDAQ 26.250  27.750  3.222  -1.87   5.00 23.14 282.99 0.45   8.15 113.44   9.28    9.62
HWEN  Home Financial Bancorp         IN NASDAQ 12.000  12.000  9.875  21.52    NA    NA     NA   NA     NA     NA     NA      NA

KELLER & COMPANY                                                                                                             Page 4
Columbus, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
    AS OF AUGUST 9, 1996

                                                                    PER SHARE                               PRICING RATIOS
                                                ---------------------------------------------------- ------------------------------
                                                         All    All                              12                         Price/
                                                Latest   Time   Time   Mon.   Qtr.  Book        Mon.  Price/ Price/ Price/   Core
                                                Price    High   Low  Change Change Value Assets Div. Earnings Value Assets Earnings
                                  State Exchange ($)     ($)    ($)    (%)    (%)   ($)    ($)  ($)    (X)    (%)    (%)     (X)
                                  ----- -------- ---     ---    ---    ---    ---   ---    ---  ---    ---    ---    ---     ---
INCB  Indiana Community Bank, SB     IN NASDAQ 13.250  16.750 11.000   0.00 -15.87 15.35 102.46 0.33  18.93  86.32  12.93   18.93
IFSL  Indiana Federal Corporation    IN NASDAQ 18.500  21.500  4.000  -8.64   1.37 14.88 151.50 0.78  12.09 124.33  12.21   12.94
LOGN  Logansport Financial Corp.     IN NASDAQ 13.125  13.750 11.250  -2.78   2.94 14.99  58.37 0.40  15.44  87.56  22.49   16.41
MARN  Marion Capital Holdings        IN NASDAQ 20.000  21.000 14.250  -1.23   0.00 21.47  91.94 0.74  16.39  93.15  21.75   16.39
MFBC  MFB Corp.                      IN NASDAQ 15.250  16.250 10.500  10.91   7.02 19.09 106.67 0.00  21.48  79.88  14.30   22.10
NEIB  Northeast Indiana Bancorp      IN NASDAQ 12.250  13.500 11.250   1.03   2.08 14.13  74.76 0.23  15.31  86.69  16.39   15.31
PFDC  Peoples Bancorp                IN NASDAQ 19.250  22.500  5.375  -4.94  -4.94 18.46 118.51 0.54  11.26 104.28  16.24   11.26
PERM  Permanent Bancorp, Inc.        IN NASDAQ 16.500  18.500  9.750   4.76   3.13 19.44 185.48 0.20  30.00  84.88   8.90   30.00
SOBI  Sobieski Bancorp, Inc.         IN NASDAQ 11.750  13.250 10.000   0.00  -5.05 16.87  91.25 0.00  31.76  69.65  12.88   31.76
WCHI  Workingmens Capital Holdings   IN NASDAQ 20.750  20.875  4.313   0.61   4.40 14.63 115.12 0.35  20.34 141.83  18.02   20.15
FFSL  First Independence Corp.       KS NASDAQ 18.500  19.250 10.875   4.23   4.96 22.37 181.29 0.35  10.05  82.70  10.20   11.71
LARK  Landmark Bancshares, Inc.      KS NASDAQ 15.250  15.875  9.750   0.00   2.52 17.27 104.74 0.40  16.22  88.30  14.56   18.15
MCBS  Mid Continent Bancshares Inc.  KS NASDAQ 17.875  19.250  9.750  -3.38  -1.38 18.61 141.13 0.40   9.71  96.05  12.67    9.99
WBCI  WFS Bancorp, Inc.              KS NASDAQ 22.875  23.090 11.000  -0.80   0.55 21.99 171.20 0.40  18.45 104.02  13.36   17.07
CKFB  CKF Bancorp, Inc.              KY NASDAQ 19.500  20.250 11.375   0.00   0.00 17.21  59.11 0.40  25.66 113.31  32.99   25.66
CLAS  Classic Bancshares, Inc.       KY NASDAQ 11.625  11.750 10.375   8.14   3.33 14.74  49.97  NA     NA   78.87  23.26     NA
FSBS  First Ashland Financial Corp   KY NASDAQ 18.250  18.375 12.500   0.00   1.39 16.15  59.37  NA     NA  113.00  30.74     NA
FFKY  First Federal Financial Corp.  KY NASDAQ 21.500  22.000  3.063   3.61  20.28 11.87  83.80 0.46  16.54 181.13  25.66   18.22
FLKY  First Lancaster Bancshares     KY NASDAQ 13.750  14.250 13.125   3.07    NA    NA     NA   NA     NA     NA     NA      NA
FTSB  Fort Thomas Financial Corp.    KY NASDAQ 13.750  17.750 11.250 -20.29 -16.03 13.58  55.89  NA     NA  101.25  24.60     NA
FKKY  Frankfort First Bancorp, Inc.  KY NASDAQ 11.250  15.875 11.000  -7.22 -28.00 13.87  40.18  NA     NA   81.11  28.00     NA
GWBC  Gateway Bancorp, Inc.          KY NASDAQ 13.000  16.250 11.000  -7.14  -9.57 15.64  62.93 1.50  19.70  83.12  20.66   19.70
GTFN  Great Financial Corporation    KY NASDAQ 26.750  27.375 13.875   4.39   2.39 19.19 169.06 0.42  17.26 139.40  15.82   21.06
HFFB  Harrodsburg First Fin Bancorp  KY NASDAQ 16.250  16.750 12.375  -0.76  19.27 15.49  49.82  NA     NA  104.91  32.62     NA
KYF   Kentucky First Bancorp, Inc.   KY AMSE   14.625  15.250 11.375  -2.50  15.84 14.29  60.48  NA     NA  102.34  24.18     NA
ANA   Acadiana Bancshares, Inc.      LA AMSE   12.250  12.250 11.690    NA     NA    NA     NA   NA     NA     NA     NA      NA
CZF   CitiSave Financial Corp        LA AMSE   13.875  16.500 12.750  -2.63  -5.93 16.26  82.63  NA     NA   85.33  16.79     NA
ISBF  ISB Financial Corporation      LA NASDAQ 14.750  17.000 12.938   2.61  -5.21 16.37  84.51  NA     NA   90.10  17.45     NA
JEBC  Jefferson Bancorp, Inc.        LA NASDAQ 22.500  22.500 12.750   2.27   2.86 16.42 120.96 0.30  18.75 137.03  18.60   18.75
MERI  Meritrust Federal SB           LA NASDAQ 31.500  34.000 13.500   0.80  -1.56 22.40 295.05 0.58  11.33 140.63  10.68   11.62
TSH   Teche Holding Co.              LA AMSE   13.000  14.500 11.375   0.97  -1.89 14.51  84.56  NA     NA   89.59  15.37     NA
AFCB  Affiliated Community Bancorp   MA NASDAQ 17.375  18.000 16.060   0.72   6.11 19.30 193.66  NA     NA   90.03   8.97     NA
BFD   BostonFed Bancorp, Inc.        MA AMSE   12.375  12.625 10.000   3.13   6.45 14.55 118.06  NA     NA   85.05  10.48     NA
FMLY  Family Bancorp                 MA NASDAQ 25.250  25.500  1.167   3.59  26.25 16.60 219.50 0.42  13.43 152.11  11.50   13.95

KELLER & COMPANY                                                                                                             Page 5
Columbus, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
    AS OF AUGUST 9, 1996

                                                                    PER SHARE                               PRICING RATIOS
                                                ---------------------------------------------------- ------------------------------
                                                         All    All                              12                         Price/
                                                Latest   Time   Time   Mon.   Qtr.  Book        Mon.  Price/ Price/ Price/   Core
                                                Price    High   Low  Change Change Value Assets Div. Earnings Value Assets Earnings
                                  State Exchange ($)     ($)    ($)    (%)    (%)   ($)    ($)  ($)    (X)    (%)    (%)     (X)
                                  ----- -------- ---     ---    ---    ---    ---   ---    ---  ---    ---    ---    ---     ---
ANBK  American National Bancorp      MD NASDAQ  9.875  10.625  4.639  -7.06   1.28 12.87 112.80  NA     NA   76.73   8.75     NA
EQSB  Equitable Federal Savings Bank MD NASDAQ 25.250  26.250 11.250   2.02   0.00 23.64 446.29 0.00   8.04 106.81   5.66    8.07
FCIT  First Citizens Financial Corp. MD NASDAQ 17.500  19.091  0.375   4.48  -1.41 13.45 214.17 0.00  13.16 130.11   8.17   16.51
FFWM  First Financial-W. Maryland    MD NASDAQ 22.250  27.250  7.167   5.95  17.11 18.70 149.25 0.48  34.23 118.98  14.91   37.08
HRBF  Harbor Federal Bancorp, Inc.   MD NASDAQ 12.875  15.500  9.750   3.00  -0.96 15.84 114.58 0.30  23.41  81.28  11.24   23.41
HFMD  Home Federal Corp.             MD NASDAQ 10.250  15.873  0.750  -4.65  -6.31  7.41  86.02 0.12  10.15 138.33  11.92   10.35
MFSL  Maryland Federal Bancorp       MD NASDAQ 28.875  34.125  4.545  -0.43  -1.70 29.95 357.10 0.61  10.42  96.41   8.09   14.73
WSB   Washington Savings Bank, FSB   MD AMSE    5.000   6.917  0.281  -9.09   0.00  4.97  60.42 0.09   9.09 100.60   8.28   11.90
WHGB  WHG Bancshares Corp.           MD NASDAQ 11.250  11.750 10.875  -2.17   0.00   NA     NA   NA     NA     NA     NA      NA
MCBN  Mid-Coast Bancorp, Inc.        ME NASDAQ 20.250  20.250  8.095   5.88   4.52 21.67 239.77 0.50  14.57  93.45   8.45   15.82
BWFC  Bank West Financial Corp.      MI NASDAQ 12.000  12.250  8.500   7.87  31.51 11.99  60.63 0.21  26.67 100.08  19.79   46.15
CFSB  CFSB Bancorp, Inc.             MI NASDAQ 19.875  24.000  3.486  -4.22  -0.63 14.57 177.22 0.45  12.50 136.41  11.21   13.25
DNFC  D & N Financial Corp.          MI NASDAQ 12.750  18.875  2.500  -3.77   2.00 10.30 180.31 0.00   7.29 123.79   7.07    7.97
MSBF  MSB Financial, Inc.            MI NASDAQ 16.750  19.500 10.750  -2.90  -1.47 18.86  83.33 0.30  10.81  88.81  20.10   11.88
MSBK  Mutual Savings Bank, FSB       MI NASDAQ  5.375  25.500  3.000  -8.51   0.00  9.03 159.10 0.00    NM   59.52   3.38     NM
OFCP  Ottawa Financial Corp.         MI NASDAQ 16.375  16.750 10.250   0.77   0.77 14.84 144.45 0.32  18.82 110.34  11.34   19.26
SJSB  SJS Bancorp                    MI NASDAQ 20.000  20.750 10.810  -1.53   0.00 17.90 153.42 0.30  21.74 111.73  13.04   22.22
SFB   Standard Federal Bancorp       MI NYSE   41.625  43.125  4.750   7.42   8.12 30.74 486.52 0.74  10.48 135.41   8.56   12.03
THR   Three Rivers Financial Corp.   MI AMSE   12.625  13.625 11.375  -5.61  -1.94 15.17  99.04  NA     NA   83.22  12.75     NA
BDJI  First Federal Bancorporation   MN NASDAQ 14.375  14.750 10.625   8.49  10.58 17.88 134.85 0.00  16.34  80.40  10.66   16.34
FFHH  FSF Financial Corp.            MN NASDAQ 11.875  13.500  7.750  -1.04  -6.86 15.58  95.29 0.50  20.83  76.22  12.46   20.83
HMNF  HMN Financial, Inc.            MN NASDAQ 15.250  16.500  9.313  -5.43  -0.81 17.54 104.63 0.00  12.92  86.94  14.58   14.52
MIVI  Mississippi View Holding Co.   MN NASDAQ 10.875  12.250  8.500   1.16  -3.85 13.78  73.08 0.08  10.88  78.92  14.88   12.22
QCFB  QCF Bancorp, Inc.              MN NASDAQ 14.750  15.250 11.000  -3.28   5.36 17.82  81.68  NA     NA   82.77  18.06     NA
TCB   TCF Financial Corp.            MN NYSE   38.250  38.500  2.813  13.33  12.50 14.98 194.88 0.66  13.42 255.34  19.63   14.06
WEFC  Wells Financial Corp.          MN NASDAQ 11.813  12.250  9.000   1.62  13.86 13.41  89.68  NA     NA   88.09  13.17     NA
CMRN  Cameron Financial Corp         MO NASDAQ 14.000  15.500 10.688   3.70   1.82 17.29  60.52  NA     NA   80.97  23.13     NA
CAPS  Capital Savings Bancorp, Inc.  MO NASDAQ 19.500  19.500 12.250   8.33   2.63 20.34 194.94 0.33  10.77  95.87  10.00   10.77
CNSB  CNS Bancorp, Inc.              MO NASDAQ 11.625  12.000 11.000   1.09    NA    NA     NA   NA     NA     NA     NA      NA
FBSI  First Bancshares, Inc.         MO NASDAQ 16.000  17.000 10.250   3.23  -4.48 18.26 107.92 0.20  17.78  87.62  14.83   17.98
GSBC  Great Southern Bancorp, Inc.   MO NASDAQ 27.500  28.500  2.292   2.08   6.80 15.04 148.61 0.68  11.55 182.85  18.50   12.28
HFSA  Hardin Bancorp, Inc.           MO NASDAQ 11.250  13.000 11.000  -2.17  -2.17 14.75  85.90  NA     NA   76.27  13.10     NA
JSBA  Jefferson Savings Bancorp      MO NASDAQ 23.500  30.750 13.250  -5.05 -18.97 21.59 266.48 0.08  13.28 108.85   8.82   14.51
JOAC  Joachim Bancorp, Inc.          MO NASDAQ 13.250  13.500 11.500   8.16   3.92 14.14  48.37  NA     NA   93.71  27.39     NA

KELLER & COMPANY                                                                                                             Page 6
Columbus, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
    AS OF AUGUST 9, 1996

                                                                    PER SHARE                               PRICING RATIOS
                                                ---------------------------------------------------- ------------------------------
                                                         All    All                              12                         Price/
                                                Latest   Time   Time   Mon.   Qtr.  Book        Mon.  Price/ Price/ Price/   Core
                                                Price    High   Low  Change Change Value Assets Div. Earnings Value Assets Earnings
                                  State Exchange ($)     ($)    ($)    (%)    (%)   ($)    ($)  ($)    (X)    (%)    (%)     (X)
                                  ----- -------- ---     ---    ---    ---    ---   ---    ---  ---    ---    ---    ---     ---
LXMO  Lexington B&L Financial Corp.  MO NASDAQ  9.875  10.125  9.500  -2.47    NA    NA     NA   NA     NA     NA     NA      NA
MBLF  MBLA Financial Corp.           MO NASDAQ 21.250  26.000 12.750  -5.56 -15.84 20.68 142.21 0.40  22.14 102.76  14.94   22.14
MFSB  Mutual Bancompany              MO NASDAQ 21.250  21.750 10.000   1.19   1.19 18.70 159.85 0.00  62.50 113.64  13.29   54.49
NASB  North American Savings Bank    MO NASDAQ 29.938  32.375  2.500   2.35  -2.64 21.44 291.83 0.53   8.09 139.64  10.26    8.83
NSLB  NS&L Bancorp, Inc.             MO NASDAQ 12.500  13.750 11.750  -0.99  -1.96 15.62  66.51  NA     NA   80.03  18.79     NA
PCBC  Perry County Financial Corp.   MO NASDAQ 15.500  21.500 12.375 -12.68 -10.14 18.37  91.63 0.30  16.32  84.38  16.92   16.67
RFED  Roosevelt Financial Group      MO NASDAQ 16.500  19.750  2.167  -6.38 -10.20 10.98 221.32 0.59  13.10 150.27   7.46    9.54
SMFC  Sho-Me Financial Corp.         MO NASDAQ 17.000  17.000  9.375   6.25   5.52 19.59 161.62 0.00  13.49  86.78  10.52   13.93
SMBC  Southern Missouri Bancorp, Inc MO NASDAQ 14.000  17.500  8.875  -1.75  -3.45 15.41  93.96 0.50  17.72  90.85  14.90   19.18
CFTP  Community Federal Bancorp      MS NASDAQ 13.000  13.750 12.250  -1.89   4.00 14.37  43.56  NA     NA   90.47  29.84     NA
FFBS  FFBS BanCorp, Inc.             MS NASDAQ 19.750  24.250 12.000 -11.24  -8.14 16.43  78.55 1.40  18.46 120.21  25.14   18.46
MGNL  Magna Bancorp, Inc.            MS NASDAQ 41.000  42.000  1.688  17.14  17.14 18.36 191.00 0.50  13.67 223.31  21.47   13.76
GBCI  Glacier Bancorp, Inc.          MT NASDAQ 21.250  22.273  1.495   0.00  -3.41 11.45 121.53 0.59  11.68 185.59  17.49   11.68
SFBM  Security Bancorp               MT NASDAQ 20.250  23.250  4.250   0.00  -4.71 21.97 246.22 0.65  12.50  92.17   8.22   16.74
UBMT  United Financial Corp.         MT NASDAQ 18.000  22.500  5.625  -4.00   0.00 20.12  85.48 0.83  13.64  89.46  21.06   13.64
WSTR  WesterFed Financial Corp.      MT NASDAQ 14.188  17.125 11.375  -2.99  -1.30 17.88 128.31 0.36  13.26  79.35  11.06   14.48
COOP  Cooperative Bankshares, Inc.   NC NASDAQ 16.750  22.500  3.467  -1.47  -5.63 19.77 212.28 0.00  29.39  84.72   7.89   29.91
SOPN  First Savings Bancorp, Inc.    NC NASDAQ 17.750  21.000 13.500  -2.74  -6.58 17.94  68.45 0.68  18.68  98.94  25.93   18.30
GSFC  Green Street Financial Corp.   NC NASDAQ 12.750  13.125 12.125  -2.86   3.03 14.60  41.64  NA     NA   87.33  30.62     NA
HFNC  HFNC Financial Corp.           NC NASDAQ 16.500  16.750 13.125   1.54  17.35 14.21  41.66  NA     NA  116.12  39.61     NA
KSAV  KS Bancorp, Inc.               NC NASDAQ 20.000  22.000 11.625   0.00  11.11 20.86 141.02 1.10  14.39  95.88  14.18   14.18
MBSP  Mitchell Bancorp, Inc.         NC NASDAQ 10.875  11.000 10.190    NA     NA    NA     NA   NA     NA     NA     NA      NA
PDB   Piedmont Bancorp, Inc.         NC AMSE   13.250  13.625 12.000   0.95   0.95 14.01  48.66  NA     NA   94.58  27.23     NA
SSB   Scotland Bancorp, Inc          NC AMSE   12.125  12.625 11.625  -1.02   3.19 13.43  38.31  NA     NA   90.28  31.65     NA
SSM   Stone Street Bancorp, Inc.     NC AMSE   16.500  18.500 16.250  -2.22  -3.65   NA     NA   NA     NA     NA     NA      NA
UFRM  United Federal Savings Bank    NC NASDAQ  7.500   8.750  1.750  -9.75  -4.76  6.81  82.27 0.17  10.27 110.13   9.12   11.54
CFB   Commercial Federal Corporation NE NYSE   38.500  39.125  1.625   5.48   4.05 27.39 437.89 0.40  10.32 140.56   8.79   10.43
EBCP  Eastern Bancorp                NH NASDAQ 18.000  18.333  3.000   7.46  17.39 17.77 230.19 0.43  11.39 101.29   7.82   15.79
NHTB  New Hampshire Thrift Bncshrs   NH NASDAQ 10.000  13.000  1.750   1.27   1.27 11.49 149.44 0.50  12.05  87.03   6.69   11.63
FBER  1st Bergen Bancorp             NJ NASDAQ  9.875  10.000  9.000   6.76   5.33 13.67  79.45  NA     NA   72.24  12.43     NA
CJFC  Central Jersey Financial       NJ NASDAQ 32.000  32.000  2.645   5.79  20.75 20.84 175.50 0.46  16.33 153.55  18.23   17.20
COFD  Collective Bancorp, Inc.       NJ NASDAQ 24.000  28.250  1.351   0.52  -0.52 17.88 252.55 0.85   8.99 134.23   9.50    9.09
FSPG  First Home Bancorp, Inc.       NJ NASDAQ 17.750  19.000  2.531   0.00  -2.74 14.97 229.73 0.48   8.18 118.57   7.73    8.57
FSFI  First State Financial Services NJ NASDAQ 13.000  14.125  1.625   0.46  28.40 10.69 156.21 0.22  13.54 121.61   8.32   17.57

KELLER & COMPANY                                                                                                             Page 7
Columbus, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
    AS OF AUGUST 9, 1996

                                                                    PER SHARE                               PRICING RATIOS
                                                ---------------------------------------------------- ------------------------------
                                                         All    All                              12                         Price/
                                                Latest   Time   Time   Mon.   Qtr.  Book        Mon.  Price/ Price/ Price/   Core
                                                Price    High   Low  Change Change Value Assets Div. Earnings Value Assets Earnings
                                  State Exchange ($)     ($)    ($)    (%)    (%)   ($)    ($)  ($)    (X)    (%)    (%)     (X)
                                  ----- -------- ---     ---    ---    ---    ---   ---    ---  ---    ---    ---    ---     ---
FMCO  FMS Financial Corporation      NJ NASDAQ 16.500  17.500  1.500   1.54  -2.94 13.91 209.90 0.20  10.12 118.62   7.86   10.12
IBSF  IBS Financial Corp.            NJ NASDAQ 13.875  15.455  8.409   7.77   1.83 13.55  68.05 0.21  19.01 102.40  20.39   18.50
LVSB  Lakeview Financial             NJ NASDAQ 21.125  21.625  8.068   5.63  17.36 19.99 200.89 0.23  10.06 105.68  10.52   16.50
LFBI  Little Falls Bancorp, Inc.     NJ NASDAQ 10.250  11.500  9.500  -3.53   6.49 14.40  92.79  NA     NA   71.18  11.05     NA
OCFC  Ocean Financial Corp.          NJ NASDAQ 21.188  21.250 19.625   3.99    NA    NA     NA   NA     NA     NA     NA      NA
PBCI  Pamrapo Bancorp, Inc.          NJ NASDAQ 18.500  26.125  2.563  -3.90   1.37 17.23 111.42 0.90  12.67 107.37  16.60   12.67
PFSB  PennFed Financial Services,Inc NJ NASDAQ 16.750  17.000  9.063  11.22  10.27 20.50 225.25 0.00  10.81  81.71   7.44   10.88
PULS  Pulse Bancorp                  NJ NASDAQ 17.375  18.000  4.000  -2.11  17.80 12.90 165.62 0.78  12.59 134.69  10.49   12.59
SFIN  Statewide Financial Corp.      NJ NASDAQ 12.125  13.750 11.250   1.04   3.19 13.36 120.40  NA     NA   90.76  10.07     NA
WYNE  Wayne Bancorp, Inc.            NJ NASDAQ 12.750  12.750 10.750  15.91    NA    NA     NA   NA     NA     NA     NA      NA
WWFC  Westwood Financial Corporation NJ NASDAQ 10.500  11.000 10.250   0.00    NA    NA     NA   NA     NA     NA     NA      NA
FSBC  First Savings Bank, FSB        NM NASDAQ  5.250  10.417  1.750  -4.55 -19.23  7.86 166.01 0.00    NA   66.79   3.16     NA
GUPB  GFSB Bancorp, Inc.             NM NASDAQ 14.000  15.000 12.875   2.75   0.90 17.09  74.23  NA     NA   81.92  18.86     NA
ALBK  ALBANK Financial Corporation   NY NASDAQ 26.000  30.625  9.167   1.46  -7.96 23.83 250.27 0.44  12.50 109.11  10.39   12.50
ALBC  Albion Banc Corp.              NY NASDAQ 17.500  18.750 10.500   2.94   4.48 23.29 217.45 0.31  26.12  75.14   8.05   30.70
ASFC  Astoria Financial Corporation  NY NASDAQ 26.875  28.125 12.688  -1.16   3.12 26.11 329.08 0.41  11.79 102.93   8.17   12.92
BFSI  BFS Bankorp, Inc.              NY NASDAQ 42.500  42.500  2.500  10.39  11.29 29.73 379.90 0.00   7.13 142.95  11.19    7.38
CARV  Carver Federal Savings Bank    NY NASDAQ  8.000  10.750  6.250   0.00  -1.96 15.03 156.57 0.00  22.86  53.23   5.11   25.00
FIBC  Financial Bancorp, Inc.        NY NASDAQ 14.750  14.875  8.500  19.19  12.94 14.60 146.15 0.25  17.15 101.03  10.09   17.56
HAVN  Haven Bancorp, Inc.            NY NASDAQ 27.125  28.875 10.000  -1.81   5.85 21.77 358.85 0.45  11.30 124.60   7.56   11.69
LISB  Long Island Bancorp, Inc.      NY NASDAQ 28.000  32.875 12.090  -7.05   2.28 21.03 210.48 0.40  14.97 133.14  13.30   16.47
NYB   New York Bancorp Inc.          NY NYSE   28.250  28.250  2.425  10.24  15.90 13.78 253.93 0.80   9.95 205.01  11.13   10.58
PEEK  Peekskill Financial Corp.      NY NASDAQ 12.250  12.250 11.125   4.26   6.52 14.58  46.67  NA     NA   84.02  26.25     NA
PKPS  Poughkeepsie Savings Bank, FSB NY NASDAQ  5.000  26.750  0.875  -3.66   0.00  5.65  66.97 0.09   4.67  88.50   7.47    3.45
RELY  Reliance Bancorp, Inc.         NY NASDAQ 17.000  17.000  8.875   7.09  13.33 16.83 195.27 0.46  12.98 101.01   8.71   13.71
SFED  SFS Bancorp, Inc.              NY NASDAQ 12.750  13.500 11.000   2.00   4.08 17.24 127.17 0.00  15.18  73.96  10.03   15.00
TPNZ  Tappan Zee Financial, Inc.     NY NASDAQ 13.188  13.500 11.250  13.45   7.66 13.84  76.73  NA     NA   95.29  17.19     NA
YFCB  Yonkers Financial Corporation  NY NASDAQ 10.438  10.438  9.310   4.38   5.70 13.73  68.00  NA     NA   76.02  15.35     NA
ASBP  ASB Financial Corp.            OH NASDAQ 14.750  16.500 11.375   3.51  -1.67 15.93  65.92 0.33  21.38  92.59  22.38   21.38
CAFI  Camco Financial Corporation    OH NASDAQ 19.000  19.286 12.245   0.00   2.31 13.83 166.04 0.39   9.41 137.38  11.44   12.26
COFI  Charter One Financial          OH NASDAQ 36.500  38.000  3.445   2.82   4.29 20.76 309.97 0.82  32.02 175.82  11.78   11.66
CRCL  Circle Financial Corp.         OH NASDAQ 37.000  37.000 10.500   5.71   5.34 34.51 323.98 0.62  25.69 107.22  11.42   30.08
CTZN  CitFed Bancorp, Inc.           OH NASDAQ 37.875  39.500  9.250   3.06   9.78 30.80 467.55 0.28  12.75 122.97   8.10   14.29
CIBI  Community Investors Bancorp    OH NASDAQ 15.375  17.500 10.750   2.50   4.24 16.93 122.33 0.12  12.20  90.82  12.57   12.92

KELLER & COMPANY                                                                                                             Page 8
Columbus, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
    AS OF AUGUST 9, 1996

                                                                    PER SHARE                               PRICING RATIOS
                                                ---------------------------------------------------- ------------------------------
                                                         All    All                              12                         Price/
                                                Latest   Time   Time   Mon.   Qtr.  Book        Mon.  Price/ Price/ Price/   Core
                                                Price    High   Low  Change Change Value Assets Div. Earnings Value Assets Earnings
                                  State Exchange ($)     ($)    ($)    (%)    (%)   ($)    ($)  ($)    (X)    (%)    (%)     (X)
                                  ----- -------- ---     ---    ---    ---    ---   ---    ---  ---    ---    ---    ---     ---
EFBI  Enterprise Federal Bancorp     OH NASDAQ 12.750  18.000 11.250  -8.93 -10.53 15.09  97.56 3.00  12.75  84.49  13.07   19.32
FFDF  FFD Financial Corp.            OH NASDAQ 10.500  10.750 10.000  -1.18   0.00   NA     NA   NA     NA     NA     NA      NA
FFYF  FFY Financial Corp.            OH NASDAQ 23.875  24.000 12.250   1.60   3.24 20.25 110.37 0.55  17.69 117.90  21.63   17.05
FFOH  Fidelity Financial of Ohio     OH NASDAQ 10.125  10.890  3.112   2.53   1.25 12.54  61.66  NA     NA   80.74  16.42     NA
FDEF  First Defiance Financial       OH NASDAQ 10.375  11.000  5.790  -1.19  -1.19 12.14  49.91  NA     NA   85.46  20.79     NA
FFBZ  First Federal Bancorp, Inc.    OH NASDAQ 23.500  24.500  6.250  -4.08  -3.59 16.84 226.57 0.40  10.13 139.55  10.37   10.31
FFHS  First Franklin Corporation     OH NASDAQ 14.500  17.500  3.500  -3.33  -1.69 17.41 185.79 0.29  13.55  83.29   7.80   13.81
FFSW  FirstFederal Financial Svcs    OH NASDAQ 30.375  31.000  2.232   6.58  23.98 15.09 291.48 0.45  15.50 201.29  10.42   18.75
GFCO  Glenway Financial Corp.        OH NASDAQ 20.000  23.333 15.419   2.44  -3.45 23.12 239.12 0.49  15.04  86.51   8.36   15.27
HHFC  Harvest Home Financial Corp.   OH NASDAQ 12.000  13.250  8.750  -4.00  -7.69 14.44  81.55 0.39  18.75  83.10  14.71   18.75
HVFD  Haverfield Corporation         OH NASDAQ 18.000  19.250  5.165   0.00   2.86 14.90 175.30 0.53  13.95 120.81  10.27   14.75
INBI  Industrial Bancorp             OH NASDAQ 10.250  16.000  9.875  -7.87 -32.70 10.95  56.45  NA     NA   93.61  18.16     NA
LONF  London Financial Corporation   OH NASDAQ 10.500  11.250  9.750   2.44   0.00   NA     NA   NA     NA     NA     NA      NA
MFFC  Milton Federal Financial Corp. OH NASDAQ 12.250  17.125 10.000   0.00 -18.33 14.91  78.76 1.37  16.78  82.16  15.55   18.28
OHSL  OHSL Financial Corp.           OH NASDAQ 20.500  22.000 11.500  -2.38  -1.20 20.94 171.71 0.72  13.49  97.90  11.94   13.76
PTRS  Potters Financial Corp.        OH NASDAQ 15.500  18.500  9.000  -3.88  -4.62 20.80 213.70 0.21  13.48  74.52   7.25   13.72
PVFC  PVF Capital Corp.              OH NASDAQ 19.000  21.000  6.474   5.56  -1.94 13.77 205.36 0.00   8.88 137.98   9.25   10.00
SFSL  Security First Corp.           OH NASDAQ 14.500  17.250  1.625   1.75  19.59 11.31 119.40 0.41  11.07 128.21  12.14   10.51
SHFC  Seven Hills Financial Corp.    OH NASDAQ 17.500  18.125 11.000  -3.45   6.06 17.99  84.83 0.86  58.33  97.28  20.63   60.34
SSBK  Strongsville Savings Bank      OH NASDAQ 21.875  22.250 15.500   4.17   0.57 16.81 209.10 0.45  11.39 130.13  10.46   12.79
SBCN  Suburban Bancorporation, Inc.  OH NASDAQ 15.500  18.500 10.500   3.33   5.08 17.48 133.13 0.55  29.25  88.67  11.64   20.13
THIR  Third Financial Corp.          OH NASDAQ 32.500  33.000 14.500   2.77   4.84 25.23 137.25 0.64  18.36 128.81  23.68   20.44
WOFC  Western Ohio Financial Corp.   OH NASDAQ 20.750  24.375 14.750  -6.74  -8.79 25.19 138.38 1.00  19.95  82.37  14.99   34.02
WFCO  Winton Financial Corp.         OH NASDAQ 11.250  15.000  3.750 -13.46  -9.09 10.61 142.40 0.41   9.07 106.03   7.90   10.82
FFWD  Wood Bancorp, Inc.             OH NASDAQ 13.250  13.500  8.000   1.92   6.00 13.14  90.07 0.22  12.62 100.84  14.71   12.99
KFBI  Klamath First Bancorp          OR NASDAQ 13.688  14.625 12.500  -1.35   3.31 14.90  53.73  NA     NA   91.87  25.48     NA
BRFC  Bridgeville Savings Bank       PA NASDAQ 15.250  15.375 11.750   0.83   7.02 14.13  49.56 0.38  25.42 107.93  30.77   25.42
CVAL  Chester Valley Bancorp Inc.    PA NASDAQ 18.500  20.476  4.073   1.37   1.37 15.91 173.80 0.35  12.01 116.28  10.64   12.42
CMSB  Commonwealth Bancorp, Inc.     PA NASDAQ 10.625  12.389  5.790   2.41  -1.92   NA     NA   NA     NA     NA     NA      NA
FSBI  Fidelity Bancorp, Inc.         PA NASDAQ 16.000  18.182  3.756   0.00  -3.56 15.73 231.70 0.29  11.76 101.72   6.91   11.85
FBBC  First Bell Bancorp, Inc.       PA NASDAQ 13.563  14.250 10.000   0.47   0.92 14.24  69.88 0.10  12.33  95.25  19.41   12.44
FKFS  First Keystone Financial       PA NASDAQ 16.750  20.875 10.250  -1.47  -4.29 17.83 215.24 0.00  15.80  93.94   7.78   14.57
SHEN  First Shenango Bancorp, Inc.   PA NASDAQ 20.750  22.250 12.750   1.22   1.22 20.53 161.88 0.42  13.65 101.07  12.82   14.31
GAF   GA Financial, Inc.             PA AMSE   11.500  11.875 10.250   5.75   6.98 14.43  63.19  NA     NA   79.70  18.20     NA

KELLER & COMPANY                                                                                                             Page 9
Columbus, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
    AS OF AUGUST 9, 1996

                                                                    PER SHARE                               PRICING RATIOS
                                                ---------------------------------------------------- ------------------------------
                                                         All    All                              12                         Price/
                                                Latest   Time   Time   Mon.   Qtr.  Book        Mon.  Price/ Price/ Price/   Core
                                                Price    High   Low  Change Change Value Assets Div. Earnings Value Assets Earnings
                                  State Exchange ($)     ($)    ($)    (%)    (%)   ($)    ($)  ($)    (X)    (%)    (%)     (X)
                                  ----- -------- ---     ---    ---    ---    ---   ---    ---  ---    ---    ---    ---     ---
HARL  Harleysville Savings Bank      PA NASDAQ 17.875  19.750  3.535   2.14  -0.69 15.38 231.24 0.38  10.51 116.22   7.73    9.99
LARL  Laurel Capital Group, Inc.     PA NASDAQ 14.750  16.500  3.627   0.00  -4.84 13.66 127.95 0.27   8.89 107.98  11.53    9.22
MLFB  MLF Bancorp, Inc.              PA NASDAQ 25.000  25.000 12.438   1.01   3.35 24.47 282.67 0.52  13.74 102.17   8.84   15.43
PVSA  Parkvale Financial Corporation PA NASDAQ 27.000  28.500  2.688   5.63  -1.82 21.56 284.10 0.52   9.44 125.23   9.50   10.11
PBIX  Patriot Bank Corp.             PA NASDAQ 13.375  13.375 12.310   4.90   4.90 14.33 107.03  NA     NA   93.34  12.50     NA
PWBC  PennFirst Bancorp, Inc.        PA NASDAQ 13.875  15.915  4.019   6.73   8.82 13.37 170.26 0.36  14.16 103.78   8.15   15.08
PWBK  Pennwood Savings Bank          PA NASDAQ  9.625   9.750  9.000    NA     NA    NA     NA   NA     NA     NA     NA      NA
PHFC  Pittsburgh Home Financial Corp PA NASDAQ 10.500  11.125  9.500   5.00   4.37 13.93  84.32  NA     NA   75.38  12.45     NA
PRBC  Prestige Bancorp, Inc.         PA NASDAQ 10.500  10.500  9.750   6.33    NA  15.86 106.55  NA     NA   66.20   9.85     NA
PSAB  Prime Bancorp, Inc.            PA NASDAQ 19.250  20.682  3.194   6.94   6.94 15.58 173.03 0.66  11.88 123.56  11.13   12.75
PFNC  Progress Financial Corporation PA NASDAQ  6.125  18.750  0.750  -2.00 -12.50  5.23  93.26 0.00   6.88 117.11   6.57    8.51
SVRN  Sovereign Bancorp, Inc.        PA NASDAQ 10.125  11.250  1.005   0.00  -1.79  7.75 185.25 0.08   9.46 130.65   5.47    9.83
THRD  TF Financial Corporation       PA NASDAQ 14.125  16.000  9.750  -1.74   0.89 17.97 116.93 0.29  13.99  78.60  12.08   14.41
THBC  Troy Hill Bancorp, Inc.        PA NASDAQ 13.375  14.000 10.250   0.94   2.88 16.73  75.37 0.32  12.50  79.95  17.75   13.65
WVFC  WVS Financial Corporation      PA NASDAQ 21.000  22.250 13.000   2.44   3.70 19.60 149.49 2.06  10.19 107.14  14.05   11.05
YFED  York Financial Corp.           PA NASDAQ 16.000  18.864  4.731  -3.03  -5.88 15.22 173.33 0.55  10.00 105.12   9.23   11.76
AMFB  American Federal Bank, FSB     SC NASDAQ 16.250  16.750  0.625   0.00   1.56  9.88 122.62 0.31  10.98 164.47  13.25   10.16
CFCP  Coastal Financial Corp.        SC NASDAQ 20.250  21.000  1.918  15.06  24.23  8.04 131.77 0.41  16.33 251.87  15.37   18.58
FFCH  First Financial Holdings Inc.  SC NASDAQ 19.000  22.250  4.000   8.57  -3.80 15.26 238.85 0.62  10.86 124.51   7.95   10.67
FSFC  First Southeast Financial Corp SC NASDAQ  9.500  20.250  9.125   0.00 -48.65  7.67  74.4210.48  31.67 123.86  12.77   12.03
PALM  Palfed, Inc.                   SC NASDAQ 12.688  18.500  3.500   4.64   0.50 10.27 122.09 0.04  14.93 123.54  10.39   17.62
SCCB  S. Carolina Community Bancshrs SC NASDAQ 16.000  20.500 12.625   0.00  -3.03 16.80  59.01 0.55  19.75  95.24  27.11   19.75
HFFC  HF Financial Corp.             SD NASDAQ 15.250  16.750  5.500  -1.61   3.39 16.86 187.92 0.32  11.13  90.45   8.12   14.25
LFCT  Leader Financial Corp.         TN NASDAQ 46.250  46.375 14.500   5.11   4.23 26.78 322.79 0.66  10.58 172.70  14.33   10.83
TWIN  Twin City Bancorp              TN NASDAQ 16.625  18.250 10.500   0.76   2.31 15.69 114.01 0.55  13.09 105.96  14.58   15.11
CBSA  Coastal Bancorp, Inc.          TX NASDAQ 17.625  18.875  9.875  -4.73  -2.08 18.89 563.56 0.36   8.24  93.30   3.13    8.56
ETFS  East Texas Financial Services  TX NASDAQ 15.000  16.750 11.000   2.56   0.84 18.91  96.32 0.05  16.30  79.32  15.57   17.65
FBHC  Fort Bend Holding Corp.        TX NASDAQ 17.000  20.250 10.375  -1.45  -5.56 21.98 310.96 0.28   9.55  77.34   5.47   10.83
LOAN  Horizon Bancorp                TX NASDAQ 14.750  14.750  7.250  55.26  40.48  7.69  94.41 0.14  13.79 191.81  15.62   17.15
JXVL  Jacksonville Bancorp, Inc.     TX NASDAQ 10.625  11.990  7.141   1.19   6.25   NA     NA   NA     NA     NA     NA      NA
BFSB  Bedford Bancshares, Inc.       VA NASDAQ 17.000  18.750 10.250   3.03   3.03 16.96 104.88 0.43  12.88 100.24  16.21   12.88
CNIT  CENIT Bancorp, Inc.            VA NASDAQ 32.375  40.250 10.875  -6.16  -5.82 29.58 406.57 0.50  17.41 109.45   7.96   15.64
CFFC  Community Financial Corp.      VA NASDAQ 21.500  22.000  4.250   2.38   2.38 17.25 125.85 0.43  13.44 124.64  17.08   13.44
ESX   Essex Bancorp, Inc.            VA AMSE    2.000  19.250  0.750 -21.88 -30.43  7.72 300.38 0.00    NM   25.91   0.67     NM

KELLER & COMPANY                                                                                                             Page 10
Columbus, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
    AS OF AUGUST 9, 1996

                                                                    PER SHARE                               PRICING RATIOS
                                                ---------------------------------------------------- ------------------------------
                                                         All    All                              12                         Price/
                                                Latest   Time   Time   Mon.   Qtr.  Book        Mon.  Price/ Price/ Price/   Core
                                                Price    High   Low  Change Change Value Assets Div. Earnings Value Assets Earnings
                                  State Exchange ($)     ($)    ($)    (%)    (%)   ($)    ($)  ($)    (X)    (%)    (%)     (X)
                                  ----- -------- ---     ---    ---    ---    ---   ---    ---  ---    ---    ---    ---     ---
FFFC  FFVA Financial Corp.           VA NASDAQ 17.000  18.250  8.250  -1.45  11.48 16.88 100.91 0.35  14.05 100.71  16.85   14.29
FFRV  Fidelity Financial Bankshares  VA NASDAQ 13.000  14.750  2.381  -1.44   0.00 12.22 142.17 0.17   9.49 106.38   9.14    9.77
GSLC  Guaranty Financial Corp.       VA NASDAQ  7.250   8.500  6.313  -3.33  -9.38  6.93 112.02 0.00   8.84 104.62   6.47   14.22
LIFB  Life Bancorp, Inc.             VA NASDAQ 14.625  16.625  8.313   2.63   0.86 14.73 122.86 0.44  15.08  99.29  11.90   14.34
VABF  Virginia Beach Fed. Financial  VA NASDAQ  7.625   9.938  1.625   7.02   1.67  8.30 122.62 0.16  19.06  91.87   6.22   58.65
VFFC  Virginia First Financial       VA NASDAQ 11.750  14.250  1.250  -0.51   1.08  9.81 127.14 0.06   8.10 119.78   9.24    9.96
CASB  Cascade Financial Corp.        WA NASDAQ 17.000  17.250  2.662   3.03  14.86  9.94 159.90 0.00  22.08 171.03  10.63   45.95
FWWB  First SB of Washington Bancorp WA NASDAQ 15.875  15.875 12.375   4.10  10.43 15.30  73.75  NA     NA  103.76  21.53     NA
IWBK  InterWest Bancorp, Inc.        WA NASDAQ 24.750  25.125  8.478   1.54   7.33 14.94 219.20 0.44  11.15 165.66  11.29   11.84
MSEA  Metropolitan Bancorp           WA NASDAQ 16.875  17.000  3.636  25.00  20.54 13.79 205.11 0.00  10.89 122.37   8.23   10.17
STSA  Sterling Financial Corp.       WA NASDAQ 14.125  15.000  1.878  -4.24   4.63 11.01 272.67 0.00  15.69 128.29   5.18   16.62
WFSL  Washington Federal, Inc.       WA NASDAQ 22.125  23.967  1.723  11.32   5.99 14.14 119.31 0.88  11.17 156.47  18.54   11.64
AADV  Advantage Bancorp, Inc.        WI NASDAQ 33.500  34.500 10.600   0.75  -1.47 25.97 293.78 0.27  14.08 128.99  11.40   15.65
ABCW  Anchor BanCorp Wisconsin       WI NASDAQ 34.875  36.250  9.800  -0.36   4.89 24.00 355.58 0.32  12.92 145.31   9.81   13.41
FCBF  FCB Financial Corp.            WI NASDAQ 17.000  18.500 10.000  -4.23  -2.86 18.78 101.75 0.60  16.83  90.52  16.71   17.17
FFEC  First Fed Bncshrs Eau Claire   WI NASDAQ 15.375  16.190  8.375   1.65  10.29 14.22 103.08 0.17  17.88 108.12  14.92   17.08
FTFC  First Federal Capital Corp.    WI NASDAQ 21.000  22.875  1.449   6.33  -3.45 15.03 219.45 0.56  11.35 139.72   9.57   15.44
FFHC  First Financial Corp.          WI NASDAQ 22.625  24.000  1.392  -1.63   2.84 13.64 186.56 0.54   9.63 165.87  12.13    9.97
FNGB  First Northern Capital Corp.   WI NASDAQ 15.375  16.500  3.063   0.82  -2.38 16.10 132.01 0.58  16.18  95.50  11.65   16.90
HALL  Hallmark Capital Corp.         WI NASDAQ 15.250  16.250  9.875   0.00   3.39 18.72 266.87 0.00  11.47  81.46   5.71   12.10
MWFD  Midwest Federal Financial      WI NASDAQ 15.500  16.000  4.167  -1.59   6.90 10.21 109.16 0.14  13.48 151.81  14.20   16.67
NWEQ  Northwest Equity Corp.         WI NASDAQ 10.250  11.375  6.875   0.00   2.50 13.45  97.11 0.35  11.14  76.21  10.56   11.78
OSBF  OSB Financial Corp.            WI NASDAQ 23.000  24.875 14.500   0.00  -2.13 28.26 225.03 0.58  46.94  81.39  10.22   28.40
RELI  Reliance Bancshares, Inc.      WI NASDAQ  7.625   8.500  7.500  -6.90  -3.17   NA     NA   NA     NA     NA     NA      NA
SECP  Security Capital Corporation   WI NASDAQ 60.500  62.500 25.000   1.26  -1.63 56.63 369.03 0.45  17.79 106.83  16.39   16.99
STFR  St. Francis Capital Corp.      WI NASDAQ 25.875  28.000 12.625   4.55   1.47 23.39 238.04 0.30  10.48 110.62  10.87   14.14
FOBC  Fed One Bancorp                WV NASDAQ 14.000  16.250  5.358  -3.45  -5.88 16.73 134.09 0.54  11.29  83.68  10.44   11.29
CRZY  Crazy Woman Creek Bancorp      WY NASDAQ 10.125  11.000 10.000  -1.79  -4.71 14.61  47.57  NA     NA   69.30  21.28     NA
TRIC  Tri-County Bancorp, Inc.       WY NASDAQ 18.875  18.875 11.375   4.86   4.86 20.76 116.42 0.45  19.46  90.92  16.21   19.87

KELLER & COMPANY                                                                                                             Page 11
Columbus, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
    AS OF AUGUST 9, 1996

                                                          PER SHARE                                     PRICING RATIOS
                                   -------------------------------------------------------   -------------------------------------
                                          All      All                                12                                  Price/
                                   Latest Time     Time   Mon.    Qtr.  Book          Mon.    Price/   Price/   Price/     Core
                                   Price  High     Low   Change Change Value  Assets  Div.   Earnings   Value   Assets    Earnings
                     State Exchange ($)   ($)      ($)    (%)     (%)   ($)    ($)    ($)       (X)      (%)      (%)       (X)
                     ----- -------- ---   ---      ---    ---     ---   ---    ---    ---       ---      ---     ---        ---



ALL THRIFTS
     AVERAGE                      17.305  21.517   7.954   1.41   2.07 16.75  168.10   0.42      16.28    106.28  12.83      17.66
     MEDIAN                       15.750  17.500   9.125   0.94   1.38 16.10  137.25   0.35      13.48    100.23  11.29      14.52
     HIGH                         60.500 589.500  25.000  55.26  40.48 56.63  617.63  10.48     121.98    255.34  39.61     155.00
     LOW                           2.000   6.917   0.223 -21.88 -48.65  2.18   36.26   0.00       3.36     25.91   0.67       3.45

AVERAGE FOR STATE
     IL                           17.805  19.116   9.272   1.59   2.34 19.45  174.29   0.26     15.689    94.137 12.642     17.959

AVERAGE BY REGION
     MIDWEST                      18.028  19.768   8.970   0.23   0.34 17.88  156.53   0.39      16.69    104.29  13.93      18.31
     NEW ENGLAND                  18.238  19.546   5.878   2.83   9.85 17.83  242.76   0.49      11.65    101.79   7.92      14.33
     MID ATLANTIC                 16.508  18.522   7.181   2.25   3.54 16.24  170.24   0.36      13.07    103.58  11.26      14.18
     SOUTHEAST                    15.808  18.479   7.017   0.75   0.47 14.16  137.57   0.67      16.72    113.45  14.56      19.46
     SOUTHWEST                    15.238  16.785   9.681   4.44   1.67 15.63  164.14   0.31      13.32    103.61  13.38      14.35
     WEST                         18.380  39.325   6.458   3.98   6.59 16.81  228.30   0.32      21.27    110.45  10.08      20.06

AVERAGE BY EXCHANGE
     NYSE                         29.837  89.352   3.243   7.55  11.44 20.84  353.75   0.43      15.22    147.87   9.28      17.40
     AMEX                         12.597  14.676   9.936  -1.68   0.74 14.60  111.79   0.73      14.18     84.73  15.30      17.76
     OTC/NASDAQ                   17.048  19.021   8.038   1.32   1.73 16.68  162.59   0.41      16.37    105.51  12.87      17.67

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                         KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                              AS OF AUGUST 9, 1996


                                                ASSETS AND EQUITY              PROFITABILITY               CAPITAL ISSUES
                                            --------------------------  ------------------------ -----------------------------------
                                                                                                                                Mkt.
                                                                                                                    Number     Value
                                             Total    Total   Total           Core         Core                       of        of
                                            Assets   Equity  Tang. Eq.  ROAA  ROAA   ROAE  ROAE    IPO              Shares    Shares
                                     St     ($000)   ($000)   ($000)    (%)   (%)    (%)    (%)    Date   Exchg     Outstg.    ($M)
                                     --     ------   ------  ---------  ----  ----   ----  ----    ----   -----     -------   ------
PLE   Pinnacle Bank                  AL    185,793    15,223    14,682  0.79  0.70  10.34   9.23 12/17/86 AMSE       889,824   15.91
SRN   Southern Banc Company, Inc     AL    109,768    22,293       NA   0.54  0.54   3.96   3.96 10/05/95 AMSE     1,454,750   17.09
SZB   SouthFirst Bancshares, Inc.    AL     88,899    13,235    13,235  0.55  0.37   3.24   2.19 02/14/95 AMSE       854,855   10.15
VAFD  Valley Federal Savings Bank    AL    118,625     9,595     9,595  0.08  0.07   0.96   0.85 10/15/87 NASDAQ     366,860   12.11
FFBH  First Federal Bancshares of AR AR    466,101    36,255    36,255   NA    NA     NA     NA  05/03/96 NASDAQ         NA      NA
FTF   Texarkana First Financial Corp AR    163,391    33,683    33,683  1.77  1.77  10.80  10.80 07/07/95 AMSE     1,983,750   29.51
AHM   Ahmanson & Company (H.F.)      CA 49,506,630 2,777,356 2,637,334  0.92  0.26  15.79   4.50 10/01/72 NYSE   107,188,014 2894.08
AFFFZ America First Financial Fund   CA  2,274,053   161,228   157,795  0.89  0.88  13.53  13.45    NA    NASDAQ   6,010,589  161.53
BPLS  Bank Plus Corp.                CA  3,296,633   174,998       NA  -1.74 -1.75 -30.56 -30.67    NA    NASDAQ  18,242,465  159.62
BVFS  Bay View Capital Corp.         CA  3,388,847   206,177   181,928  0.06  0.36   0.85   5.12 05/09/86 NASDAQ   6,885,242  234.10
BYFC  Broadway Financial Corp.       CA    115,222    14,062    14,062  0.41  0.41   6.78   6.83 01/09/96 NASDAQ     892,688    9.26
CAL   Cal Fed Bancorp, Inc.          CA 14,045,400   683,200   683,200  0.82  0.73  14.79  13.13 03/01/83 NYSE    49,395,947  901.48
CFHC  California Financial Holding   CA  1,327,178    86,924    86,431  0.57  0.52   8.53   7.65 04/01/83 NASDAQ   4,688,652  101.98
CENF  CENFED Financial Corp.         CA  2,148,344   107,221   106,989  0.55  0.40  11.33   8.16 10/25/91 NASDAQ   5,040,437  112.15
CSA   Coast Savings Financial        CA  8,350,710   429,883   423,104  0.49  0.45   9.90   9.08 12/23/85 NYSE    18,583,617  608.61
DSL   Downey Financial Corp.         CA  4,712,294   391,919   385,323  0.69  0.61   8.44   7.49 01/01/71 NYSE    16,972,905  371.28
FSSB  First FS&LA of San Bernardino  CA    103,288     5,827     5,566 -0.17 -0.34  -2.90  -6.03 02/02/93 NASDAQ     328,296    3.78
FED   FirstFed Financial Corp.       CA  4,104,854   188,766   185,646  0.23  0.22   4.98   4.82 12/16/83 NYSE    10,508,897  182.59
GLN   Glendale Federal Bank, FSB     CA 14,456,564   957,451   898,235  0.28  0.42   4.43   6.82 10/01/83 NYSE    46,729,698  846.98
GDW   Golden West Financial          CA 35,775,375 2,362,246 2,224,420  0.81  0.79  12.46  12.25 05/29/59 NYSE    57,923,709 3243.73
GWF   Great Western Financial        CA 43,719,958 2,834,725 2,529,871  0.72  0.67  11.60  10.83    NA    NYSE   137,392,481 3280.25
HTHR  Hawthorne Financial Corp.      CA    761,162    46,137    45,982  0.61 -0.02  12.77  -0.38    NA    NASDAQ   2,599,000   22.74
HEMT  HF Bancorp, Inc.               CA    826,916    81,072       NA   0.26  0.26   2.31   2.31 06/30/95 NASDAQ   6,281,875   61.25
HBNK  Highland Federal Bank FSB      CA    441,911    34,626    34,626  0.22  0.21   3.92   3.87    NA    NASDAQ   2,295,983   39.03
MBBC  Monterey Bay Bancorp, Inc.     CA    318,879    47,771    47,196  0.19  0.23   1.28   1.53 02/15/95 NASDAQ   3,414,063   42.68
NHSL  NHS Financial, Inc.            CA    284,191    25,033    24,987  0.45  0.45   5.34   5.34    NA    NASDAQ   2,522,827   27.44
PSSB  Palm Springs Savings Bank      CA    192,093    11,693    11,693  0.62  0.34  10.80   5.85    NA    NASDAQ   1,130,946   11.03
PFFB  PFF Bancorp, Inc.              CA  2,146,293   290,480   287,172   NA    NA     NA     NA  03/29/96 NASDAQ  19,837,500  220.69
PROV  Provident Financial Holdings   CA    567,186    37,323    37,323 -0.72 -0.80  -9.81 -10.93 06/28/96 NASDAQ         NA      NA
QCBC  Quaker City Bancorp, Inc.      CA    725,085    67,926    67,628  0.53  0.51   5.25   5.08 12/30/93 NASDAQ   3,813,600   52.21
REDF  RedFed Bancorp Inc.            CA    857,959    48,329    48,329 -0.56 -0.90  -9.99 -16.03 04/08/94 NASDAQ   4,059,917   36.54


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                         KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                              AS OF AUGUST 9, 1996


                                                ASSETS AND EQUITY              PROFITABILITY               CAPITAL ISSUES
                                            --------------------------  ------------------------ -----------------------------------
                                                                                                                                Mkt.
                                                                                                                    Number     Value
                                             Total    Total   Total           Core         Core                       of        of
                                            Assets   Equity  Tang. Eq.  ROAA  ROAA   ROAE  ROAE    IPO              Shares    Shares
                                     St     ($000)   ($000)   ($000)    (%)   (%)    (%)    (%)    Date   Exchg     Outstg.    ($M)
                                     --     ------   ------  ---------  ----  ----   ----  ----    ----   -----     -------   ------
SGVB  SGV Bancorp, Inc.              CA    333,064    32,581    32,581  0.12  0.11   1.10   1.08 06/29/95 NASDAQ   2,727,656   24.55
WES   Westcorp                       CA  3,027,248   312,836       NA   1.28  0.51  13.55   5.37 05/01/86 NYSE    25,977,094  461.09
FFBA  First Colorado Bancorp, Inc.   CO  1,501,330   245,056   242,168  1.09  1.09   8.16   8.13 01/02/96 NASDAQ  20,134,256  266.78
MORG  Morgan Financial Corp.         CO     71,654    10,501    10,501  0.97  0.93   6.38   6.12 01/11/93 NASDAQ     832,700    9.78
EGFC  Eagle Financial Corp.          CT  1,428,558   101,928    73,743  1.29  0.64  17.83   8.86 02/03/87 NASDAQ   4,491,493  106.67
FFES  First Federal of East Hartford CT    947,807    57,007    56,846  0.57  0.57   8.65   8.58 06/23/87 NASDAQ   2,597,010   46.75
NTMG  Nutmeg Federal S&LA            CT     85,194     5,548     5,548  0.66  0.42  10.75   6.78    NA    NASDAQ     707,814    5.49
WBST  Webster Financial Corporation  CT  3,837,220   214,669   167,767  0.60  0.63  10.69  11.19 12/12/86 NASDAQ   8,101,382  226.84
IFSB  Independence Federal Savings   DC    263,735    16,891    14,544  0.49  0.24   7.71   3.69 06/06/85 NASDAQ   1,278,935    9.27
BANC  BankAtlantic Bancorp, Inc.     FL  1,975,287   141,651   130,883  1.12  0.88  15.74  12.46 11/29/83 NASDAQ  14,926,166  167.17
BKUNA BankUnited Financial Corp.     FL    738,491    69,468    66,955  1.12  0.13  14.68   1.64 12/11/85 NASDAQ   5,693,125   46.97
FFFG  F.F.O. Financial Group, Inc.   FL    305,683    18,408    18,408  0.45  0.45   6.83   6.75 10/13/88 NASDAQ   8,430,000   22.93
FFLC  FFLC Bancorp, Inc.             FL    332,087    56,404    56,404  0.94  0.94   5.51   5.51 01/04/94 NASDAQ   2,618,763   47.14
FFML  First Family Financial Corp.   FL    159,049     8,929     8,929  0.90  0.48  17.04   9.16 10/22/92 NASDAQ     545,000   11.45
FFPB  First Palm Beach Bancorp, Inc. FL  1,438,024   113,606   110,733  0.73  0.69   8.92   8.44 09/29/93 NASDAQ   5,181,187  110.75
FFPC  Florida First Bancorp, Inc.    FL    302,689    21,349    21,349  0.90  0.83  13.27  12.31 11/06/86 NASDAQ   3,384,645   37.65
HOFL  Home Financial Corp.           FL  1,215,712   301,582   301,582  1.23  1.54   4.78   5.99 10/25/94 NASDAQ  24,716,619  321.32
SCSL  Suncoast Savings and Loan      FL    466,504    25,338    25,283  0.51 -0.16   8.77  -2.73 07/30/85 NASDAQ   1,989,930   12.69
CCFH  CCF Holding Company            GA     78,772    16,725    16,725  0.85  0.81   5.07   4.80 07/12/95 NASDAQ   1,130,738   13.57
EBSI  Eagle Bancshares               GA    611,512    57,175    57,175  0.98  0.97  13.09  12.96 04/01/86 NASDAQ   4,552,200   70.56
FGHC  First Georgia Holding, Inc.    GA    142,133    11,605    10,263  0.87  0.81  10.61   9.91 02/11/87 NASDAQ   2,023,711   14.67
FLFC  First Liberty Financial Corp.  GA    981,694    74,634    63,866  1.03  0.83  13.14  10.60 12/06/83 NASDAQ   3,981,578   83.61
FLAG  FLAG Financial Corp.           GA    225,960    21,599    21,599  0.92  0.81   9.91   8.77 12/11/86 NASDAQ   2,008,457   25.11
NFSL  Newnan Savings Bank, FSB       GA    160,656    18,605    18,483  1.89  1.65  17.69  15.47 03/01/86 NASDAQ   1,446,856   24.96
CASH  First Midwest Financial, Inc.  IA    342,095    39,029    36,450  1.06  1.05   8.14   8.05 09/20/93 NASDAQ   1,778,577   39.13
GFSB  GFS Bancorp, Inc.              IA     83,305     9,945     9,945  1.16  1.13   9.19   8.93 01/06/94 NASDAQ     509,600   10.32
HZFS  Horizon Financial Svcs Corp.   IA     73,464     8,390     8,390  0.53  0.43   4.38   3.55 06/30/94 NASDAQ     447,937    6.72
MFCX  Marshalltown Financial Corp.   IA    125,308    19,563    19,563  0.38  0.36   2.43   2.31 03/31/94 NASDAQ   1,411,475   21.88
MIFC  Mid-Iowa Financial Corp.       IA    115,260    10,807    10,791  0.93  0.92  10.00   9.79 10/14/92 NASDAQ   1,682,880   10.10
MWBI  Midwest Bancshares, Inc.       IA    138,628     9,244     9,244  1.01  0.70  14.64  10.14 11/12/92 NASDAQ     349,379    9.00
FFFD  North Central Bancshares, Inc. IA    194,283    55,736    55,736  1.64  1.64   8.13   8.11 03/21/96 NASDAQ   4,011,057   44.12


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                         KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                              AS OF AUGUST 9, 1996


                                                ASSETS AND EQUITY              PROFITABILITY               CAPITAL ISSUES
                                            --------------------------  ------------------------ -----------------------------------
                                                                                                                                Mkt.
                                                                                                                    Number     Value
                                             Total    Total   Total           Core         Core                       of        of
                                            Assets   Equity  Tang. Eq.  ROAA  ROAA   ROAE  ROAE    IPO              Shares    Shares
                                     St     ($000)   ($000)   ($000)    (%)   (%)    (%)    (%)    Date   Exchg     Outstg.    ($M)
                                     --     ------   ------  ---------  ----  ----   ----  ----    ----   -----     -------   ------
PMFI  Perpetual Midwest Financial    IA    374,039    36,053    36,053  0.41  0.41   4.09   4.09 03/31/94 NASDAQ   2,017,082   34.29
SFFC  StateFed Financial Corporation IA     76,705    14,928    14,928  1.19  1.19   5.99   5.99 01/05/94 NASDAQ     813,485   13.42
AVND  Avondale Financial Corp.       IL    592,727    58,798    58,798  0.62  0.45   5.81   4.20 04/07/95 NASDAQ   3,599,868   48.38
CBCI  Calumet Bancorp, Inc.          IL    500,814    80,507    80,507  1.31  1.31   7.85   7.84 02/20/92 NASDAQ   2,422,678   67.83
CBSB  Charter Financial, Inc.        IL    300,812    64,393    62,739  1.11  1.11   7.88   7.87 12/29/95 NASDAQ   4,974,016   59.07
CBK   Citizens First Financial Corp. IL    232,196    15,765    15,765  0.43  0.35   6.49   5.34 05/01/96 AMSE           NA      NA
CSBF  CSB Financial Group, Inc.      IL     41,211    12,730    12,730  0.84  0.84   4.03   4.03 10/09/95 NASDAQ   1,035,000    9.44
DFIN  Damen Financial Corp.          IL    235,320    56,903    56,903   NA    NA     NA     NA  10/02/95 NASDAQ   3,967,500   46.12
EGLB  Eagle BancGroup, Inc.          IL    150,974    11,515    11,515 -0.05 -0.11  -0.68  -1.59 07/01/96 NASDAQ         NA      NA
FBCI  Fidelity Bancorp, Inc.         IL    456,896    49,801    49,630  0.74  0.74   5.68   5.67 12/15/93 NASDAQ   2,930,608   47.99
FNSC  Financial Security Corp.       IL    258,452    39,841    39,841  0.77  0.91   5.46   6.46 12/29/92 NASDAQ   1,550,846   40.32
FFBI  First Financial Bancorp, Inc.  IL     88,615     7,865     7,865  0.70  0.57   6.53   5.33 10/04/93 NASDAQ     471,896    7.31
FMBD  First Mutual Bancorp, Inc.     IL    301,690    69,445    69,445  0.98  0.94   3.80   3.65 07/05/95 NASDAQ   4,126,600   51.07
FFDP  FirstFed Bancshares            IL    635,096    54,810    52,341  0.58  0.31   6.32   3.39 07/01/92 NASDAQ   3,399,116   59.91
GTPS  Great American Bancorp         IL    120,540    33,212    33,212  0.68  0.67   2.46   2.43 06/30/95 NASDAQ   1,849,562   26.36
HNFC  Hinsdale Financial Corp.       IL    662,482    55,463    53,831  0.63  0.57   8.18   7.37 07/07/92 NASDAQ   2,690,155   67.93
HMCI  HomeCorp, Inc.                 IL    338,985    21,133    21,133  0.40  0.25   6.66   4.23 06/22/90 NASDAQ   1,128,579   20.31
KNK   Kankakee Bancorp, Inc.         IL    359,171    35,498    32,989  0.56  0.56   5.37   5.37 01/06/93 AMSE     1,433,718   27.78
LBCI  Liberty Bancorp, Inc.          IL    651,198    64,017    63,854  0.55  0.55   5.61   5.61 12/24/91 NASDAQ   2,477,022   61.93
MAFB  MAF Bancorp, Inc.              IL  3,117,149   242,226   206,596  0.85  0.86  14.21  14.30 01/12/90 NASDAQ  10,340,673  253.35
NBSI  North Bancshares, Inc.         IL    119,436    18,514    18,514  0.59  0.54   3.19   2.92 12/21/93 NASDAQ   1,113,631   16.98
SWBI  Southwest Bancshares           IL    356,692    40,010    40,010  1.15  1.14   8.95   8.89 06/24/92 NASDAQ   1,794,474   48.68
SPBC  St. Paul Bancorp, Inc.         IL  4,337,546   375,542   374,234  0.91  0.88   9.81   9.56 05/18/87 NASDAQ  17,988,321  413.73
STND  Standard Financial, Inc.       IL  2,274,536   266,294   265,772  0.81  0.73   6.06   5.53 08/01/94 NASDAQ  16,345,875  269.71
SFSB  SuburbFed Financial Corp.      IL    378,388    26,045    25,898  0.50  0.44   6.91   6.12 03/04/92 NASDAQ   1,257,019   21.68
WCBI  Westco Bancorp                 IL    312,158    48,236    48,236  1.30  1.31   8.37   8.44 06/26/92 NASDAQ   2,621,643   56.04
FBCV  1ST Bancorp                    IN    263,483    21,729    21,729  2.05 -0.13  29.45  -1.87 04/07/87 NASDAQ     666,561   17.33
AMFC  AMB Financial Corp.            IN     80,533    16,147    16,147  0.50  0.50   4.75   4.75 04/01/96 NASDAQ         NA      NA
ASBI  Ameriana Bancorp               IN    402,051    44,609    44,547  0.92  0.91   7.38   7.28 03/02/87 NASDAQ   3,303,130   44.59
ATSB  AmTrust Capital Corp.          IN     73,072     7,553     7,472  0.31  0.07   2.75   0.60 03/28/95 NASDAQ     566,964    5.81
CBCO  CB Bancorp, Inc.               IN    195,658    19,319    19,319  1.38  1.38  14.64  14.64 12/28/92 NASDAQ   1,175,226   20.86


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                         KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                              AS OF AUGUST 9, 1996


                                                ASSETS AND EQUITY              PROFITABILITY               CAPITAL ISSUES
                                            --------------------------  ------------------------ -----------------------------------
                                                                                                                                Mkt.
                                                                                                                    Number     Value
                                             Total    Total   Total           Core         Core                       of        of
                                            Assets   Equity  Tang. Eq.  ROAA  ROAA   ROAE  ROAE    IPO              Shares    Shares
                                     St     ($000)   ($000)   ($000)    (%)   (%)    (%)    (%)    Date   Exchg     Outstg.    ($M)
                                     --     ------   ------  ---------  ----  ----   ----  ----    ----   -----     -------   ------
CBIN  Community Bank Shares          IN    223,914    25,482    25,482  0.91  0.88   7.91   7.71 04/10/95 NASDAQ   1,983,720   27.03
FFWC  FFW Corp.                      IN    148,892    16,083    16,083  0.90  1.00   8.07   8.96 04/05/93 NASDAQ     739,176   13.31
FFED  Fidelity Federal Bancorp       IN    280,138    14,221    14,221  1.29  1.22  25.83  24.30 08/31/87 NASDAQ   2,493,229   32.02
FISB  First Indiana Corporation      IN  1,473,094   136,048   134,184  1.19  0.99  13.57  11.33 08/02/83 NASDAQ   8,294,482  199.07
HFGI  Harrington Financial Group     IN    418,196    23,117    23,117  0.37  0.40   9.49  10.12    NA    NASDAQ   3,256,738   34.20
HBFW  Home Bancorp                   IN    315,901    48,974    48,974  0.84  0.84   4.99   4.99 03/30/95 NASDAQ   2,886,815   44.02
HBBI  Home Building Bancorp          IN     43,135     6,015     6,015  0.41  0.38   2.86   2.64 02/08/95 NASDAQ     331,660    6.47
HOMF  Home Federal Bancorp           IN    630,015    51,517    49,619  1.23  1.04  15.14  12.85 01/23/88 NASDAQ   2,226,282   57.88
HWEN  Home Financial Bancorp         IN     39,426     3,410     3,410  0.82  0.82   8.77   8.77 07/02/96 NASDAQ         NA      NA
INCB  Indiana Community Bank, SB     IN     94,476    14,156    14,156  0.67  0.67   4.39   4.39 12/15/94 NASDAQ     922,039   14.06
IFSL  Indiana Federal Corporation    IN    717,720    70,504    65,491  1.02  0.96  10.75  10.07 02/04/87 NASDAQ   4,737,329   87.64
LOGN  Logansport Financial Corp.     IN     77,195    19,821    19,821  1.50  1.42   5.55   5.25 06/14/95 NASDAQ   1,322,500   17.60
MARN  Marion Capital Holdings        IN    177,767    41,511    41,511  1.41  1.41   5.86   5.86 03/18/93 NASDAQ   1,933,613   40.12
MFBC  MFB Corp.                      IN    210,559    37,691    37,691  0.73  0.71   3.69   3.59 03/25/94 NASDAQ   1,973,980   27.14
NEIB  Northeast Indiana Bancorp      IN    154,128    29,125    29,125  1.19  1.19   5.46   5.46 06/28/95 NASDAQ   2,061,670   24.22
PFDC  Peoples Bancorp                IN    277,958    43,298    43,298  1.45  1.44   9.51   9.49 07/07/87 NASDAQ   2,345,512   46.32
PERM  Permanent Bancorp, Inc.        IN    395,903    41,494    40,949  0.34  0.34   2.94   2.92 04/04/94 NASDAQ   2,134,515   30.42
SOBI  Sobieski Bancorp, Inc.         IN     76,362    14,120    14,120  0.42  0.42   2.24   2.24 03/31/95 NASDAQ     836,860   10.67
WCHI  Workingmens Capital Holdings   IN    208,203    26,459    26,459  0.86  0.87   7.04   7.09 06/07/90 NASDAQ   1,808,560   36.85
FFSL  First Independence Corp.       KS    105,771    13,050    13,050  1.10  0.94   8.51   7.28 10/08/93 NASDAQ     583,421   10.36
LARK  Landmark Bancshares, Inc.      KS    200,469    33,050    33,050  0.93  0.83   5.45   4.86 03/28/94 NASDAQ   1,914,022   29.19
MCBS  Mid Continent Bancshares Inc.  KS    290,903    36,434    36,384  1.40  1.36  10.14   9.85 06/27/94 NASDAQ   2,061,250   36.98
WBCI  WFS Bancorp, Inc.              KS    267,829    34,405    34,390  0.67  0.73   5.71   6.18 06/03/94 NASDAQ   1,564,387   36.07
CKFB  CKF Bancorp, Inc.              KY     58,763    16,036    16,036  1.24  1.24   4.39   4.39 01/04/95 NASDAQ     994,150   19.88
CLAS  Classic Bancshares, Inc.       KY     66,083    19,500    19,500  0.46  0.43   2.18   2.01 12/29/95 NASDAQ   1,322,500   14.71
FSBS  First Ashland Financial Corp   KY     86,860    23,631    23,631  0.96  0.95   3.61   3.58 04/07/95 NASDAQ   1,463,039   26.33
FFKY  First Federal Financial Corp.  KY    352,671    49,946    46,681  1.60  1.46  11.28  10.28 07/15/87 NASDAQ   4,208,490   88.38
FLKY  First Lancaster Bancshares     KY     33,812     4,643     4,643  1.50  1.50  11.24  11.24 07/01/96 NASDAQ         NA      NA
FTSB  Fort Thomas Financial Corp.    KY     87,960    21,368    21,368  1.29  1.29   5.55   5.55 06/28/95 NASDAQ   1,573,775   22.82
FKKY  Frankfort First Bancorp, Inc.  KY    138,616    47,836    47,836  1.06  1.12   3.82   4.04 07/10/95 NASDAQ   3,450,000   48.73
GWBC  Gateway Bancorp, Inc.          KY     71,260    17,714    17,714  1.05  1.05   4.05   4.05 01/18/95 NASDAQ   1,132,372   15.99

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                         KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                              AS OF AUGUST 9, 1996


                                                ASSETS AND EQUITY              PROFITABILITY               CAPITAL ISSUES
                                            --------------------------  ------------------------ -----------------------------------
                                                                                                                                Mkt.
                                                                                                                    Number     Value
                                             Total    Total   Total           Core         Core                       of        of
                                            Assets   Equity  Tang. Eq.  ROAA  ROAA   ROAE  ROAE    IPO              Shares    Shares
                                     St     ($000)   ($000)   ($000)    (%)   (%)    (%)    (%)    Date   Exchg     Outstg.    ($M)
                                     --     ------   ------  ---------  ----  ----   ----  ----    ----   -----     -------   ------
GTFN  Great Financial Corporation    KY  2,477,204   281,206   276,685  1.00  0.81   8.18   6.68 03/31/94 NASDAQ  14,652,595  362.65
HFFB  Harrodsburg First Fin Bancorp  KY    108,710    31,161    31,161   NA    NA     NA     NA  10/04/95 NASDAQ   2,182,185   31.10
KYF   Kentucky First Bancorp, Inc.   KY     83,981    19,841    19,841  1.12  1.12   5.27   5.27 08/29/95 AMSE     1,388,625   17.18
ANA   Acadiana Bancshares, Inc.      LA    225,248    17,697    17,697 -0.43 -0.11  -5.23  -1.34 07/16/96 AMSE           NA      NA
CZF   CitiSave Financial Corp        LA     79,717    14,497    14,484  1.15  1.08   7.47   6.98 07/14/95 AMSE       964,707   13.51
ISBF  ISB Financial Corporation      LA    623,720   120,802   120,752  1.24  1.23   6.22   6.18 04/07/95 NASDAQ   7,380,671  114.84
JEBC  Jefferson Bancorp, Inc.        LA    265,594    36,060    36,060  0.94  0.94   7.22   7.21 08/18/94 NASDAQ   2,195,635   48.30
MERI  Meritrust Federal SB           LA    228,419    17,338    17,338  1.01  0.98  13.70  13.38    NA    NASDAQ     774,176   24.19
TSH   Teche Holding Co.              LA    346,115    59,404    59,404  1.17  1.15   6.66   6.55 04/19/95 AMSE     4,093,000   53.21
AFCB  Affiliated Community Bancorp   MA    983,904    96,871    96,159  0.74  0.88   6.71   7.98 10/19/95 NASDAQ   5,080,666   88.28
BFD   BostonFed Bancorp, Inc.        MA    777,997    88,947    88,947  0.49  0.45   4.66   4.28 10/24/95 AMSE     6,589,617   79.08
FMLY  Family Bancorp                 MA    925,239    69,952    64,294  0.90  0.87  11.79  11.33 11/07/86 NASDAQ   4,215,211  104.85
ANBK  American National Bancorp      MD    449,019    49,011    49,011  0.34  0.33   3.88   3.80 10/31/95 NASDAQ   3,980,500   40.30
EQSB  Equitable Federal Savings Bank MD    267,776    14,182    14,182  0.78  0.78  14.98  14.89 09/10/93 NASDAQ     600,000   14.85
FCIT  First Citizens Financial Corp. MD    624,118    39,192    39,192  0.71  0.57  11.36   9.03 12/17/86 NASDAQ   2,914,100   48.35
FFWM  First Financial-W. Maryland    MD    326,489    40,919    40,919  0.43  0.39   3.56   3.27 02/11/92 NASDAQ   2,187,584   40.47
HRBF  Harbor Federal Bancorp, Inc.   MD    201,030    27,782    27,782  0.56  0.56   3.19   3.19 08/12/94 NASDAQ   1,754,420   21.93
HFMD  Home Federal Corp.             MD    216,684    18,673    18,417  1.19  1.17  14.29  14.01 02/10/84 NASDAQ   2,519,010   20.78
MFSL  Maryland Federal Bancorp       MD  1,128,449    94,654    93,158  0.79  0.56   9.60   6.77 06/02/87 NASDAQ   3,160,068   93.22
WSB   Washington Savings Bank, FSB   MD    254,968    20,959    20,959  0.94  0.71  12.56   9.48    NA    AMSE     4,220,206   21.10
WHGB  WHG Bancshares Corp.           MD    111,704    23,008    23,008   NA    NA     NA     NA  04/01/96 NASDAQ         NA      NA
MCBN  Mid-Coast Bancorp, Inc.        ME     55,048     4,976     4,976  0.60  0.55   6.65   6.10 11/02/89 NASDAQ     229,588    4.39
BWFC  Bank West Financial Corp.      MI    139,217    27,540    27,540  0.69  0.41   3.41   2.03 03/30/95 NASDAQ   2,296,040   22.52
CFSB  CFSB Bancorp, Inc.             MI    791,610    65,067    65,067  0.96  0.90  11.70  10.96 06/22/90 NASDAQ   4,466,741   92.68
DNFC  D & N Financial Corp.          MI  1,364,024    78,954    77,886  1.08  0.99  19.53  17.89 02/13/85 NASDAQ   7,564,730  105.91
MSBF  MSB Financial, Inc.            MI     56,317    12,747    12,747  1.92  1.76   7.79   7.13 02/06/95 NASDAQ     675,804   12.16
MSBK  Mutual Savings Bank, FSB       MI    680,033    38,616    38,616  0.01 -0.08   0.18  -1.55 07/17/92 NASDAQ   4,274,154   24.04
OFCP  Ottawa Financial Corp.         MI    782,145    80,338    64,443  0.91  0.90   5.72   5.65 08/19/94 NASDAQ   5,414,546   87.99
SJSB  SJS Bancorp                    MI    150,752    17,587    17,587  0.63  0.61   5.00   4.87 02/16/95 NASDAQ     982,622   18.18
SFB   Standard Federal Bancorp       MI 15,239,983   962,935   754,005  0.95  0.82  14.09  12.27 01/21/87 NYSE    31,324,268 1205.98
THR   Three Rivers Financial Corp.   MI     85,138    13,044    12,986   NA    NA     NA     NA  08/24/95 AMSE       859,625   11.39

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                         KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                              AS OF AUGUST 9, 1996


                                                ASSETS AND EQUITY              PROFITABILITY               CAPITAL ISSUES
                                            --------------------------  ------------------------ -----------------------------------
                                                                                                                                Mkt.
                                                                                                                    Number     Value
                                             Total    Total   Total           Core         Core                       of        of
                                            Assets   Equity  Tang. Eq.  ROAA  ROAA   ROAE  ROAE    IPO              Shares    Shares
                                     St     ($000)   ($000)   ($000)    (%)   (%)    (%)    (%)    Date   Exchg     Outstg.    ($M)
                                     --     ------   ------  ---------  ----  ----   ----  ----    ----   -----     -------   ------
BDJI  First Federal Bancorporation   MN    104,969    13,918    13,918  0.70  0.69   4.74   4.72 04/04/95 NASDAQ     778,406   10.17
FFHH  FSF Financial Corp.            MN    331,395    47,624    47,624  0.64  0.64   3.79   3.76 10/07/94 NASDAQ   3,477,694   41.30
HMNF  HMN Financial, Inc.            MN    542,012    90,879    90,879  1.10  0.98   6.27   5.59 06/30/94 NASDAQ   5,180,210   75.76
MIVI  Mississippi View Holding Co.   MN     69,983    13,197    13,197  1.32  1.17   6.73   5.98 03/24/95 NASDAQ     957,593   10.89
QCFB  QCF Bancorp, Inc.              MN    145,608    31,760    31,760  1.51  1.51   7.61   7.61 04/03/95 NASDAQ   1,782,750   25.63
TCB   TCF Financial Corp.            MN  7,000,871   523,788   500,956  1.43  1.37  20.06  19.14 06/17/86 NYSE    35,924,268 1194.48
WEFC  Wells Financial Corp.          MN    196,184    29,327    29,327  0.81  0.79   5.96   5.77 04/11/95 NASDAQ   2,187,500   22.70
CMRN  Cameron Financial Corp         MO    172,484    45,775    45,775  1.60  1.58   5.72   5.64 04/03/95 NASDAQ   2,850,180   39.19
CAPS  Capital Savings Bancorp, Inc.  MO    202,554    21,136    21,136  0.95  0.95   8.96   8.96 12/29/93 NASDAQ   1,039,079   18.44
CNSB  CNS Bancorp, Inc.              MO     85,390     9,180     9,180  0.22  0.26   2.14   2.54 06/12/96 NASDAQ         NA      NA
FBSI  First Bancshares, Inc.         MO    140,471    23,771    23,725  0.79  0.78   4.42   4.34 12/22/93 NASDAQ   1,301,576   21.80
GSBC  Great Southern Bancorp, Inc.   MO    658,997    66,706    65,583  1.74  1.63  17.18  16.11 12/14/89 NASDAQ   4,434,331  109.20
HFSA  Hardin Bancorp, Inc.           MO     86,949    14,932    14,932  0.76  0.75   4.25   4.23 09/29/95 NASDAQ   1,012,180   11.51
JSBA  Jefferson Savings Bancorp      MO  1,114,294    81,088    66,842  0.62  0.57   8.90   8.19 04/08/93 NASDAQ   4,181,563  123.88
JOAC  Joachim Bancorp, Inc.          MO     36,779    10,751    10,751  0.63  0.63   2.82   2.82 12/28/95 NASDAQ     760,437    9.51
LXMO  Lexington B&L Financial Corp.  MO     49,981     7,195     7,195  1.17  1.23   8.36   8.82 06/06/96 NASDAQ         NA      NA
MBLF  MBLA Financial Corp.           MO    195,074    28,365    28,365  0.70  0.70   4.83   4.81 06/24/93 NASDAQ   1,371,738   28.81
MFSB  Mutual Bancompany              MO     53,311     6,236     6,236  0.20  0.23   1.84   2.10 02/02/95 NASDAQ     333,500    5.59
NASB  North American Savings Bank    MO    664,250    48,808    46,849  1.33  1.22  18.15  16.65 09/27/85 NASDAQ   2,276,148   73.69
NSLB  NS&L Bancorp, Inc.             MO     59,052    13,868    13,868  0.92  0.81   3.83   3.39 06/08/95 NASDAQ     887,814   10.88
PCBC  Perry County Financial Corp.   MO     78,480    15,733    15,733  1.00  0.97   4.86   4.76 02/13/95 NASDAQ     856,452   15.42
RFED  Roosevelt Financial Group      MO  9,327,772   516,317       NA   0.64  0.86  12.31  16.46 01/23/87 NASDAQ  42,145,561  811.30
SMFC  Sho-Me Financial Corp.         MO    280,027    30,787    30,787  0.85  0.83   6.89   6.66 07/01/94 NASDAQ   1,732,674   26.86
SMBC  Southern Missouri Bancorp, Inc MO    161,992    26,572    26,572  0.87  0.82   4.98   4.67 04/13/94 NASDAQ   1,724,013   23.92
CFTP  Community Federal Bancorp      MS    201,650    66,523    66,523  1.29  1.27   6.12   5.99 03/26/96 NASDAQ   4,628,750   62.49
FFBS  FFBS BanCorp, Inc.             MS    123,553    24,170    24,170  1.32  1.32   6.50   6.50 07/01/93 NASDAQ   1,572,883   29.88
MGNL  Magna Bancorp, Inc.            MS  1,308,657   125,819   119,043  1.71  1.70  17.51  17.38 03/13/91 NASDAQ   6,851,434  255.22
GBCI  Glacier Bancorp, Inc.          MT    408,467    38,472    38,425  1.59  1.59  16.40  16.41 03/30/84 NASDAQ   3,361,133   71.42
SFBM  Security Bancorp               MT    360,021    32,128    27,666  0.69  0.52   8.01   6.01 11/20/86 NASDAQ   1,462,182   29.61
UBMT  United Financial Corp.         MT    104,574    24,609    24,609  1.50  1.50   6.64   6.63 09/23/86 NASDAQ   1,223,312   22.02
WSTR  WesterFed Financial Corp.      MT    563,931    78,607    78,607  0.81  0.74   5.93   5.44 01/10/94 NASDAQ   4,395,204   65.38

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                         KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                              AS OF AUGUST 9, 1996


                                                ASSETS AND EQUITY              PROFITABILITY               CAPITAL ISSUES
                                            --------------------------  ------------------------ -----------------------------------
                                                                                                                                Mkt.
                                                                                                                    Number     Value
                                             Total    Total   Total           Core         Core                       of        of
                                            Assets   Equity  Tang. Eq.  ROAA  ROAA   ROAE  ROAE    IPO              Shares    Shares
                                     St     ($000)   ($000)   ($000)    (%)   (%)    (%)    (%)    Date   Exchg     Outstg.    ($M)
                                     --     ------   ------  ---------  ----  ----   ----  ----    ----   -----     -------   ------
COOP  Cooperative Bankshares, Inc.   NC    316,654    29,494    26,038  0.29  0.28   3.14   3.06 08/21/91 NASDAQ   1,491,698   25.36
SOPN  First Savings Bancorp, Inc.    NC    256,294    67,178    67,178  1.48  1.51   5.68   5.78 01/06/94 NASDAQ   3,744,000   68.33
GSFC  Green Street Financial Corp.   NC    178,965    62,755    62,755   NA    NA     NA     NA  04/04/96 NASDAQ   4,298,125   55.88
HFNC  HFNC Financial Corp.           NC    716,277   244,362   244,362   NA    NA     NA     NA  12/29/95 NASDAQ  17,192,500  255.74
KSAV  KS Bancorp, Inc.               NC     93,536    13,835    13,821  1.11  1.12   6.88   6.97 12/30/93 NASDAQ     663,263   11.94
MBSP  Mitchell Bancorp, Inc.         NC     27,596     6,078     6,078  0.92  0.92   4.24   4.24 07/12/96 NASDAQ         NA      NA
PDB   Piedmont Bancorp, Inc.         NC    128,711    37,050    37,050  1.46  1.48   6.69   6.79 12/08/95 AMSE     2,645,000   34.72
SSB   Scotland Bancorp, Inc          NC     70,488    24,706    24,706   NA    NA     NA     NA  04/01/96 AMSE     1,840,000   22.54
SSM   Stone Street Bancorp, Inc.     NC    116,101    39,117    39,117   NA    NA     NA     NA  04/01/96 AMSE           NA      NA
UFRM  United Federal Savings Bank    NC    252,170    20,859    20,859  0.87  0.77  11.31  10.05 07/01/80 NASDAQ   3,065,064   24.52
CFB   Commercial Federal Corporation NE  6,607,670   413,277   372,543  0.84  0.83  14.74  14.59 12/31/84 NYSE    15,089,701  577.18
EBCP  Eastern Bancorp                NH    840,534    64,880    61,257  0.72  0.54   9.60   7.16 11/17/83 NASDAQ   3,651,534   59.34
NHTB  New Hampshire Thrift Bncshrs   NH    252,481    19,417    19,417  0.58  0.61   7.41   7.74 05/22/86 NASDAQ   1,689,503   16.47
FBER  1st Bergen Bancorp             NJ    252,173    43,397    43,397   NA    NA     NA     NA  04/01/96 NASDAQ   3,174,000   28.96
CJFC  Central Jersey Financial       NJ    468,272    55,612    51,821  1.13  1.07  10.41   9.88 09/01/84 NASDAQ   2,668,269   68.04
COFD  Collective Bancorp, Inc.       NJ  5,145,471   364,304   339,997  1.07  1.06  15.71  15.51 02/07/84 NASDAQ  20,374,141  481.34
FSPG  First Home Bancorp, Inc.       NJ    466,363    30,396    29,572  1.01  0.96  15.60  14.84 04/20/87 NASDAQ   2,030,009   38.06
FSFI  First State Financial Services NJ    628,684    43,014    40,765  0.63  0.49   9.27   7.24 12/18/87 NASDAQ   4,024,658   49.30
FMCO  FMS Financial Corporation      NJ    517,943    34,327    33,491  0.83  0.83  12.68  12.66 12/14/88 NASDAQ   2,467,593   39.79
IBSF  IBS Financial Corp.            NJ    748,745   149,085   149,085  1.05  1.06   4.99   5.05 10/13/94 NASDAQ  11,002,393  143.03
LVSB  Lakeview Financial             NJ    455,155    45,287    34,781  1.15  0.70  10.25   6.23 12/22/93 NASDAQ   2,265,704   44.46
LFBI  Little Falls Bancorp, Inc.     NJ    282,232    43,813    40,416   NA    NA     NA     NA  01/05/96 NASDAQ   3,041,750   31.56
OCFC  Ocean Financial Corp.          NJ  1,036,445    92,351    92,351  0.80  0.83   9.44   9.70 07/03/96 NASDAQ         NA      NA
PBCI  Pamrapo Bancorp, Inc.          NJ    365,553    56,543    56,058  1.34  1.34   8.52   8.52 11/14/89 NASDAQ   3,280,964   63.16
PFSB  PennFed Financial Services,Inc NJ  1,086,524    90,564    72,134  0.82  0.81   8.36   8.29 07/15/94 NASDAQ   4,823,665   74.77
PULS  Pulse Bancorp                  NJ    505,034    39,338    39,338  1.19  1.19  10.28  10.28 09/18/86 NASDAQ   3,049,378   53.36
SFIN  Statewide Financial Corp.      NJ    634,464    70,421    70,218   NA    NA     NA     NA  10/02/95 NASDAQ   5,269,752   67.85
WYNE  Wayne Bancorp, Inc.            NJ    207,997    17,299    17,299  0.46  0.59   5.12   6.51 06/27/96 NASDAQ         NA      NA
WWFC  Westwood Financial Corporation NJ     84,779     5,978     4,717  0.67  0.67   9.40   9.40 06/07/96 NASDAQ         NA      NA
FSBC  First Savings Bank, FSB        NM    115,492     5,471     5,471  0.31  0.24   6.81   5.26 08/08/86 NASDAQ     695,698    4.44
GUPB  GFSB Bancorp, Inc.             NM     70,422    16,216    16,216  1.25  1.25   4.87   4.87 06/30/95 NASDAQ     948,750   12.81

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                         KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                              AS OF AUGUST 9, 1996


                                                ASSETS AND EQUITY              PROFITABILITY               CAPITAL ISSUES
                                            --------------------------  ------------------------ -----------------------------------
                                                                                                                                Mkt.
                                                                                                                    Number     Value
                                             Total    Total   Total           Core         Core                       of        of
                                            Assets   Equity  Tang. Eq.  ROAA  ROAA   ROAE  ROAE    IPO              Shares    Shares
                                     St     ($000)   ($000)   ($000)    (%)   (%)    (%)    (%)    Date   Exchg     Outstg.    ($M)
                                     --     ------   ------  ---------  ----  ----   ----  ----    ----   -----     -------   ------
ALBK  ALBANK Financial Corporation   NY  3,325,592   316,703   279,777  0.97  0.97   9.50   9.49 04/01/92 NASDAQ  13,287,933  350.47
ALBC  Albion Banc Corp.              NY     56,692     6,072     6,072  0.30  0.25   2.87   2.46 07/26/93 NASDAQ     260,714    4.30
ASFC  Astoria Financial Corporation  NY  7,078,383   561,667   456,987  0.74  0.67   8.56   7.82 11/18/93 NASDAQ  21,509,444  583.44
BFSI  BFS Bankorp, Inc.              NY    621,324    48,620    48,620  1.84  1.78  24.09  23.30 05/12/88 NASDAQ   1,635,488   61.74
CARV  Carver Federal Savings Bank    NY    362,369    34,793    33,177  0.21  0.18   2.15   1.94 10/25/94 NASDAQ   2,314,375   18.52
FIBC  Financial Bancorp, Inc.        NY    262,497    26,224       NA   0.66  0.64   5.76   5.65 08/17/94 NASDAQ   1,796,122   22.45
HAVN  Haven Bancorp, Inc.            NY  1,550,275    94,068    93,515  0.74  0.71  11.42  11.05 09/23/93 NASDAQ   4,320,060  121.50
LISB  Long Island Bancorp, Inc.      NY  5,221,019   521,711   521,711  0.93  0.85   8.78   7.99 04/18/94 NASDAQ  24,805,349  758.05
NYB   New York Bancorp Inc.          NY  2,918,120   158,374   158,374  1.27  1.20  21.77  20.51 01/28/88 NYSE    11,491,858  293.04
PEEK  Peekskill Financial Corp.      NY    191,323    59,774    59,774  1.23  1.27   4.96   5.09 12/29/95 NASDAQ   4,099,750   48.17
PKPS  Poughkeepsie Savings Bank, FSB NY    840,491    70,958    70,958  1.70  2.36  21.07  29.34 11/19/85 NASDAQ  12,549,325   62.75
RELY  Reliance Bancorp, Inc.         NY  1,782,550   153,619   104,190  0.83  0.79   7.61   7.23 03/31/94 NASDAQ   9,128,739  142.64
SFED  SFS Bancorp, Inc.              NY    164,366    22,287    22,287  0.69  0.70   4.88   4.95 06/30/95 NASDAQ   1,292,450   16.48
TPNZ  Tappan Zee Financial, Inc.     NY    119,167    21,499    21,499  0.80  0.74   5.22   4.85 10/05/95 NASDAQ   1,553,062   18.64
YFCB  Yonkers Financial Corporation  NY    242,826    49,021    49,021   NA    NA     NA     NA  04/18/96 NASDAQ   3,570,750   34.89
ASBP  ASB Financial Corp.            OH    112,988    25,643    25,643  1.01  1.01   4.30   4.30 05/11/95 NASDAQ   1,713,960   25.71
CAFI  Camco Financial Corporation    OH    343,711    28,625    28,625  1.22  0.94  15.56  11.93    NA    NASDAQ   2,070,051   35.73
COFI  Charter One Financial          OH 13,951,846   934,478   863,715  0.42  1.12   6.39  17.06 01/22/88 NASDAQ  45,009,764 1569.72
CRCL  Circle Financial Corp.         OH    229,406    24,436    21,196  0.49  0.42   4.32   3.71 08/06/91 NASDAQ     708,096   18.59
CTZN  CitFed Bancorp, Inc.           OH  2,661,006   175,271   152,777  0.71  0.64  10.20   9.11 01/23/92 NASDAQ   5,691,322  222.67
CIBI  Community Investors Bancorp    OH     85,785    11,869    11,869  1.01  0.96   6.98   6.63 02/07/95 NASDAQ     701,246   10.34
EFBI  Enterprise Federal Bancorp     OH    203,431    31,470    31,405  1.03  0.68   5.52   3.65 10/17/94 NASDAQ   2,085,215   31.02
FFDF  FFD Financial Corp.            OH     76,159     8,302     8,302  0.87  0.82   6.92   6.51 04/03/96 NASDAQ         NA      NA
FFYF  FFY Financial Corp.            OH    573,162   105,162   105,162  1.21  1.25   6.50   6.72 06/28/93 NASDAQ   5,192,895  117.49
FFOH  Fidelity Financial of Ohio     OH    251,188    51,087    51,087  0.87  0.87   5.60   5.59 03/04/96 NASDAQ   4,073,589   40.74
FDEF  First Defiance Financial       OH    520,666   126,605   126,605  1.21  1.19   5.29   5.21 10/02/95 NASDAQ  10,432,476  108.24
FFBZ  First Federal Bancorp, Inc.    OH    177,778    14,022    14,003  1.14  1.12  15.12  14.89 07/13/92 NASDAQ     784,658   18.44
FFHS  First Franklin Corporation     OH    216,508    20,287    20,080  0.62  0.61   6.56   6.47 01/26/88 NASDAQ   1,165,318   17.48
FFSW  FirstFederal Financial Svcs    OH  1,044,608    82,838    71,588  1.12  0.95  13.85  11.82 03/31/87 NASDAQ   3,583,829  104.83
GFCO  Glenway Financial Corp.        OH    273,890    26,485    25,854  0.56  0.55   5.82   5.75 11/30/90 NASDAQ   1,145,431   23.45
HHFC  Harvest Home Financial Corp.   OH     73,005    12,930    12,930  0.80  0.80   4.31   4.31 10/10/94 NASDAQ     895,182   10.74

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                         KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                              AS OF AUGUST 9, 1996


                                                ASSETS AND EQUITY              PROFITABILITY               CAPITAL ISSUES
                                            --------------------------  ------------------------ -----------------------------------
                                                                                                                                Mkt.
                                                                                                                    Number     Value
                                             Total    Total   Total           Core         Core                       of        of
                                            Assets   Equity  Tang. Eq.  ROAA  ROAA   ROAE  ROAE    IPO              Shares    Shares
                                     St     ($000)   ($000)   ($000)    (%)   (%)    (%)    (%)    Date   Exchg     Outstg.    ($M)
                                     --     ------   ------  ---------  ----  ----   ----  ----    ----   -----     -------   ------
HVFD  Haverfield Corporation         OH    334,226    28,414    28,352  0.71  0.67   8.57   8.10 03/19/85 NASDAQ   1,906,591   36.23
INBI  Industrial Bancorp             OH    313,563    60,799    60,799  1.57  1.57   7.13   7.13 08/01/95 NASDAQ   5,554,500   62.49
LONF  London Financial Corporation   OH     37,552     7,834     7,834   NA    NA     NA     NA  04/01/96 NASDAQ         NA      NA
MFFC  Milton Federal Financial Corp. OH    178,289    33,756    33,756  1.04  0.96   4.80   4.41 10/07/94 NASDAQ   2,263,797   27.73
OHSL  OHSL Financial Corp.           OH    209,037    25,494    25,494  0.95  0.93   7.55   7.41 02/10/93 NASDAQ   1,217,386   24.35
PTRS  Potters Financial Corp.        OH    113,862    11,081    11,081  0.54  0.53   5.67   5.55 12/31/93 NASDAQ     532,809    9.32
PVFC  PVF Capital Corp.              OH    318,100    21,325    21,325  1.13  1.00  17.86  15.90 12/30/92 NASDAQ   1,548,957   30.20
SFSL  Security First Corp.           OH    588,592    55,732    54,624  1.21  1.27  13.36  13.98 01/22/88 NASDAQ   4,929,612   70.25
SHFC  Seven Hills Financial Corp.    OH     45,511     9,651     9,651  0.36  0.34   1.69   1.61 12/31/93 NASDAQ     536,472    7.78
SSBK  Strongsville Savings Bank      OH    529,187    42,554    41,701  0.99  0.88  11.84  10.54    NA    NASDAQ   2,530,800   51.88
SBCN  Suburban Bancorporation, Inc.  OH    197,137    25,639    25,639  0.39  0.57   2.95   4.30 09/30/93 NASDAQ   1,480,732   23.88
THIR  Third Financial Corp.          OH    155,911    28,655    28,655  1.37  1.23   7.66   6.86 03/25/93 NASDAQ   1,135,954   36.35
WOFC  Western Ohio Financial Corp.   OH    319,558    58,161    54,774  1.12  0.66   4.19   2.46 07/29/94 NASDAQ   2,309,342   52.54
WFCO  Winton Financial Corp.         OH    282,833    21,083    20,544  0.94  0.80  12.39  10.50 08/04/88 NASDAQ   1,986,152   28.30
FFWD  Wood Bancorp, Inc.             OH    139,718    20,395    20,395  1.17  1.13   8.14   7.85 08/31/93 NASDAQ   1,551,255   19.13
KFBI  Klamath First Bancorp          OR    604,663   167,694   167,694  1.34  1.34   6.64   6.64 10/05/95 NASDAQ  11,254,475  150.53
BRFC  Bridgeville Savings Bank       PA     55,712    15,883    15,883  1.24  1.24   4.17   4.17 10/07/94 NASDAQ   1,124,125   15.18
CVAL  Chester Valley Bancorp Inc.    PA    274,575    25,123    25,123  0.91  0.88  10.03   9.63 03/27/87 NASDAQ   1,579,803   28.83
CMSB  Commonwealth Bancorp, Inc.     PA  1,657,690   137,683   120,977  0.78  0.70   8.41   7.52 06/17/96 NASDAQ         NA      NA
FSBI  Fidelity Bancorp, Inc.         PA    317,315    21,544    21,434  0.65  0.65   8.66   8.53 06/24/88 NASDAQ   1,369,511   22.60
FBBC  First Bell Bancorp, Inc.       PA    570,649   116,265   116,265  1.62  1.61   7.34   7.30 06/29/95 NASDAQ   8,166,450  112.29
FKFS  First Keystone Financial       PA    278,204    23,043    23,043  0.48  0.52   5.49   5.96 01/26/95 NASDAQ   1,292,500   24.56
SHEN  First Shenango Bancorp, Inc.   PA    369,279    46,836    46,836  1.03  0.98   7.45   7.10 04/06/93 NASDAQ   2,281,250   46.20
GAF   GA Financial, Inc.             PA    562,351   128,420   128,420  0.78  0.96   5.90   7.26 03/26/96 AMSE     8,900,000   97.90
HARL  Harleysville Savings Bank      PA    298,172    19,826    19,826  0.81  0.85  11.83  12.43 08/04/87 NASDAQ   1,289,442   22.89
LARL  Laurel Capital Group, Inc.     PA    193,008    20,609    20,609  1.35  1.31  13.23  12.79 02/20/87 NASDAQ   1,508,464   23.76
MLFB  MLF Bancorp, Inc.              PA  1,765,812   140,337   136,838  0.71  0.64   7.88   7.04 08/11/94 NASDAQ   6,246,900  149.14
PVSA  Parkvale Financial Corporation PA    919,242    69,765    69,489  1.06  0.99  15.13  14.14 07/16/87 NASDAQ   3,235,643   81.70
PBIX  Patriot Bank Corp.             PA    417,746    54,003    54,003  0.63  0.65   4.91   5.08 12/04/95 NASDAQ   3,902,995   49.76
PWBC  PennFirst Bancorp, Inc.        PA    680,434    53,430    48,680  0.61  0.58   7.46   7.08 06/13/90 NASDAQ   3,996,494   47.96
PWBK  Pennwood Savings Bank          PA     42,366     4,081     4,081   NA    NA     NA     NA  07/15/96 NASDAQ         NA      NA

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                         KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                              AS OF AUGUST 9, 1996


                                                ASSETS AND EQUITY              PROFITABILITY               CAPITAL ISSUES
                                            --------------------------  ------------------------ -----------------------------------
                                                                                                                                Mkt.
                                                                                                                    Number     Value
                                             Total    Total   Total           Core         Core                       of        of
                                            Assets   Equity  Tang. Eq.  ROAA  ROAA   ROAE  ROAE    IPO              Shares    Shares
                                     St     ($000)   ($000)   ($000)    (%)   (%)    (%)    (%)    Date   Exchg     Outstg.    ($M)
                                     --     ------   ------  ---------  ----  ----   ----  ----    ----   -----     -------   ------
PHFC  Pittsburgh Home Financial Corp PA    184,002    30,406    30,406   NA    NA     NA     NA  04/01/96 NASDAQ   2,182,125   21.95
PRBC  Prestige Bancorp, Inc.         PA    102,609    15,273    15,273   NA    NA     NA     NA  06/27/96 NASDAQ     963,023   10.11
PSAB  Prime Bancorp, Inc.            PA    644,560    58,048    54,425  1.02  0.95  10.90  10.19 11/21/88 NASDAQ   3,725,056   69.14
PFNC  Progress Financial Corporation PA    347,858    19,508    19,374  0.91  0.71  18.78  14.73 07/18/83 NASDAQ   3,730,000   24.25
SVRN  Sovereign Bancorp, Inc.        PA  9,183,447   461,466   344,022  0.79  0.76  14.64  14.24 08/12/86 NASDAQ  49,573,278  495.73
THRD  TF Financial Corporation       PA    528,910    75,122    75,122  0.91  0.88   5.94   5.72 07/13/94 NASDAQ   4,523,386   68.26
THBC  Troy Hill Bancorp, Inc.        PA     80,484    17,865    17,865  1.38  1.26   6.09   5.57 06/27/94 NASDAQ   1,067,917   14.42
WVFC  WVS Financial Corporation      PA    259,622    34,038    34,038  1.51  1.39  10.19   9.38 11/29/93 NASDAQ   1,736,760   36.04
YFED  York Financial Corp.           PA  1,048,673    92,078    92,078  0.97  0.83  11.42   9.78 02/01/84 NASDAQ   6,049,983  108.90
AMFB  American Federal Bank, FSB     SC  1,339,147   109,941   101,420  1.29  1.41  15.99  17.42 01/19/89 NASDAQ  10,921,085  163.82
CFCP  Coastal Financial Corp.        SC    452,809    27,641    27,641  1.04  0.92  17.09  15.04 09/26/90 NASDAQ   3,436,403   61.17
FFCH  First Financial Holdings Inc.  SC  1,523,224    97,330    97,330  0.78  0.79  11.81  11.97 11/10/83 NASDAQ   6,377,369  114.79
FSFC  First Southeast Financial Corp SC    326,573    33,669    33,669  0.31  0.82   1.61   4.26 10/08/93 NASDAQ   4,388,231   43.88
PALM  Palfed, Inc.                   SC    638,002    53,666    51,136  0.69  0.58   8.53   7.16 12/15/85 NASDAQ   5,225,571   65.32
SCCB  S. Carolina Community Bancshrs SC     44,088    12,553    12,553  1.35  1.35   4.50   4.50 07/07/94 NASDAQ     747,188   12.70
HFFC  HF Financial Corp.             SD    574,027    51,514    51,355  0.78  0.61   8.68   6.79 04/08/92 NASDAQ   3,054,572   43.53
LFCT  Leader Financial Corp.         TN  3,211,064   266,390   266,390  1.48  1.45  18.45  18.01 09/30/93 NASDAQ   9,947,794  445.16
TWIN  Twin City Bancorp              TN    102,423    14,095    14,095  1.08  0.93   7.84   6.79 01/04/95 NASDAQ     898,404   15.27
CBSA  Coastal Bancorp, Inc.          TX  2,796,568    95,091    78,680  0.40  0.38  11.69  11.27    NA    NASDAQ   4,962,344   89.32
ETFS  East Texas Financial Services  TX    114,961    22,570    22,570  0.89  0.83   4.58   4.27 01/10/95 NASDAQ   1,193,568   17.68
FBHC  Fort Bend Holding Corp.        TX    254,739    18,008    18,008  0.70  0.62   9.62   8.50 06/30/93 NASDAQ     819,198   14.54
LOAN  Horizon Bancorp                TX    130,930    11,195    10,830  1.47  1.18  16.04  12.84    NA    NASDAQ   1,386,757   15.60
JXVL  Jacksonville Bancorp, Inc.     TX    213,062    35,582    35,582  0.79  0.79   7.47   7.47 04/01/96 NASDAQ         NA      NA
BFSB  Bedford Bancshares, Inc.       VA    121,783    18,530    18,530  1.29  1.28   7.96   7.94 08/22/94 NASDAQ   1,161,169   19.30
CNIT  CENIT Bancorp, Inc.            VA    655,771    47,716    46,010  0.48  0.54   6.76   7.51 08/06/92 NASDAQ   1,612,952   54.84
CFFC  Community Financial Corp.      VA    159,793    21,900    21,900  1.30  1.30   9.71   9.70 03/30/88 NASDAQ   1,269,698   26.66
ESX   Essex Bancorp, Inc.            VA    315,568    23,114    14,739  0.32 -0.77   6.11 -14.69    NA    AMSE     1,050,547    2.76
FFFC  FFVA Financial Corp.           VA    522,811    81,442    79,774  1.24  1.22   7.51   7.37 10/12/94 NASDAQ   5,180,952   94.55
FFRV  Fidelity Financial Bankshares  VA    325,814    28,010    27,993  1.00  0.97  12.03  11.71 05/01/86 NASDAQ   2,291,681   31.51
GSLC  Guaranty Financial Corp.       VA    102,967     6,373     6,373  0.68  0.42  10.91   6.77    NA    NASDAQ     919,168    7.12
LIFB  Life Bancorp, Inc.             VA  1,240,520   148,718   143,199  0.87  0.91   6.25   6.56 10/11/94 NASDAQ  10,097,094  142.62


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                         KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                              AS OF AUGUST 9, 1996


                                                ASSETS AND EQUITY              PROFITABILITY               CAPITAL ISSUES
                                            --------------------------  ------------------------ -----------------------------------
                                                                                                                                Mkt.
                                                                                                                    Number     Value
                                             Total    Total   Total           Core         Core                       of        of
                                            Assets   Equity  Tang. Eq.  ROAA  ROAA   ROAE  ROAE    IPO              Shares    Shares
                                     St     ($000)   ($000)   ($000)    (%)   (%)    (%)    (%)    Date   Exchg     Outstg.    ($M)
                                     --     ------   ------  ---------  ----  ----   ----  ----    ----   -----     -------   ------
VABF  Virginia Beach Fed. Financial  VA    608,832    41,206    41,206  0.29  0.10   4.81   1.56 11/01/80 NASDAQ   4,965,094   34.14
VFFC  Virginia First Financial       VA    713,931    55,114    53,131  1.21  0.98  16.02  13.01 01/01/78 NASDAQ   5,615,450   67.39
CASB  Cascade Financial Corp.        WA    326,266    20,269    20,269  0.56  0.27   8.90   4.22 09/16/92 NASDAQ   2,040,485   27.75
FWWB  First SB of Washington Bancorp WA    743,176   154,142   154,142  1.11  1.06   6.62   6.35 11/01/95 NASDAQ  10,077,498  136.05
IWBK  InterWest Bancorp, Inc.        WA  1,413,926    96,338    93,662  1.11  1.05  15.69  14.79    NA    NASDAQ   6,450,308  154.00
MSEA  Metropolitan Bancorp           WA    761,014    51,166    46,402  0.78  0.83  11.41  12.23 01/09/90 NASDAQ   3,710,205   50.09
STSA  Sterling Financial Corp.       WA  1,479,643    85,745    74,141  0.45  0.43   7.73   7.39    NA    NASDAQ   5,426,398   80.04
WFSL  Washington Federal, Inc.       WA  5,040,588   597,495   569,151  1.78  1.71  14.47  13.84 11/17/82 NASDAQ  42,246,383  866.05
AADV  Advantage Bancorp, Inc.        WI    996,719    94,116    81,912  0.90  0.81   9.41   8.45 03/23/92 NASDAQ   3,392,694  115.35
ABCW  Anchor BanCorp Wisconsin       WI  1,754,556   118,402   115,297  0.88  0.85  12.13  11.69 07/16/92 NASDAQ   4,934,350  166.53
FCBF  FCB Financial Corp.            WI    255,660    47,192    47,192  1.03  1.01   5.37   5.26 09/24/93 NASDAQ   2,512,614   45.23
FFEC  First Fed Bncshrs Eau Claire   WI    706,672    97,457    93,632  0.87  0.91   5.70   5.91 10/12/94 NASDAQ   6,855,379  105.40
FTFC  First Federal Capital Corp.    WI  1,382,069    94,672    89,135  0.92  0.68  13.46   9.91 11/02/89 NASDAQ   6,297,735  125.95
FFHC  First Financial Corp.          WI  5,579,294   407,905   388,953  1.31  1.26  18.55  17.93 12/24/80 NASDAQ  29,905,406  672.87
FNGB  First Northern Capital Corp.   WI    580,128    70,754    70,754  0.78  0.75   6.12   5.85 12/29/83 NASDAQ   4,394,725   67.02
HALL  Hallmark Capital Corp.         WI    377,157    27,011    27,011  0.60  0.57   7.17   6.80 01/03/94 NASDAQ   1,413,280   21.20
MWFD  Midwest Federal Financial      WI    178,249    16,664    15,901  1.20  0.96  12.27   9.86 07/08/92 NASDAQ   1,632,880   18.78
NWEQ  Northwest Equity Corp.         WI     91,804    11,720    11,720  1.00  0.95   6.91   6.54 10/11/94 NASDAQ     945,392    9.81
OSBF  OSB Financial Corp.            WI    250,003    31,400    31,400  0.21  0.36   1.63   2.85 07/01/92 NASDAQ   1,110,984   26.11
RELI  Reliance Bancshares, Inc.      WI     32,260     9,616       NA   1.23  1.25   4.32   4.39 04/19/96 NASDAQ         NA      NA
SECP  Security Capital Corporation   WI  3,437,317   559,048   559,048  0.99  1.04   5.85   6.13 01/03/94 NASDAQ   9,314,365  554.20
STFR  St. Francis Capital Corp.      WI  1,329,903   130,656   124,711  1.18  0.87  10.78   7.95 06/21/93 NASDAQ   5,586,837  139.67
FOBC  Fed One Bancorp                WV    343,028    41,188    39,077  1.00  1.00   7.93   7.92 01/19/95 NASDAQ   2,558,191   38.37
CRZY  Crazy Woman Creek Bancorp      WY     50,324    15,453    15,453   NA    NA     NA     NA  03/29/96 NASDAQ   1,058,000   10.71
TRIC  Tri-County Bancorp, Inc.       WY     73,436    13,094    13,094  0.94  0.91   4.69   4.53 09/30/93 NASDAQ     630,788   11.67


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                         KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                              AS OF AUGUST 9, 1996


                                                ASSETS AND EQUITY              PROFITABILITY               CAPITAL ISSUES
                                            --------------------------  ------------------------ -----------------------------------
                                                                                                                                Mkt.
                                                                                                                    Number     Value
                                             Total    Total   Total           Core         Core                       of        of
                                            Assets   Equity  Tang. Eq.  ROAA  ROAA   ROAE  ROAE    IPO              Shares    Shares
                                     St     ($000)   ($000)   ($000)    (%)   (%)    (%)    (%)    Date   Exchg     Outstg.    ($M)
                                     --     ------   ------  ---------  ----  ----   ----  ----    ----   -----     -------   ------

ALL THRIFTS
                      AVERAGE            1,299,878   102,311    95,313  0.87  0.80   8.14   7.28                  5,912,982   126.26
                      MEDIAN               314,566    36,158    36,053  0.89  0.83   7.45   6.79                  2,485,126    38.22
                      HIGH              49,506,630 2,834,725 2,637,334  2.05  2.36  29.45  29.34                137,392,481 3,280.25
                      LOW                   27,596     3,410     3,410 -1.74 -1.75 -30.56 -30.67                    229,588     2.76

AVERAGE FOR STATE
                      IL                   700,962    72,857    70,932  0.74  0.69   6.30   5.78                  4,069,036    78.27

AVERAGE BY REGION
                      MIDWEST              869,172    79,117    74,423  0.92  0.86   8.05   7.38                  4,725,962   102.76
                      NEW ENGLAND          768,552    75,957    45,418  0.82  0.66   6.53   4.53                  5,551,728   103.64
                      MID ATLANTIC         481,728    56,887    55,239  0.93  0.90   8.13   7.79                  3,886,661    63.23
                      SOUTHEAST            861,696    66,698    56,604  0.90  0.82   9.49   8.33                  4,794,675    77.83
                      SOUTHWEST            693,025    79,661    78,188  0.57  0.49   5.49   4.69                  6,056,337    93.10
                      WEST               5,454,475   340,239   330,696  0.58  0.51   6.68   5.14                 16,113,094   423.95

AVERAGE BY EXCHANGE
                      NYSE              16,112,744   999,750   979,418  0.83  0.68  12.82  10.83                 43,423,266 1,235.44
                      AMEX                 232,533    34,583    34,630  0.78  0.69   6.02   4.50                  2,611,215    30.26
                      OTC/NASDAQ           729,631    67,944    63,280  0.88  0.82   8.04   7.27                  4,375,764    80.72

KELLER & COMPANY
Columbus, Ohio
614-766-1426
                                   EXHIBIT 32


                                                               RECENTLY CONVERTED, SAIF-INSURED THRIFT INSTITUTIONS
                                                                            PRICES AND PRICING RATIOS



                                                                PRO FORMA RATIOS                    CURRENT RATIOS
                                                         -------------------------------   --------------------------------
                                                                  Price/  Price/                    Price/   Price/
                                                         Price/    Book  Tang. Bk. Price/    Price/   Book   Tang. Bk.Price/
                                                  IPO    Earnings Value   Value   Assets    Earnings Value   Value   Assets
                                                 Date      (X)     (%)     (%)      (%)        (X)     (%)     (%)      (%)
                                               --------------------------------- --------  ------------------------ --------

   FFBA  First Colorado Bancorp, Inc.   CO     01/02/96    NA      NA       NA       NA       13.64   116.58   117.94   19.03
   LFBI  Little Falls Bancorp, Inc.     NJ     01/05/96    31.90   71.40    71.43    13.40    17.08    71.18    77.18   11.05
   BYFC  Broadway Financial Corp.       CA     01/09/96    13.30   68.50    68.48     8.00    NA       67.89    67.89    7.75
   FFOH  Fidelity Financial of Ohio     OH     03/04/96    NA      NA       NA       NA       15.82    80.74    80.74   16.42
   FFFD  North Central Bancshares, Inc. IA     03/21/96    NA      NA       NA       NA       11.18    83.63    83.63   24.00
   GAF   GA Financial, Inc.             PA     03/26/96    13.80   70.50    70.52    15.70    11.06    79.70    79.70   18.20
   CFTP  Community Federal Bancorp      MS     03/26/96    14.00   71.40    71.35    22.20    16.25    90.47    90.47   29.84
   PFFB  PFF Bancorp, Inc.              CA     03/29/96    26.60   69.00    68.99     9.50    21.63    76.84    77.75   10.40
   CRZY  Crazy Woman Creek Bancorp      WY     03/29/96    16.40   69.70    69.72    22.00    18.08    69.30    69.30   21.28
   SSM   Stone Street Bancorp, Inc.     NC     04/01/96    19.70   74.90    74.92    24.40      NA       NA       NA      NA
   JXVL  Jacksonville Bancorp, Inc.     TX     04/01/96      NA      NA       NA       NA       NA       NA       NA      NA
   WHGB  WHG Bancshares Corp.           MD     04/01/96    15.50   71.10    71.08    16.00      NA       NA       NA      NA
   PHFC  Pittsburgh Home Financial Corp PA     04/01/96    17.50   72.80    72.83    12.20      NA     75.38    75.38   12.45
   LONF  London Financial Corporation   OH     04/01/96    22.40   68.50    68.46    13.40      NA       NA       NA      NA
   SSB   Scotland Bancorp, Inc          NC     04/01/96    16.20   74.80    74.83    24.20      NA     90.28    90.28   31.65
   AMFC  AMB Financial Corp.            IN     04/01/96    18.20   70.80    70.83    14.00      NA       NA       NA      NA
   FBER  1st Bergen Bancorp             NJ     04/01/96    21.70   74.80    74.81    12.50      NA     72.24    72.24   12.43
   FFDF  FFD Financial Corp.            OH     04/03/96    17.40   69.90    69.87    19.80      NA       NA       NA      NA
   GSFC  Green Street Financial Corp.   NC     04/04/96    14.80   71.00    71.03    22.20      NA     87.33    87.33   30.62
   YFCB  Yonkers Financial Corporation  NY     04/18/96    16.10   74.90    74.93    14.60      NA     76.02    76.02   15.35
   RELI  Reliance Bancshares, Inc.      WI     04/19/96    22.50   72.50    72.47    38.90      NA       NA       NA      NA
   CBK   Citizens First Financial Corp. IL     05/01/96    15.30   73.10    73.10    11.00      NA       NA       NA      NA
   FFBH  First Federal Bancshares of AR AR     05/03/96     9.80   63.40    63.39    10.20      NA       NA       NA      NA
   LXMO  Lexington B&L Financial Corp.  MO     06/06/96    14.40   69.10    69.10    20.20      NA       NA       NA      NA
   WWFC  Westwood Financial Corporation NJ     06/07/96      NA      NA       NA       NA       NA       NA       NA      NA
   CNSB  CNS Bancorp, Inc.              MO     06/12/96    26.10   69.30    69.35    16.20      NA       NA       NA      NA
   CMSB  Commonwealth Bancorp, Inc.     PA     06/17/96      NA      NA       NA       NA       NA       NA       NA      NA
   WYNE  Wayne Bancorp, Inc.            NJ     06/27/96    16.70   60.90    60.94     9.70      NA       NA       NA      NA
   PRBC  Prestige Bancorp, Inc.         PA     06/27/96    24.60   61.90    61.90     9.50      NA     66.20    66.20    9.85
   PROV  Provident Financial Holdings   CA     06/28/96    18.20   60.90    60.87     8.20      NA       NA       NA      NA
   FLKY  First Lancaster Bancshares     KY     07/01/96    19.00   72.50    72.51    21.30      NA       NA       NA      NA
   EGLB  Eagle BancGroup, Inc.          IL     07/01/96    58.10   57.10    57.11     7.90      NA       NA       NA      NA
   HWEN  Home Financial Bancorp         IN     07/02/96    12.40   66.20    66.23    13.10      NA       NA       NA      NA
   OCFC  Ocean Financial Corp.          NJ     07/03/96    13.80   69.20    69.21    13.90      NA       NA       NA      NA
   MBSP  Mitchell Bancorp, Inc.         NC     07/12/96    94.50   68.10    68.13    25.80      NA       NA       NA      NA
   PWBK  Pennwood Savings Bank          PA     07/15/96    13.30   65.80    65.76    12.80      NA       NA       NA      NA
   ANA   Acadiana Bancshares, Inc.      LA     07/16/96    NA      69.90    69.92    12.70      NA       NA       NA      NA



                                                               RECENTLY CONVERTED, SAIF-INSURED THRIFT INSTITUTIONS
                                                                            PRICES AND PRICING RATIOS



                                                                      PRICES AND TREND FROM IPO DATE
                                                           ------------------------------------------------------
                                                                    1 Day          1 Week         1 Mo.
                                                            IPO     After          After          After
                                                  IPO      Price     IPO     %      IPO     %      IPO     %
                                                 Date       ($)      ($)   Change   ($)   Change   ($)   Change
                                               ----------------------------------------------------------------

   FFBA  First Colorado Bancorp, Inc.   CO     01/02/96        NA     11.44    NA    11.63    NA    12.00  NA
   LFBI  Little Falls Bancorp, Inc.     NJ     01/05/96      10.00    11.31  13.13   11.38  13.75   11.00  10.00
   BYFC  Broadway Financial Corp.       CA     01/09/96      10.00    10.38   3.75   10.25   2.50   10.25   2.50
   FFOH  Fidelity Financial of Ohio     OH     03/04/96        NA     10.50    NA    10.00    NA    10.13    NA
   FFFD  North Central Bancshares, Inc. IA     03/21/96        NA     10.88    NA    10.69    NA    10.44    NA
   GAF   GA Financial, Inc.             PA     03/26/96      10.00    11.38  13.75   11.50  15.00   11.00  10.00
   CFTP  Community Federal Bancorp      MS     03/26/96      10.00    12.63  26.25   12.88  28.75   12.63  26.25
   PFFB  PFF Bancorp, Inc.              CA     03/29/96      10.00    11.38  13.75   11.63  16.25   11.63  16.25
   CRZY  Crazy Woman Creek Bancorp      WY     03/29/96      10.00      NA     NA    10.75   7.50   10.50   5.00
   SSM   Stone Street Bancorp, Inc.     NC     04/01/96      15.00    17.50  16.67   18.00  20.00   17.75  18.33
   JXVL  Jacksonville Bancorp, Inc.     TX     04/01/96        NA     11.11    NA     9.63    NA     9.88    NA
   WHGB  WHG Bancshares Corp.           MD     04/01/96      10.00    11.13  11.25   11.06  10.60   11.25  12.50
   PHFC  Pittsburgh Home Financial Corp PA     04/01/96      10.00    11.00  10.00   11.00  10.00   10.63   6.25
   LONF  London Financial Corporation   OH     04/01/96      10.00    10.81   8.12   10.63   6.25   10.13   1.25
   SSB   Scotland Bancorp, Inc          NC     04/01/96      10.00    12.25  22.50   12.50  25.00   11.75  17.50
   AMFC  AMB Financial Corp.            IN     04/01/96      10.00    10.50   5.00   10.50   5.00   10.50   5.00
   FBER  1st Bergen Bancorp             NJ     04/01/96      10.00    10.00   0.00    9.50  (5.00)   9.63  (3.75)
   FFDF  FFD Financial Corp.            OH     04/03/96      10.00    10.50   5.00   10.50   5.00   10.31   3.10
   GSFC  Green Street Financial Corp.   NC     04/04/96      10.00    12.88  28.75   12.25  22.50   12.31  23.10
   YFCB  Yonkers Financial Corporation  NY     04/18/96      10.00     9.75  (2.50)  10.13   1.25    9.94  (0.60)
   RELI  Reliance Bancshares, Inc.      WI     04/19/96       8.00     8.38   4.69    8.25   3.13    7.94  (0.75)
   CBK   Citizens First Financial Corp. IL     05/01/96      10.00    10.50   5.00   10.00   0.00   10.13   1.25
   FFBH  First Federal Bancshares of AR AR     05/03/96      10.00    13.00  30.00   13.25  32.50   13.69  36.90
   LXMO  Lexington B&L Financial Corp.  MO     06/06/96      10.00     9.50  (5.00)   9.75  (2.50)  10.13   1.25
   WWFC  Westwood Financial Corporation NJ     06/07/96        NA     10.75    NA    10.38    NA    10.63    NA
   CNSB  CNS Bancorp, Inc.              MO     06/12/96      10.00    11.00  10.00   11.63  16.25   11.50  15.00
   CMSB  Commonwealth Bancorp, Inc.     PA     06/17/96        NA     10.50    NA    10.75    NA    10.00    NA
   WYNE  Wayne Bancorp, Inc.            NJ     06/27/96      10.00    11.13  11.25   11.38  13.75   11.25  12.50
   PRBC  Prestige Bancorp, Inc.         PA     06/27/96      10.00    10.38   3.75   10.25   2.50    9.75  (2.50)
   PROV  Provident Financial Holdings   CA     06/28/96      10.00    10.97   9.70   10.81   8.10   10.13   1.25
   FLKY  First Lancaster Bancshares     KY     07/01/96      10.00    13.50  35.00   13.38  33.75   13.75  37.50
   EGLB  Eagle BancGroup, Inc.          IL     07/01/96      10.00    11.25  12.50   11.25  12.50   11.13  11.25
   HWEN  Home Financial Bancorp         IN     07/02/96      10.00    10.25   2.50    9.88  (1.25)  10.50   5.00
   OCFC  Ocean Financial Corp.          NJ     07/03/96      20.00    21.25   6.25   20.13   0.63   21.00   5.00
   MBSP  Mitchell Bancorp, Inc.         NC     07/12/96      10.00      NA     NA    10.63   6.25   10.88   8.75
   PWBK  Pennwood Savings Bank          PA     07/15/96      10.00     9.50  (5.00)   9.13  (8.75)    NA     NA
   ANA   Acadiana Bancshares, Inc.      LA     07/16/96      12.00    12.00   0.00   11.75  (2.08)    NA     NA


                                                                          Page 1
                                   EXHIBIT 33

KELLER & COMPANY
Columbus, Ohio
614-766-1426


            RECENT THRIFT ACQUISITIONS AND PENDING ACQUISITIONS
           COUNTY, CITY OR MARKET AREA OF PREFERRED SAVINGS BANK




            1. Target institution:
                 Name                     Barrington Bancorp
                 City and state           Barrington, IL
                 Asset size                          $69,700,000

               Acquiring institution:
                 Name                     First Chicago NBD
                 City and state           Chicago, IL
                 Asset size                     $115,500,000,000

               Transaction:
                 Purchase price                      $17,100,000
                 Price/earnings (x)                        61.00
                 Price/book value (%)                      148.6
                 Date completed                         06/06/96




            2. Target institution:
                 Name                     N.S. Bancorp
                 City and state           Chicago, IL
                 Asset size                       $1,160,200,000

               Acquiring institution:
                 Name                     MAF Bancorp
                 City and state           Clarendon Hills, IL
                 Asset size                       $1,870,000,000

               Transaction:
                 Purchase price                     $267,000,000
                 Price/earnings (x)                        12.50
                 Price/book value (%)                     107.00
                 Date completed                         05/30/96

                                                                          Page 2
KELLER & COMPANY
Columbus, Ohio
614-766-1426



            RECENT THRIFT ACQUISITIONS AND PENDING ACQUISITIONS
           COUNTY, CITY OR MARKET AREA OF PREFERRED SAVINGS BANK


            3. Target institution:
                 Name                     DeerBank Corp.
                 City and state           Chicago, IL
                 Asset size                         $757,800,000

               Acquiring institution:
                 Name                     NBD
                 City and state           Detroit, MI
                 Asset size                      $48,500,000,000

               Transaction:
                 Purchase price                     $106,000,000
                 Price/earnings (x)                        14.20
                 Price/book value (%)                     186.00
                 Date completed                         07/01/95




            4. Target institution:
                 Name                     Financial Security Corp
                 City and state           Chicago, IL
                 Asset size                         $277,100,000

               Acquiring institution:
                 Name                     Pinnacle Banc Group, Inc.
                 City and state           Oak Brook, IL
                 Asset size                         $807,500,000

               Transaction:
                 Purchase price                      $45,300,000
                 Price/earnings (x)                        21.10
                 Price/book value (%)                     110.00
                 Date announced                         04/22/96

                                   EXHIBIT 34

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                               THRIFT STOCK PRICES AND PRICING RATIOS
                                                       PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                                                                        AS OF AUGUST 9, 1996

                                                                                      PER SHARE
                                                         ---------------------------------------------------------------------
                                                         Latest  All Time All TimeMonthly  Quarterly Book           12 Month
                                                          Price    High     Low    Change   Change   Value   Assets   Div.
                                       State  Exchange     ($)     ($)      ($)     (%)      (%)      ($)     ($)      ($)
                                       -----  --------   ---------------- ---------------- -------- ---------------- --------

PFSL     Pocahontas FS&LA, MHC           AR   NASDAQ      14.250   17.250   9.500   -3.39    -5.00   13.64   229.43    0.67
CMSV     Community Savings, MHC          FL   NASDAQ      16.000   18.250  10.000    0.00     7.56   15.35   129.91    0.65
FFFL     Fidelity FSB of Florida, MHC    FL   NASDAQ      12.250   17.000   9.091   -6.67   -10.91   12.18   117.84    0.57
HARB     Harbor Federal Savings Bk, MH   FL   NASDAQ      24.500   29.250  11.875    0.00   -12.50   17.24   205.56    1.05
FFSX     First Fed SB of Siouxland, MH   IA   NASDAQ      24.500   28.625   9.063    1.03    -1.01   21.59   259.86    0.72
WCFB     Webster City Federal SB, MHC    IA   NASDAQ      12.500   13.500   8.813   -1.96    -5.66   10.38    46.38    0.65
JXSB     Jacksonville Savings Bank, MH   IL   NASDAQ      13.250   14.250  10.000    1.92     0.00   13.31   112.43    0.40
LFED     Leeds Federal Savings Bk, MHC   MD   NASDAQ      13.000   16.750   9.875   -5.87    -3.70   12.65    77.34    0.63
GFED     Guaranty Federal SB, MHC        MO   NASDAQ      10.500   12.500   8.000   -6.67    -8.70    8.69    59.37      NA
PULB     Pulaski Bank, Savings Bk, MHC   MO   NASDAQ      13.000   16.500  10.500   -7.14   -16.13   10.82    85.68    0.80
FSLA     First Savings Bank, MHC         NJ   NASDAQ      15.750   17.500   5.579   -0.79     1.61   13.98   147.33    0.37
FSNJ     First Savings Bk of NJ, MHC     NJ   NASDAQ      14.063   19.500  10.750   -3.84     1.35   16.17   212.89    0.50
SBFL     SB of the Finger Lakes, MHC     NY   NASDAQ      16.250   17.000   8.125   -1.52    -1.52   11.31   110.61      NA
WAYN     Wayne Savings & Loan Co. MHC    OH   NASDAQ      19.750   22.000  11.255   -1.25    -1.25   15.31   166.54    1.05
GDVS     Greater Delaware Valley SB,MH   PA   NASDAQ       9.500   13.000   9.250   -5.00   -10.59    8.86    72.08    0.27
HARS     Harris Savings Bank, MHC        PA   NASDAQ      15.250   20.500  12.750   -6.15    -1.61   13.55   137.88    0.55
NWSB     Northwest Savings Bank, MHC     PA   NASDAQ      11.125   13.500   7.375   -2.20    -8.25    8.28    80.32    0.30
RVSB     Riverview Savings Bank, MHC     WA   NASDAQ      15.000   17.000   9.711    4.35   -11.76   10.71    97.21    0.19



ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                          15.024   17.993   9.528   -2.51    -4.89   13.00   130.48    0.59
         MEDIAN                                           14.157   17.000   9.606   -2.08    -4.35   12.98   115.13    0.60
         HIGH                                             24.500   29.250  12.750    4.35     7.56   21.59   259.86    1.05
         LOW                                               9.500   12.500   5.579   -7.14   -16.13    8.28    46.38    0.19




                                                               THRIFT STOCK PRICES AND PRICING RATIOS
                                                       PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                                                                        AS OF AUGUST 9, 1996

                                                                    PRICING RATIOS
                                                          --------------------------------------
                                                          Price/    Price/   Price/  Price/Core
                                                          Earnings Bk. Value Assets   Earnings
                                        State  Exchange     (X)      (%)       (%)      (X)
                                        -----  --------   -------- -------- --------  --------

PFSL     Pocahontas FS&LA, MHC           AR     NASDAQ     11.78   104.47      6.21    11.49
CMSV     Community Savings, MHC          FL     NASDAQ     16.00   104.23     12.32    18.60
FFFL     Fidelity FSB of Florida, MHC    FL     NASDAQ     16.78   100.57     10.40    18.01
HARB     Harbor Federal Savings Bk, MH   FL     NASDAQ     11.14   142.11     11.92    11.14
FFSX     First Fed SB of Siouxland, MH   IA     NASDAQ     13.69   113.48      9.43    14.67
WCFB     Webster City Federal SB, MHC    IA     NASDAQ     23.15   120.42     26.95    24.04
JXSB     Jacksonville Savings Bank, MH   IL     NASDAQ     25.00    99.55     11.79    30.81
LFED     Leeds Federal Savings Bk, MHC   MD     NASDAQ     16.25   102.77     16.81    16.05
GFED     Guaranty Federal SB, MHC        MO     NASDAQ        NA   120.83     17.69       NA
PULB     Pulaski Bank, Savings Bk, MHC   MO     NASDAQ     17.81   120.15     15.17    20.97
FSLA     First Savings Bank, MHC         NJ     NASDAQ     13.02   112.66     10.69    13.82
FSNJ     First Savings Bk of NJ, MHC     NJ     NASDAQ     66.97    86.97      6.61    20.09
SBFL     SB of the Finger Lakes, MHC     NY     NASDAQ        NA   143.68     14.69       NA
WAYN     Wayne Savings & Loan Co. MHC    OH     NASDAQ     20.57   129.00     11.86    21.94
GDVS     Greater Delaware Valley SB,MH   PA     NASDAQ     27.14   107.22     13.18    27.14
HARS     Harris Savings Bank, MHC        PA     NASDAQ     20.07   112.55     11.06    21.79
NWSB     Northwest Savings Bank, MHC     PA     NASDAQ     14.45   134.36     13.85    13.91
RVSB     Riverview Savings Bank, MHC     WA     NASDAQ     12.30   140.06     15.43    13.64



ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                           20.38   116.39     13.11    18.63
         MEDIAN                                            16.52   113.07     12.12    18.31
         HIGH                                              66.97   143.68     26.95    30.81
         LOW                                               11.14    86.97      6.21    11.14



                                   EXHIBIT 35

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                                   KEY FINANCIAL DATA AND RATIOS
                                                      PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                                                                       AS OF AUGUST 9, 1996


                                                     ASSETS AND EQUITY                       PROFITABILITY
                                              ------------------------------------    -------------------------------
                                                 Total       Total       Total                 Core             Core
                                                Assets      Equity    Tang. Equity     ROAA    ROAA     ROAE    ROAE
                                        State   ($000)      ($000)      ($000)          (%)     (%)     (%)      (%)
                                        ----- --------------------------------------- -------------------------------

PFSL     Pocahontas FS&LA, MHC           AR     369,379      21,964      21,964       0.56    0.58     9.45    9.70
CMSV     Community Savings, MHC          FL     632,507      74,750      74,750       0.84    0.72     6.62    5.67
FFFL     Fidelity FSB of Florida, MHC    FL     791,897      81,076      80,095       0.65    0.60     6.23    5.83
HARB     Harbor Federal Savings Bk, MH   FL   1,014,013      85,062      81,880       1.18    1.18    13.57   13.56
FFSX     First Fed SB of Siouxland, MH   IA     443,632      36,857      36,502       0.70    0.65     8.44    7.86
WCFB     Webster City Federal SB, MHC    IA      97,391      21,805      21,805       1.16    1.12     5.24    5.05
JXSB     Jacksonville Savings Bank, MH   IL     143,044      16,931      16,930       0.48    0.39     4.16    3.41
LFED     Leeds Federal Savings Bk, MHC   MD     266,658      43,610      43,610       1.03    1.04     6.32    6.37
GFED     Guaranty Federal SB, MHC        MO     185,546      27,165      27,165       1.02    0.56     7.11    3.92
PULB     Pulaski Bank, Savings Bk, MHC   MO     179,406      22,651      22,651       0.84    0.71     6.94    5.89
FSLA     First Savings Bank, MHC         NJ     959,356      91,060      79,028       0.87    0.82     9.48    8.97
FSNJ     First Savings Bk of NJ, MHC     NJ     651,945      49,519      49,519       0.11    0.36     1.20    4.01
SBFL     SB of the Finger Lakes, MHC     NY     197,438      20,189      20,189         NA      NA       NA      NA
WAYN     Wayne Savings & Loan Co. MHC    OH     248,503      22,852      22,852       0.58    0.55     6.32    5.96
GDVS     Greater Delaware Valley SB,MH   PA     235,877      28,982      28,982       0.48    0.48     3.98    3.98
HARS     Harris Savings Bank, MHC        PA   1,546,469     151,930     128,025       0.66    0.61     5.64    5.22
NWSB     Northwest Savings Bank, MHC     PA   1,877,529     190,651     181,003       1.01    1.05     9.47    9.83
RVSB     Riverview Savings Bank, MHC     WA     209,506      23,086      20,430       1.31    1.18    12.02   10.85



ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                558,339      56,119      53,188       0.79    0.74     7.19    6.83
         MEDIAN                                 318,019      32,920      32,742       0.84    0.65     6.62    5.89
         HIGH                                 1,877,529     190,651     181,003       1.31    1.18    13.57   13.56
         LOW                                     97,391      16,931      16,930       0.11    0.36     1.20    3.41




                                                                   KEY FINANCIAL DATA AND RATIOS
                                                      PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                                                                       AS OF AUGUST 9, 1996


                                                           CAPITAL ISSUES
                                               ---------------------------------------------
                                                                    Number of    Mkt. Value
                                                  IPO                Shares      of Shares
                                        State    Date    Exchange    Outstg.        ($M)
                                        ----- ----------------------------------------------

PFSL     Pocahontas FS&LA, MHC           AR     04/05/94   NASDAQ     1,610,000     25.36
CMSV     Community Savings, MHC          FL     10/24/94   NASDAQ     4,868,732     75.47
FFFL     Fidelity FSB of Florida, MHC    FL     01/07/94   NASDAQ     6,720,252     89.04
HARB     Harbor Federal Savings Bk, MH   FL     01/06/94   NASDAQ     4,932,854    124.55
FFSX     First Fed SB of Siouxland, MH   IA     07/13/92   NASDAQ     1,707,209     42.25
WCFB     Webster City Federal SB, MHC    IA     08/15/94   NASDAQ     2,100,000     27.30
JXSB     Jacksonville Savings Bank, MH   IL     04/21/95   NASDAQ     1,272,300     16.54
LFED     Leeds Federal Savings Bk, MHC   MD     05/02/94   NASDAQ     3,448,000     51.72
GFED     Guaranty Federal SB, MHC        MO     04/10/95   NASDAQ     3,125,000     36.72
PULB     Pulaski Bank, Savings Bk, MHC   MO     05/11/94   NASDAQ     2,094,000     31.67
FSLA     First Savings Bank, MHC         NJ     07/10/92   NASDAQ     6,511,756    100.93
FSNJ     First Savings Bk of NJ, MHC     NJ     01/09/95   NASDAQ     3,062,321     46.70
SBFL     SB of the Finger Lakes, MHC     NY     11/11/94   NASDAQ     1,785,000     28.56
WAYN     Wayne Savings & Loan Co. MHC    OH     06/25/93   NASDAQ     1,492,149     30.55
GDVS     Greater Delaware Valley SB,MH   PA     03/03/95   NASDAQ     3,272,500     35.18
HARS     Harris Savings Bank, MHC        PA     01/25/94   NASDAQ    11,216,400    182.27
NWSB     Northwest Savings Bank, MHC     PA     11/07/94   NASDAQ    23,376,000    262.98
RVSB     Riverview Savings Bank, MHC     WA     10/26/93   NASDAQ     2,155,206     35.56



ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                                      4,708,316     69.08
         MEDIAN                                                       3,093,661     39.49
         HIGH                                                        23,376,000    262.98
         LOW                                                          1,272,300     16.54



                                   EXHIBIT 36
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                          PREFERRED SAVINGS BANK
                                                        COMPARABLE GROUP SELECTION

                                                         BALANCE SHEET PARAMETERS
General Parameters:
       Less Than = #
       States: IA IL IN KY MO OH WI
       IPO Date: # = 03/31/95
       Asset size: # = $350,000                                                                              Total
                                                                  Cash &            1-4 Fam.  Total Net  Net Loans Borrowed
                                                        Total    Invest./    MBS/    Loans/     Loans/    & MBS/    Funds/   Equity/
                                                       Assets     Assets    Assets   Assets     Assets    Assets    Assets    Assets
                                            IPO Date   ($000)      (%)        (%)      (%)       (%)        (%)       (%)      (%)
                                           -----------------------------------------------------------------------------------------
       PREFERRED SAVINGS BANK                  --        54,853    25.84      7.08     47.08     65.09     72.17      0.00    21.93

       DEFINED PARAMETERS FOR               Prior to                5.00 -             35.00 -   40.00 -   45.00 -             8.00-
       INCLUSION IN COMPARABLE GROUP        03/31/95   #350,000    50.00    #20.00     75.00     85.00     95.00    #25.00    30.00


HBBI   Home Building Bancorp           IN   02/08/95     43,135    20.88     10.94     50.17     65.42     76.35      9.95    13.94
CKFB   CKF Bancorp, Inc.               KY   01/04/95     58,763    11.76      0.02     68.59     86.58     86.59      0.47    27.29
GWBC   Gateway Bancorp, Inc.           KY   01/18/95     71,260    33.13     41.47     22.74     24.17     65.64      0.00    24.86
HHFC   Harvest Home Financial Corp.    OH   10/10/94     73,005      NA        NA      48.14     54.74       NA       0.00    17.71
ATSB   AmTrust Capital Corp.           IN   03/28/95     73,072    19.57      6.38     40.49     68.35     74.73     19.16    10.34
HZFS   Horizon Financial Svcs Corp.    IA   06/30/94     73,464    30.05      0.00     43.29     66.84     66.84     13.15    11.42
SOBI   Sobieski Bancorp, Inc.          IN   03/31/95     76,362    11.72     20.72     56.33     64.03     84.75      0.00    18.49
SFFC   StateFed Financial Corporation  IA   01/05/94     76,705    13.17      0.00     52.67     81.75     81.75     19.56    19.46
PCBC   Perry County Financial Corp.    MO   02/13/95     78,480      NA        NA      11.20     12.27       NA       0.00    20.05
GFSB   GFS Bancorp, Inc.               IA   01/06/94     83,305     8.02      4.12     55.32     86.16     90.28     23.19    11.94
CIBI   Community Investors Bancorp     OH   02/07/95     85,785    26.17      2.90     59.73     74.02     76.92      2.28    13.84
FFBI   First Financial Bancorp, Inc.   IL   10/04/93     88,615    16.80      8.87     59.14     72.00     80.87     11.28     8.88
NWEQ   Northwest Equity Corp.          WI   10/11/94     91,804     7.52      8.66     53.69     80.09     88.75     21.52    12.77
INCB   Indiana Community Bank, SB      IN   12/15/94     94,476    15.10      3.49     41.74     78.20     81.68      0.00    14.98
PTRS   Potters Financial Corp.         OH   12/31/93    113,862    28.33     24.74     32.79     43.98     68.71      1.28     9.73
MIFC   Mid-Iowa Financial Corp.        IA   10/14/92    115,260    19.74     25.74     39.47     52.80     78.54     20.82     9.38
NBSI   North Bancshares, Inc.          IL   12/21/93    119,436    34.86      6.94     45.48     55.50     62.43     18.21    15.50
MWBI   Midwest Bancshares, Inc.        IA   11/12/92    138,628    16.11     23.61     44.47     57.32     80.93     20.20     6.67
FFWD   Wood Bancorp, Inc.              OH   08/31/93    139,718    18.62      3.79     62.62     76.02     79.80      2.41    14.60
FBSI   First Bancshares, Inc.          MO   12/22/93    140,471    14.60      0.78     65.44     82.04     82.82      9.65    16.92
FFWC   FFW Corp.                       IN   04/05/93    148,892    17.60     12.99     44.56     67.24     80.23     26.39    10.80
SMBC   Southern Missouri Bancorp, Inc  MO   04/13/94    161,992    21.97     19.23     40.31     56.48     75.71      7.13    16.40
LSBI   LSB Financial Corp.             IN   02/03/95    162,520     7.40      2.66     54.52     86.59     89.25     19.53    10.66
MARN   Marion Capital Holdings         IN   03/18/93    177,767    12.67      0.02     47.76     80.54     80.56      3.51    23.35
FFBZ   First Federal Bancorp, Inc.     OH   07/13/92    177,778     7.30      0.96     55.98     87.69     88.65     17.74     7.89
MWFD   Midwest Federal Financial       WI   07/08/92    178,249    18.42      6.19     33.37     70.95     77.13      7.29     9.35
MFFC   Milton Federal Financial Corp.  OH   10/07/94    178,289    23.80     10.57     53.84     63.08     73.65      9.00    18.93
MBLF   MBLA Financial Corp.            MO   06/24/93    195,074    10.77     34.89     48.90     53.50     88.38     40.06    14.54
CBCO   CB Bancorp, Inc.                IN   12/28/92    195,658    49.51      4.78     38.49     46.18     50.96     22.53     9.87
SBCN   Suburban Bancorporation, Inc.   OH   09/30/93    197,137     6.99     15.29     55.19     75.47     90.76     21.65    13.01
CAPS   Capital Savings Bancorp, Inc.   MO   12/29/93    202,554     6.76     13.94     68.57     77.52     91.47     13.82    10.43
EFBI   Enterprise Federal Bancorp      OH   10/17/94    203,431    20.61     15.71     47.06     64.07     79.77     14.75    15.47
OHSL   OHSL Financial Corp.            OH   02/10/93    209,037    20.05      6.91     48.56     71.45     78.36      8.12    12.20
MFBC   MFB Corp.                       IN   03/25/94    210,559      NA        NA      60.71     65.90       NA       8.31    17.90
FFHS   First Franklin Corporation      OH   01/26/88    216,508    11.23     19.40     53.54     67.30     86.69      3.34     9.37
OSBF   OSB Financial Corp.             WI   07/01/92    250,003    30.09      0.06     49.66     67.63     67.69     20.89    12.56
FCBF   FCB Financial Corp.             WI   09/24/93    255,660    11.26      4.05     51.90     82.16     86.21     20.30    18.46
FBCV   1ST Bancorp                     IN   04/07/87    263,483    30.87      1.04     66.22     64.27     65.31     38.29     8.25
GFCO   Glenway Financial Corp.         OH   11/30/90    273,890      NA        NA      64.98     78.39       NA       7.14     9.67
PFDC   Peoples Bancorp                 IN   07/07/87    277,958    18.83      0.24     71.47     79.56     79.80      0.00    15.58
SMFC   Sho-Me Financial Corp.          MO   07/01/94    280,027     7.43      3.03     62.52     86.68     89.71     27.79    10.99
FFED   Fidelity Federal Bancorp        IN   08/31/87    280,138     4.64      4.44     46.94     86.02     90.46     25.12     5.08
WFCO   Winton Financial Corp.          OH   08/04/88    282,833      NA        NA      43.03     84.63       NA      15.69     7.45
WCBI   Westco Bancorp                  IL   06/26/92    312,158    29.73      0.00     55.72     68.87     68.87      0.00    15.45
HBFW   Home Bancorp                    IN   03/30/95    315,901    22.44      0.00     69.88     75.91     75.91      0.00    15.50
PVFC   PVF Capital Corp.               OH   12/30/92    318,100     6.13      2.67     30.75     89.68     92.35      6.38     6.70
WOFC   Western Ohio Financial Corp.    OH   07/29/94    319,558    23.45     13.06     44.68     60.80     73.86     21.19    18.20
HVFD   Haverfield Corporation          OH   03/19/85    334,226    11.16      0.65     68.76     85.49     86.15      2.39     8.50
HMCI   HomeCorp, Inc.                  IL   06/22/90    338,985     9.14      6.48     44.15     78.12     84.60      0.00     6.23
CASH   First Midwest Financial, Inc.   IA   09/20/93    342,095      NA        NA      22.17     65.12       NA      27.85    11.41



                                   EXHIBIT 37
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                                PREFERRED SAVINGS BANK
                                                              COMPARABLE GROUP SELECTION

                                                  OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                                                               Most Recent Four Quarters
General Parameters:
       Less Than = #
       Greater Than = @
       States: IA IL IN KY MO OH WI
       IPO Date: #= 03/31/95
       Asset size: #= $350,000
                                                                        OPERATING PERFORMANCE                       ASSET QUALITY*
                                                              -----------------------------------------------  --------------------
                                                                                Net    Operating Noninterest
                                                    Total                    Interest  Expenses/  Income/    NPA/    REO/ Reserves/
                                                    Assets    ROAA    ROAE    Margin**  Assets   Assets     Assets  Assets  Assets
                                          IPO Date  ($000)     (%)    (%)       (%)      (%)       (%)       (%)     (%)      (%)
                                          ----------------------------------------------------------------- -----------------------
       PREFERRED SAVINGS BANK                 --     54,853     1.95    8.64     5.10      1.87     0.11      1.09    0.00     0.34

       DEFINED PARAMETERS FOR              Prior to             1.00 -  4.00 -   2.75 -    1.50 -
       INCLUSION IN COMPARABLE GROUP       03/31/95  #350,000   2.00   15.00     5.25      2.75    #0.70     #1.25   #0.20    @0.15


HBBI   Home Building Bancorp           IN  02/08/95    43,135   0.41    2.86     3.74      2.53     0.32      0.27    0.00     0.12
CKFB   CKF Bancorp, Inc.               KY  01/04/95    58,763   1.24    4.39     3.90      1.97     0.07      1.70    0.00     0.18
GWBC   Gateway Bancorp, Inc.           KY  01/18/95    71,260   1.05    4.05     2.83      1.23     0.04      0.31    0.00     0.11
HHFC   Harvest Home Financial Corp.    OH  10/10/94    73,005   0.80    4.31     3.20      2.00     0.07      0.20    0.00     0.15
ATSB   AmTrust Capital Corp.           IN  03/28/95    73,072   0.31    2.75     2.81      2.95     0.44      1.31    0.00     0.50
HZFS   Horizon Financial Svcs Corp.    IA  06/30/94    73,464   0.53    4.38     3.50      2.64     0.50       NA      NA       NA
SOBI   Sobieski Bancorp, Inc.          IN  03/31/95    76,362   0.42    2.24     3.28      2.69     0.21      0.00     NA      0.26
SFFC   StateFed Financial Corporation  IA  01/05/94    76,705   1.19    5.99     3.69      1.71     0.07      0.53    0.00     0.31
PCBC   Perry County Financial Corp.    MO  02/13/95    78,480   1.00    4.86     2.75      1.21     0.03      0.04    0.00     0.01
GFSB   GFS Bancorp, Inc.               IA  01/06/94    83,305   1.16    9.19     3.46      1.73     0.12      0.00    0.27      NA
CIBI   Community Investors Bancorp     OH  02/07/95    85,785   1.01    6.98     3.60      2.06     0.17      0.73    0.11     0.50
FFBI   First Financial Bancorp, Inc.   IL  10/04/93    88,615   0.70    6.53     3.28      3.18     0.46      0.53    0.00     0.40
NWEQ   Northwest Equity Corp.          WI  10/11/94    91,804   1.00    6.91     4.11      2.68     0.42      0.92    0.16     0.47
INCB   Indiana Community Bank, SB      IN  12/15/94    94,476   0.67    4.39     4.35      3.72     0.84       NA     0.00     0.48
PTRS   Potters Financial Corp.         OH  12/31/93   113,862   0.54    5.67     3.40      2.64     0.22      2.49    0.09     1.81
MIFC   Mid-Iowa Financial Corp.        IA  10/14/92   115,260   0.93   10.00     2.83      2.18     0.80      0.05    0.00     0.24
NBSI   North Bancshares, Inc.          IL  12/21/93   119,436   0.59    3.19     3.27      2.50     0.14      0.00    0.00     0.17
MWBI   Midwest Bancshares, Inc.        IA  11/12/92   138,628   1.01   14.64     2.95      1.91     0.16      0.28    0.14     0.48
FFWD   Wood Bancorp, Inc.              OH  08/31/93   139,718   1.17    8.14     4.29      2.52     0.26      0.18    0.02     0.35
FBSI   First Bancshares, Inc.          MO  12/22/93   140,471   0.79    4.42     3.38      2.13     0.20      0.43    0.00     0.36
FFWC   FFW Corp.                       IN  04/05/93   148,892   0.90    8.07     3.01      1.72     0.31      0.06    0.01     0.35
SMBC   Southern Missouri Bancorp, Inc  MO  04/13/94   161,992   0.87    4.98     3.02      2.08     0.31      0.97    0.42     0.38
LSBI   LSB Financial Corp.             IN  02/03/95   162,520   0.83    6.94     3.59      2.48     0.27      0.19    0.00     0.57
MARN   Marion Capital Holdings         IN  03/18/93   177,767   1.41    5.86     4.18      2.14     0.18      1.07    0.10     1.13
FFBZ   First Federal Bancorp, Inc.     OH  07/13/92   177,778   1.14   15.12     3.91      2.43     0.47      0.56    0.01     0.87
MWFD   Midwest Federal Financial       WI  07/08/92   178,249   1.20   12.27     4.06      2.98     0.81      0.26    0.00     0.76
MFFC   Milton Federal Financial Corp.  OH  10/07/94   178,289   1.04    4.80     3.61      2.16     0.13      0.40    0.02     0.23
MBLF   MBLA Financial Corp.            MO  06/24/93   195,074   0.70    4.83     1.94      0.79     0.01      0.33    0.03     0.27
CBCO   CB Bancorp, Inc.                IN  12/28/92   195,658   1.38   14.64     4.81      2.02     0.68      0.84    0.00     0.69
SBCN   Suburban Bancorporation, Inc.   OH  09/30/93   197,137   0.39    2.95     3.01      2.29     0.24      0.20    0.16     1.59
CAPS   Capital Savings Bancorp, Inc.   MO  12/29/93   202,554   0.95    8.96     3.42      2.13     0.37      0.20    0.03     0.30
EFBI   Enterprise Federal Bancorp      OH  10/17/94   203,431   1.03    5.52     2.96      1.91     0.05      0.01    0.00     0.17
OHSL   OHSL Financial Corp.            OH  02/10/93   209,037   0.95    7.55     3.39      2.06     0.15      0.12    0.00     0.25
MFBC   MFB Corp.                       IN  03/25/94   210,559   0.73    3.69     3.06      1.95     0.15       NA      NA      0.16
FFHS   First Franklin Corporation      OH  01/26/88   216,508   0.62    6.56     2.74      1.91     0.18      0.50    0.09     0.43
OSBF   OSB Financial Corp.             WI  07/01/92   250,003   0.21    1.63     2.85      2.15     0.26      0.22    0.00     0.40
FCBF   FCB Financial Corp.             WI  09/24/93   255,660   1.03    5.37     3.38      1.85     0.27      0.09    0.01     0.42
FBCV   1ST Bancorp                     IN  04/07/87   263,483   2.05   29.45     2.39      2.66     0.35      0.35    0.07     0.34
GFCO   Glenway Financial Corp.         OH  11/30/90   273,890   0.56    5.82     3.56      2.23     0.22       NA     0.12     0.23
PFDC   Peoples Bancorp                 IN  07/07/87   277,958   1.45    9.51     3.78      1.50     0.23      0.34    0.03     0.32
SMFC   Sho-Me Financial Corp.          MO  07/01/94   280,027   0.85    6.89     3.23      2.13     0.35      0.06    0.02     0.62
FFED   Fidelity Federal Bancorp        IN  08/31/87   280,138   1.29   25.83     2.25      2.87     0.22      0.07    0.01     0.30
WFCO   Winton Financial Corp.          OH  08/04/88   282,833   0.94   12.39     3.35      2.22     0.13      0.44    0.18     0.31
WCBI   Westco Bancorp                  IL  06/26/92   312,158   1.30    8.37     3.63      1.74     0.23      0.30    0.00     0.28
HBFW   Home Bancorp                    IN  03/30/95   315,901   0.84    4.99     2.91      1.51     0.07      0.04    0.00     0.44
PVFC   PVF Capital Corp.               OH  12/30/92   318,100   1.13   17.86     3.82      2.47     0.37       NA      NA       NA
WOFC   Western Ohio Financial Corp.    OH  07/29/94   319,558   1.12    4.19     3.64      2.47     0.03      0.34    0.00     0.27
HVFD   Haverfield Corporation          OH  03/19/85   334,226   0.71    8.57     3.53      3.00     0.61      0.00    0.14     0.83
HMCI   HomeCorp, Inc.                  IL  06/22/90   338,985   0.40    6.66     2.97      2.72     0.51      3.12    2.88     0.40
CASH   First Midwest Financial, Inc.   IA  09/20/93   342,095   1.06    8.14     3.50      2.07     0.39       NA     0.03     0.53


* Asset quality ratios reflect balance sheet totals at the end of the most recent quarter for the comparable group and at May 31, 1996, for Preferred.

**  Based on average interest-earning assets.

                                   EXHIBIT 38
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                             PREFERRED SAVINGS BANK
                             FINAL COMPARABLE GROUP

                              BALANCE SHEET RATIOS


       Less Than = #

                                                                                                          Total
                                                                  Cash &            1-4 Fam. Total Net  Net Loans Borrowed
                                                        Total    Invest./    MBS/    Loans/    Loans/    & MBS/    Funds/   Equity/
                                                       Assets     Assets    Assets   Assets    Assets    Assets    Assets    Assets
                                            IPO Date   ($000)      (%)        (%)     (%)      (%)        (%)       (%)      (%)
                                           ----------------------------------------------------------------------------------------


        PREFERRED SAVINGS BANK                   --       54,853   25.84      7.08     47.08     65.09     72.17      0.00    21.93

        DEFINED PARAMETERS FOR                Prior to              5.00 -             35.00 -   40.00 -   45.00 -             8.00-
        INCLUSION IN COMPARABLE GROUP         03/31/95  #350,000   50.00    #20.00     75.00     85.00     95.00    #25.00    30.00

SFFC    StateFed Financial Corporation  IA    01/05/94    76,705   13.17      0.00     52.67     81.75     81.75     19.56    19.46
CIBI    Community Investors Bancorp     OH    02/07/95    85,785   26.17      2.90     59.73     74.02     76.92      2.28    13.84
NWEQ    Northwest Equity Corp.          WI    10/11/94    91,804    7.52      8.66     53.69     80.09     88.75     21.52    12.77
MARN    Marion Capital Holdings         IN    03/18/93   177,767   12.67      0.02     47.76     80.54     80.56      3.51    23.35
MFFC    Milton Federal Financial Corp.  OH    10/07/94   178,289   23.80     10.57     53.84     63.08     73.65      9.00    18.93
CBCO    CB Bancorp, Inc.                IN    12/28/92   195,658   49.51      4.78     38.49     46.18     50.96     22.53     9.87
EFBI    Enterprise Federal Bancorp      OH    10/17/94   203,431   20.61     15.71     47.06     64.07     79.77     14.75    15.47
FCBF    FCB Financial Corp.             WI    09/24/93   255,660   11.26      4.05     51.90     82.16     86.21     20.30    18.46
PFDC    Peoples Bancorp                 IN    07/07/87   277,958   18.83      0.24     71.47     79.56     79.80      0.00    15.58
WOFC    Western Ohio Financial Corp.    OH    07/29/94   319,558   23.45     13.06     44.68     60.80     73.86     21.19    18.20


                                     AVERAGE             186,262   20.70      6.00     52.13     71.23     77.22     13.46    16.59
                                      MEDIAN             186,974   19.72      4.42     52.28     76.79     79.79     17.15    16.89
                                        HIGH             319,558   49.51     15.71     71.47     82.16     88.75     22.53    23.35
                                         LOW              76,705    7.52      0.00     38.49     46.18     50.96      0.00     9.87


                                   EXHIBIT 39

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                             PREFERRED SAVINGS BANK
                             FINAL COMPARABLE GROUP

                 OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
                            Most Recent Four Quarters


Less Than = #
Greater Than = @

                                                                          OPERATING PERFORMANCE                     ASSET QUALITY*
                                                                ------------------------------------------------  ------------------
                                                                               Net  Operating  Noninterest
                                                      Total                 Interest Expenses/  Income/      NPA/     REO/ Reserves/
                                                      Assets   ROAA   ROAE  Margin**   Assets   Assets      Assets   Assets  Assets
                                            IPO Date  ($000)    (%)   (%)     (%)      (%)       (%)        (%)      (%)      (%)
                                            ------------------------------------------------------------- -------------------------
       PREFERRED SAVINGS BANK                  --     54,853     1.95   8.64   5.10    1.87      0.11        1.09     0.00     0.34

       DEFINED PARAMETERS FOR               Prior to             1.00-  4.00-  2.75-   1.50-
       INCLUSION IN COMPARABLE GROUP        03/31/95  #350,000   2.00  15.00   5.25    2.75     #0.70       #1.25    #0.20    @0.15

SFFC   StateFed Financial Corporation  IA   01/05/94    76,705   1.19   5.99   3.69    1.71      0.07        0.53     0.00     0.31
CIBI   Community Investors Bancorp     OH   02/07/95    85,785   1.01   6.98   3.60    2.06      0.17        0.73     0.11     0.50
NWEQ   Northwest Equity Corp.          WI   10/11/94    91,804   1.00   6.91   4.11    2.68      0.42        0.92     0.16     0.47
MARN   Marion Capital Holdings         IN   03/18/93   177,767   1.41   5.86   4.18    2.14      0.18        1.07     0.10     1.13
MFFC   Milton Federal Financial Corp.  OH   10/07/94   178,289   1.04   4.80   3.61    2.16      0.13        0.40     0.02     0.23
CBCO   CB Bancorp, Inc.                IN   12/28/92   195,658   1.38  14.64   4.81    2.02      0.68        0.84     0.00     0.69
EFBI   Enterprise Federal Bancorp      OH   10/17/94   203,431   1.03   5.52   2.96    1.91      0.05        0.01     0.00     0.17
FCBF   FCB Financial Corp.             WI   09/24/93   255,660   1.03   5.37   3.38    1.85      0.27        0.09     0.01     0.42
PFDC   Peoples Bancorp                 IN   07/07/87   277,958   1.45   9.51   3.78    1.50      0.23        0.34     0.03     0.32
WOFC   Western Ohio Financial Corp.    OH   07/29/94   319,558   1.12   4.19   3.64    2.47      0.03        0.34     0.00     0.27


                                    AVERAGE            186,262   1.17   6.98   3.78    2.05      0.22        0.53     0.04     0.45
                                     MEDIAN            186,974   1.08   5.93   3.67    2.04      0.18        0.47     0.01     0.37
                                       HIGH            319,558   1.45  14.64   4.81    2.68      0.68        1.07     0.16     1.13
                                        LOW             76,705   1.00   4.19   2.96    1.50      0.03        0.01     0.00     0.17



* Asset quality ratios reflect balance sheet totals at the end of the most recent quarter for the comparable group and at May 31, 1996, for Preferred.

**     Based on average interest-earning assets.

                                   EXHIBIT 40
KELLER & COMPANY
Columbus, Ohio
614-766-1426


                             PREFERRED SAVINGS BANK
            COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS





                                                                     Number               Conversion
                                                                       of                    (IPO)
                                                                     Offices    Exchange     Date
                                                                     -------    --------  ----------

SUBJECT

            PREFERRED SAVINGS BANK                 Chicago        IL       1       NA       NA


COMPARABLE GROUP
   CBCO     CB Bancorp, Inc.                       Michigan City  IN       3     NASDAQ    12/28/92
   CIBI     Community Investors Bancorp, Inc.      Bucyrus        OH       3     NASDAQ    02/07/95
   EFBI     Enterprise Federal Bancorp, Inc.       Lockland       OH       5     NASDAQ    10/17/94
   FCBF     FCB Financial Corp.                    Neenah         WI       6     NASDAQ    09/24/93
   MARN     Marion Capital Holdings, Inc.          Marion         IN       2     NASDAQ    03/18/93
   MFFC     Milton Federal Financial Corporation   West Milton    OH       2     NASDAQ    10/07/94
   NWEQ     Northwest Equity Corporation           Amery          WI       3     NASDAQ    10/11/94
   PFDC     Peoples Bancorp                        Auburn         IN       6     NASDAQ    07/07/87
   SFFC     StateFed Financial Corporation         Des Moines     IA       2     NASDAQ    01/05/94
   WOFC     Western Ohio Financial Corporation     Springfield    OH       6     NASDAQ    07/29/94

            Average                                                       3.8
            Median                                                        3.0
            High                                                          6.0
            Low                                                           2.0

                                RESTUBBED TABLE

                                                                                           Most Recent Quarter
                                                                  ------------------------------------------------------------------
                                                                                            Total    Goodwill
                                                                       Total   Int. Earning  Net       and       Total     Total
                                                                      Assets     Assets     Loans    Intang.   Deposits   Equity
                                                                      ($000)     ($000)    ($000)     ($000)    ($000)    ($000)
                                                                 ------------------------------------------------------------------

SUBJECT

            PREFERRED SAVINGS BANK              Chicago        IL     54,853     52,314    35,702          0    41,945    12,029


COMPARABLE GROUP
   CBCO     CB Bancorp, Inc.                     Michigan City  IN    195,658    111,000    90,355          0   128,127    19,319
   CIBI     Community Investors Bancorp, Inc     Bucyrus        OH     85,785     83,103    63,498          0    71,548    11,869
   EFBI     Enterprise Federal Bancorp, Inc.     Lockland       OH    203,431    201,684   130,334         65   139,708    31,470
   FCBF     FCB Financial Corp.                  Neenah         WI    255,660    246,789   210,058          0   151,115    47,192
   MARN     Marion Capital Holdings, Inc.        Marion         IN    177,767    166,046   143,165          0   126,260    41,511
   MFFC     Milton Federal Financial Corporation West Milton    OH    178,289    170,995   112,468          0   127,456    33,756
   NWEQ     Northwest Equity Corporation         Amery          WI     91,804     85,004    73,529          0    59,835    11,720
   PFDC     Peoples Bancorp                      Auburn         IN    277,958    278,398   221,140          0   233,416    43,298
   SFFC     StateFed Financial Corporation       Des Moines     IA     76,705     71,583    62,708          0    45,732    14,928
   WOFC     Western Ohio Financial Corporation   Springfield    OH    319,558    269,204   194,287      3,387   182,038    58,161

            Average                                                   186,262    168,381   130,154        345   126,524    31,322
            Median                                                    186,974    168,521   121,401          0   127,792    32,613
            High                                                      319,558    278,398   221,140      3,387   233,416    58,161
            Low                                                        76,705     71,583    62,708          0    45,732    11,720


                                   EXHIBIT 41
KELLER & COMPANY
Columbus, Ohio
614-766-1426



                             PREFERRED SAVINGS BANK
                     COMPARABLE GROUP MARKET AREA COMPARISON




                                                                   1990-1995                    Median      Median
                                                                   Population    Per Capita   Household     Housing
                                                        1995         Growth        Income       Income       Value
                                                     Population       (%)           ($)          ($)          ($)
                                                     ----------    ----------    ---------    ---------    --------
SUBJECT

            PREFERRED SAVINGS BANK                     5,144,275      0.8          17,825       36,543     102,100


COMPARABLE GROUP
     CBCO   CB Bancorp, Inc.                     IN      110,741      3.4          14,838       31,806      52,748
     CIBI   Community Investors Bancorp          OH       47,870      0.2          16,237       32,915      56,087
     EFBI   Enterprise Federal Bancorp, Inc.     OH      866,222      1.2          18,004       34,401      72,243
     FCBF   FCB Financial Corp.                  WI      149,333      1.2          14,280       31,756      60,162
     MARN   Marion Capital Holdings, Inc.        IN       73,620     (0.7)         15,747       33,268      40,400
     MFFC   Milton Federal Financial Corporation OH      677,496      1.5          17,691       33,144      67,088
     NWEQ   Northwest Equity Corporation         WI       37,147      6.8          12,167       25,900      53,600
     PFDC   Peoples Bancorp                      IN      173,541      3.2          17,558       37,852      58,783
     SFFC   StateFed Financial Corporation       IA      350,024      1.3          16,864       33,804      59,700
     WOFC   Western Ohio Financial Corporation   OH      147,906      0.2          14,727       32,325      54,900


            Average                                      263,390      1.8          15,811       32,717      57,571
            Median                                       148,620      1.3          15,992       33,030      57,435
            High                                         866,222      6.8          18,004       37,852      72,243
            Low                                           37,147     -0.7          12,167       25,900      40,400



                                RESTUBBED TABLE




                                                                    High                     Below
                                                      Median       School       College     Poverty
                                                       Rent      Graduates     Graduates     Level
                                                        ($)         (%)           (%)         (%)
                                                      ------     ---------    ----------    -------
SUBJECT

            PREFERRED SAVINGS BANK                      478            73.4          22.8      14.2


COMPARABLE GROUP
     CBCO   CB Bancorp, Inc.                     IN     266            73.9          11.7      10.1
     CIBI   Community Investors Bancorp          OH     309            73.8          16.8      14.1
     EFBI   Enterprise Federal Bancorp, Inc.     OH     304            75.6          23.7      13.3
     FCBF   FCB Financial Corp.                  WI     318            80.6          18.2       8.8
     MARN   Marion Capital Holdings, Inc.        IN     231            71.8          11.2      13.1
     MFFC   Milton Federal Financial Corporation OH     317            74.9          10.8      13.8
     NWEQ   Northwest Equity Corporation         WI     254            78.0          11.4      11.8
     PFDC   Peoples Bancorp                      IN     285            80.8          18.0       7.7
     SFFC   StateFed Financial Corporation       IA     369            85.4          23.9       9.2
     WOFC   Western Ohio Financial Corporation   OH     256            73.4          12.2      13.4


            Average                                     291            76.8          15.8      11.5
            Median                                      295            75.3          14.5      12.5
            High                                        369            85.4          23.9      14.1
            Low                                         231            71.8          10.8       7.7




                                   EXHIBIT 42
KELLER & COMPANY
Columbus, Ohio
614-766-1426
                                  BALANCE SHEET
                     ASSET COMPOSITION - MOST RECENT QUARTER

                                                                                     As a Percent of Total Assets
                                                                     ------------------------------------------------------------
                                                                                                              Real
                                                       Total          Cash &               Net    Loan Loss  Estate  Goodwill
                                                       Assets         Invest.    MBS      Loans   Reserves   Owned   & Intang.
                                                       ($000)           (%)      (%)       (%)       (%)      (%)       (%)
                                                    ------------     ------------------------------------------------------------
SUBJECT
             PREFERRED SAVINGS BANK *                     54,853        25.84     7.08     65.09      0.34     0.00      0.00


COMPARABLE GROUP
     CBCO    CB Bancorp, Inc.                            195,658        49.51     4.78     46.18      0.69     0.00      0.00
     CIBI    Community Investors Bancorp                  85,785        26.17     2.90     74.02      0.50     0.11      0.00
     EFBI    Enterprise Federal Bancorp                  203,431        20.61    15.71     64.07      0.17     0.00      0.03
     FCBF    FCB Financial Corp.                         255,660        11.26     4.05     82.16      0.42     0.01      0.00
     MARN    Marion Capital Holdings                     177,767        12.67     0.02     80.54      1.13     0.10      0.00
     MFFC    Milton Federal Financial Corp.              178,289        23.80    10.57     63.08      0.23     0.02      0.00
     NWEQ    Northwest Equity Corp.                       91,804         7.52     8.66     80.09      0.47     0.16      0.00
     PFDC    Peoples Bancorp                             277,958        18.83     0.24     79.56      0.32     0.03      0.00
     SFFC    StateFed Financial Corporation               76,705        13.17     0.00     81.75      0.31     0.00      0.00
     WOFC    Western Ohio Financial Corp.                319,558        23.45    13.06     60.80      0.27     0.00      1.06

             Average                                     186,262        20.70     6.00     71.23      0.45     0.04      0.11
             Median                                      186,974        19.72     4.42     76.79      0.37     0.01      0.00
             High                                        319,558        49.51    15.71     82.16      1.13     0.16      1.06
             Low                                          76,705         7.52     0.00     46.18      0.17     0.00      0.00

ALL THRIFTS  (335)
             Average                                   2,722,386        14.97    14.02     66.68      0.63     0.63      0.32

MIDWEST THRIFTS  (152)
             Average                                     786,149        18.00     9.51     68.28      0.46     0.46      0.15

ILLINOIS THRIFTS  (24)
             Average                                     700,962        19.07    10.81     65.98      0.44     0.19      0.13

                                RESTUBBED TABLE

                                                                    As a Percent of Total Assets
                                                    -----------------------------------------------------------------
                                                                                    Interest  Interest    Capitalized
                                                       Other   High Risk   Non-Perf. Earning   Bearing      Loan
                                                      Assets   R.E. Loans   Assets   Assets   Liabilities Servicing
                                                        (%)       (%)        (%)       (%)       (%)         (%)
                                                    ------------------------------------------------------------------

SUBJECT
             PREFERRED SAVINGS BANK *                   1.99     18.70      1.09       95.37     76.47     0.00

COMPARABLE GROUP
     CBCO    CB Bancorp, Inc.                           4.31      5.84      0.84       56.73     90.56     0.00
     CIBI    Community Investors Bancorp                1.37      6.33      0.73       96.87     84.55     0.00
     EFBI    Enterprise Federal Bancorp                 2.10     16.98      0.01       99.14     84.33     0.00
     FCBF    FCB Financial Corp.                        2.46     21.63      0.09       96.53     78.12     0.00
     MARN    Marion Capital Holdings                    6.67     31.43      1.07       93.41     73.52     0.00
     MFFC    Milton Federal Financial Corp.             2.53      6.07      0.40       95.91     78.62     0.00
     NWEQ    Northwest Equity Corp.                     3.57     11.24      0.92       92.59     85.11     0.00
     PFDC    Peoples Bancorp                            1.34      4.23      0.34      100.16     84.57     0.00
     SFFC    StateFed Financial Corporation             3.08     27.52      0.53       93.32     77.83     0.00
     WOFC    Western Ohio Financial Corp.               1.61      6.67      0.34       84.24     65.78     0.00

             Average                                    2.90     13.79      0.53       90.89     80.30     0.00
             Median                                     2.49      8.95      0.47       94.66     81.48     0.00
             High                                       6.67     31.43      1.07      100.16     90.56     0.00
             Low                                        1.34      4.23      0.01       56.73     65.78     0.00

ALL THRIFTS  (335)
             Average                                    2.89     14.77      1.28       93.92     86.56     0.32

MIDWEST THRIFTS  (152)
             Average                                    2.51     12.01      0.56       94.28     82.77     0.10

ILLINOIS THRIFTS  (24)
             Average                                    2.57     11.04      0.54       94.17     81.94     0.16

*      At May 31, 1996.

                                   EXHIBIT 43
KELLER & COMPANY
Columbus, Ohio
614-766-1426
                            BALANCE SHEET COMPARISON
                  LIABILITIES AND EQUITY - MOST RECENT QUARTER

                                                                                             As a Percent of Assets
                                                                     ---------------------------------------------------------------
                                                                                                                          FASB 115
                                              Total       Total        Total     Total      Other    Preferred  Common   Unrealized
                                            Liabilities  Equity      Deposits  Borrowings Liabilities Equity    Equity   Gain (Loss)
                                              ($000)     ($000)         (%)       (%)       (%)       (%)       (%)       (%)
                                            -----------------------  ---------------------------------------------------------------
SUBJECT
            PREFERRED
               SAVINGS BANK *                   42,824      12,029       76.47      0.00      1.60 --        --             (0.14)


COMPARABLE GROUP
    CBCO    CB Bancorp, Inc.                   176,339      19,319       65.49     22.53      2.11      0.00      9.87       0.01
    CIBI    Community Investors Bancorp         73,916      11,869       83.40      2.28      0.48      0.00     13.84      (0.00)
    EFBI    Enterprise Federal Bancorp         171,961      31,470       68.68     14.75      1.11      0.00     15.47       0.09
    FCBF    FCB Financial Corp.                208,468      47,192       59.11     20.30      2.13      0.00     18.46      (0.01)
    MARN    Marion Capital Holdings            136,256      41,511       71.03      3.51      2.11      0.00     23.35       0.00
    MFFC    Milton Federal Financial Corp.     144,533      33,756       71.49      9.00      0.58      0.00     18.93      (0.06)
    NWEQ    Northwest Equity Corp.              80,084      11,720       65.18     21.52      0.54      0.00     12.77      (0.05)
    PFDC    Peoples Bancorp                    234,660      43,298       83.98      0.00      0.44      0.00     15.58      (0.05)
    SFFC    StateFed Financial Corporation      61,777      14,928       59.62     19.56      1.36      0.00     19.46      (0.03)
    WOFC    Western Ohio Financial Corp.       261,397      58,161       56.97     21.19      3.65      0.00     18.20       0.18

            Average                            154,939      31,322       68.49     13.46      1.45      0.00     16.59       0.01
            Median                             158,247      32,613       67.08     17.15      1.23      0.00     16.89      (0.01)
            High                               261,397      58,161       83.98     22.53      3.65      0.00     23.35       0.18
            Low                                 61,777      11,720       56.97      0.00      0.44      0.00      9.87      (0.06)

ALL THRIFTS  (335)
            Average                          1,197,567     102,311       72.92     12.77      1.46      0.07     12.78      (0.02)

MIDWEST THRIFTS  (152)
            Average                            715,751      70,398       71.94     12.71      1.22      0.02     14.11      (0.04)

ILLINOIS THRIFTS  (24)
            Average                            628,105      72,857       73.52     11.56      1.47      0.00     13.45      (0.13)

                                RESTUBBED TABLE

                                                               As a Percent of Assets
                                            --------------------------------------------------------
                                                                          Reg.     Reg.     Reg.
                                             Retained   Total   Tangible  Core   Tangible Risk-Based
                                             Earnings   Equity   Equity  Capital Capital   Capital
                                               (%)      (%)      (%)      (%)     (%)       (%)
                                            -------------------------------------------------------
SUBJECT
            PREFERRED
               SAVINGS BANK *                 22.07    21.93    22.07   22.07    22.07     45.68


COMPARABLE GROUP
    CBCO    CB Bancorp, Inc.                   6.69     9.87     9.87   NA       NA        15.35
    CIBI    Community Investors Bancorp        7.68    13.84    13.84   11.86    11.86     24.41
    EFBI    Enterprise Federal Bancorp         6.56    15.47    15.44   NA       NA        26.64
    FCBF    FCB Financial Corp.                4.65    18.46    18.46   NA       NA        25.40
    MARN    Marion Capital Holdings           13.41    23.35    23.35   19.66    19.66     36.23
    MFFC    Milton Federal Financial Corp.     8.56    18.93    18.93   14.69    14.69     33.82
    NWEQ    Northwest Equity Corp.             6.78    12.77    12.77    8.21    NA        NA
    PFDC    Peoples Bancorp                    8.84    15.58    15.58   13.50    13.50     28.37
    SFFC    StateFed Financial Corporation     8.43    19.46    19.46   13.86    13.86     24.35
    WOFC    Western Ohio Financial Corp.       7.63    18.20    17.32   17.70    17.70     42.08

            Average                            7.92    16.59    16.50   14.21    15.21     28.52
            Median                             7.66    16.89    16.45   13.86    14.28     26.64
            High                              13.41    23.35    23.35   19.66    19.66     42.08
            Low                                4.65     9.87     9.87    8.21    11.86     15.35

ALL THRIFTS  (335)
            Average                            6.42    12.85    12.66   10.75    10.58     23.26

MIDWEST THRIFTS  (152)
            Average                            7.23    14.13    13.95   11.43    11.38     24.40

ILLINOIS THRIFTS  (24)
            Average                            7.02    13.45    13.33   10.63     9.69     21.22

*      At May 31, 1996.

                                   EXHIBIT 44
KELLER & COMPANY
Columbus, Ohio
614-766-1426
                          INCOME AND EXPENSE COMPARISON
                             TRAILING FOUR QUARTERS
                                     ($000)

                                                                 Net               Gain    Total   Goodwill     Net      Total
                                             Interest Interest Interest Provision (Loss)  Non-Int. & Intang  Real Est. Non-Int.
                                              Income  Expense   Income  for Loss  on Sale  Income    Amtz.    Expense  Expense
                                             ---------------------------------------------------------------------------------
SUBJECT
            PREFERRED
               SAVINGS BANK *                   4,364   1,726    2,638       50       0       61       0        0      1,018

COMPARABLE GROUP
    CBCO    CB Bancorp, Inc.                   15,399   7,637    7,762    1,062       0    1,332       0        0      3,890
    CIBI    Community Investors Bancorp         6,651   3,668    2,983      149      65      148       0       54      1,749
    EFBI    Enterprise Federal Bancorp         14,103   8,410    5,693       30   1,052      108      30      (39)     3,740
    FCBF    FCB Financial Corp.                18,319  10,081    8,238      200      80      685       0        0      4,579
    MARN    Marion Capital Holdings            13,740   6,853    6,887       34       0      323       0      180      3,781
    MFFC    Milton Federal Financial Corp.     12,265   6,448    5,817       72     214      231       0        2      3,563
    NWEQ    Northwest Equity Corp.              6,806   3,576    3,230       24      68      386       0      (34)     2,222
    PFDC    Peoples Bancorp                    21,680  11,264   10,416      199      14      653       0     (131)     4,180
    SFFC    StateFed Financial Corporation      5,785   3,194    2,591       24       0       57       0     (209)     1,266
    WOFC    Western Ohio Financial Corp.       15,891   8,012    7,879       86     929       96       0        0      5,568

            Average                            13,064   6,914    6,150      188     242      402       3      (18)     3,454
            Median                             13,922   7,245    6,352       79      67      277       0        0      3,761
            High                               21,680  11,264   10,416    1,062   1,052    1,332      30      180      5,568
            Low                                 5,785   3,194    2,591       24       0       57       0     (209)     1,266

ALL THRIFTS  (335)
            Average                            96,816  59,789   37,027    2,734   2,592    6,418     601      695     25,767

MIDWEST THRIFTS  (152)
            Average                            56,678  34,371   22,307      577     548    4,418     332      (88)    15,364

ILLINOIS THRIFTS  (24)
            Average                            46,093  27,375   18,718      454     428    3,324      44     (372)    13,849

            *  For the twelve months ended May 31, 1996.

                                RESTUBBED TABLE

                                                        Net             Net Inc.
                                              Non-     Income           Before
                                            Recurring  Before  Income  Extraord. Extraord.  Net      Core
                                             Expense    Taxes   Taxes   Items     Items    Income   Income
                                            ------------------------------------------------------------
SUBJECT
            PREFERRED
               SAVINGS BANK *                   0     1,631     625    1,006       0      1,006    1,006

COMPARABLE GROUP
    CBCO    CB Bancorp, Inc.                    0     4,142   1,480    2,662       0      2,662    2,662
    CIBI    Community Investors Bancorp         0     1,298     443      855       0        855      813
    EFBI    Enterprise Federal Bancorp          0     3,083   1,069    2,014       0      2,014    1,331
    FCBF    FCB Financial Corp.                 0     4,224   1,667    2,557       0      2,557    2,505
    MARN    Marion Capital Holdings             0     3,395     914    2,481       0      2,481    2,481
    MFFC    Milton Federal Financial Corp.      0     2,627     900    1,727       0      1,727    1,588
    NWEQ    Northwest Equity Corp.              0     1,438     607      831       0        831      787
    PFDC    Peoples Bancorp                     0     6,703   2,671    4,032       0      4,032    4,023
    SFFC    StateFed Financial Corporation      0     1,358     475      883       0        883      883
    WOFC    Western Ohio Financial Corp.        0     3,931   1,398    2,533       0      2,533    1,487

            Average                             0     3,220   1,162    2,058       0      2,058    1,856
            Median                              0     3,239     992    2,248       0      2,248    1,538
            High                                0     6,703   2,671    4,032       0      4,032    4,023
            Low                                 0     1,298     443      831       0        831      787

ALL THRIFTS  (335)
            Average                           652    16,938   6,308   10,630     (28)    10,602    9,334

MIDWEST THRIFTS  (152)
            Average                           996    10,367   3,626    6,742      (8)     6,733    7,013

ILLINOIS THRIFTS  (24)
            Average                            18     8,188   2,934    5,255     (21)     5,234    4,962

                                   EXHIBIT 45
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                          INCOME AND EXPENSE COMPARISON
                        AS A PERCENTAGE OF AVERAGE ASSETS
                             TRAILING FOUR QUARTERS

                                                                  Net               Gain    Total   Goodwill    Net      Total
                                             Interest Interest  Interest Provision (Loss)  Non-Int. & Intang  Real Est. Non-Int.
                                              Income   Expense   Income  for Loss  on Sale Income     Amtz.  Expense    Expense
                                               (%)       (%)      (%)      (%)      (%)     (%)       (%)      (%)       (%)
                                             ------------------------------------------------------------------------------------
SUBJECT
            PREFERRED
                SAVINGS BANK *                  8.10    3.39     4.90     0.09     0.00     0.11     0.00      0.00     1.89

COMPARABLE GROUP
    CBCO    CB Bancorp, Inc.                    7.99    3.96     4.03     0.55     0.00     0.69     0.00      0.00     2.02
    CIBI    Community Investors Bancorp         7.82    4.31     3.51     0.18     0.08     0.17     0.00      0.06     2.06
    EFBI    Enterprise Federal Bancorp          7.21    4.30     2.91     0.02     0.54     0.06     0.02     (0.02)    1.91
    FCBF    FCB Financial Corp.                 7.40    4.07     3.33     0.08     0.03     0.28     0.00      0.00     1.85
    MARN    Marion Capital Holdings             7.78    3.88     3.90     0.02     0.00     0.18     0.00      0.10     2.14
    MFFC    Milton Federal Financial Corp.      7.42    3.90     3.52     0.04     0.13     0.14     0.00      0.00     2.16
    NWEQ    Northwest Equity Corp.              8.22    4.32     3.90     0.03     0.08     0.47     0.00     (0.04)    2.68
    PFDC    Peoples Bancorp                     7.78    4.04     3.74     0.07     0.01     0.23     0.00     (0.05)    1.50
    SFFC    StateFed Financial Corporation      7.82    4.32     3.50     0.03     0.00     0.08     0.00     (0.28)    1.71
    WOFC    Western Ohio Financial Corp.        7.04    3.55     3.49     0.04     0.41     0.04     0.00      0.00     2.47

            Average                             7.65    4.07     3.58     0.11     0.13     0.23     0.00     (0.02)    2.05
            Median                              7.78    4.06     3.51     0.04     0.05     0.18     0.00      0.00     2.04
            High                                8.22    4.32     4.03     0.55     0.54     0.69     0.02      0.10     2.68
            Low                                 7.04    3.55     2.91     0.02     0.00     0.04     0.00     (0.28)    1.50

ALL THRIFTS  (335)
            Average                             7.42    4.21     3.20     0.11     0.11     0.44     0.02      0.01     2.29

MIDWEST THRIFTS  (152)
            Average                             7.41    4.22     3.19     0.08     0.09     0.40     0.01     (0.01)    2.20

ILLINOIS THRIFTS  (24)
            Average                             7.19    4.14     3.05     0.08     0.07     0.40     0.01     (0.04)    2.33

                                RESTUBBED TABLE

                                                         Net            Net Inc.
                                               Non-    Income           Before
                                             Recurring Before  Income  Extraord. Extraord.  Net    Core
                                              Expense   Taxes   Taxes   Items     Items    Income  Income
                                               (%)      (%)     (%)     (%)       (%)       (%)     (%)
                                            --------------------------------------------------------------
SUBJECT
            PREFERRED
                SAVINGS BANK *                0.00     3.03     1.16     1.87    0.00    1.87     1.87

COMPARABLE GROUP
    CBCO    CB Bancorp, Inc.                  0.00     2.15     0.77     1.38    0.00    1.38     1.38
    CIBI    Community Investors Bancorp       0.00     1.53     0.52     1.01    0.00    1.01     0.96
    EFBI    Enterprise Federal Bancorp        0.00     1.58     0.55     1.03    0.00    1.03     0.68
    FCBF    FCB Financial Corp.               0.00     1.71     0.67     1.03    0.00    1.03     1.01
    MARN    Marion Capital Holdings           0.00     1.92     0.52     1.41    0.00    1.41     1.41
    MFFC    Milton Federal Financial Corp.    0.00     1.59     0.54     1.04    0.00    1.04     0.96
    NWEQ    Northwest Equity Corp.            0.00     1.74     0.73     1.00    0.00    1.00     0.95
    PFDC    Peoples Bancorp                   0.00     2.41     0.96     1.45    0.00    1.45     1.44
    SFFC    StateFed Financial Corporation    0.00     1.84     0.64     1.19    0.00    1.19     1.19
    WOFC    Western Ohio Financial Corp.      0.00     1.74     0.62     1.12    0.00    1.12     0.66

            Average                           0.00     1.82     0.65     1.17    0.00    1.17     1.06
            Median                            0.00     1.74     0.63     1.08    0.00    1.08     0.99
            High                              0.00     2.41     0.96     1.45    0.00    1.45     1.44
            Low                               0.00     1.53     0.52     1.00    0.00    1.00     0.66

ALL THRIFTS  (335)
            Average                           0.02     1.34     0.47     0.87   (0.00)   0.87     0.80

MIDWEST THRIFTS  (152)
            Average                           0.01     1.41     0.49     0.92   (0.00)   0.92     0.86

ILLINOIS THRIFTS  (24)
            Average                           0.01     1.13     0.39     0.74   (0.00)   0.74     0.69


*      For the twelve months ended May 31, 1996.

                                   EXHIBIT 46
KELLER & COMPANY
Columbus, Ohio
614-766-1426
                        YIELDS, COSTS AND EARNINGS RATIOS
                             TRAILING FOUR QUARTERS


                                           Yield on     Cost of      Net        Net
                                         Int. Earning Int. Bearing Interest   Interest                Core                   Core
                                            Assets    Liabilities   Spread    Margin *     ROAA       ROAA       ROAE        ROAE
                                             (%)          (%)        (%)        (%)         (%)       (%)        (%)          (%)
                                         ------------------------------------------------------------------------------------------
SUBJECT
            PREFERRED
               SAVINGS BANK **                8.44        4.14        4.30       5.10       1.87       1.87       8.64        8.64

COMPARABLE GROUP
    CBCO    CB Bancorp, Inc.                  9.55        4.70        4.85       4.81       1.38       1.38      14.64        14.64
    CIBI    Community Investors Bancorp       8.02        5.08        2.94       3.60       1.01       0.96       6.98        6.63
    EFBI    Enterprise Federal Bancorp        7.34        5.35        1.99       2.96       1.03       0.68       5.52        3.65
    FCBF    FCB Financial Corp.               7.51        5.18        2.33       3.38       1.03       1.01       5.37        5.26
    MARN    Marion Capital Holdings           8.33        5.31        3.02       4.18       1.41       1.41       5.86        5.86
    MFFC    Milton Federal Financial Corp.    7.62        5.04        2.58       3.61       1.04       0.96       4.80        4.41
    NWEQ    Northwest Equity Corp.            8.66        5.09        3.57       4.11       1.00       0.95       6.91        6.54
    PFDC    Peoples Bancorp                   7.86        4.82        3.04       3.78       1.45       1.44       9.51        9.49
    SFFC    StateFed Financial Corporation    8.24        5.49        2.75       3.69       1.19       1.19       5.99        5.99
    WOFC    Western Ohio Financial Corp.      7.35        4.92        2.43       3.64       1.12       0.66       4.19        2.46

            Average                           8.05        5.10        2.95       3.78       1.17       1.06       6.98        6.49
            Median                            7.94        5.09        2.85       3.67       1.08       0.99       5.93        5.93
            High                              9.55        5.49        4.85       4.81       1.45       1.44      14.64        14.64
            Low                               7.34        4.70        1.99       2.96       1.00       0.66       4.19        2.46

ALL THRIFTS  (335)
            Average                           7.73        4.91        2.82       3.34       0.87       0.80       8.14        7.28

MIDWEST THRIFTS  (152)
            Average                           7.71        5.01        2.70       3.32       0.92       0.86       7.69        7.07

ILLINOIS THRIFTS  (24)
            Average                           7.49        4.87        2.63       3.18       0.74       0.69       6.30        5.78


*      Based on average interest-earning assets.

**     For the twelve months ended May 31, 1996.

                                   EXHIBIT 47
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                    DIVIDENDS, RESERVES AND SUPPLEMENTAL DATA

                                                         DIVIDENDS
                                           -------------------------------------
                                                     12 Month           12 Month
                                           12 Month   Common   Current  Dividend
                                           Preferred  Div./   Dividend   Payout
                                           Dividends  Share     Yield    Ratio
                                            ($000)     ($)       (%)      (%)
                                           --------------------------------------
SUBJECT
           PREFERRED SAVINGS BANK             NA       NA        NA       NA

COMPARABLE GROUP
   CBCO    CB Bancorp, Inc.                    0        0.00      0.00     0.00
   CIBI    Community Investors Bancorp         0        0.12      2.60     9.52
   EFBI    Enterprise Federal Bancorp          0        3.00      0.00   300.00
   FCBF    FCB Financial Corp.                 0        0.60      4.24    59.41
   MARN    Marion Capital Holdings             0        0.74      4.00    60.66
   MFFC    Milton Federal Financial Corp.      0        1.37      4.25   187.67
   NWEQ    Northwest Equity Corp.              0        0.35      3.90    38.04
   PFDC    Peoples Bancorp                     0        0.54      2.91    31.58
   SFFC    StateFed Financial Corporation      0        0.40      2.54    36.04
   WOFC    Western Ohio Financial Corp.        0        1.00      4.82    96.15

           Average                             0        0.81      2.93    81.91
           Median                              0        0.57      3.41    48.73
           High                                0        3.00      4.82   300.00
           Low                                 0        0.00      0.00     0.00

ALL THRIFTS  (335)
           Average                           326        0.29      1.42    22.88

MIDWEST THRIFTS  (152)
           Average                            45        0.39      1.91    35.03

ILLINOIS THRIFTS  (24)
           Average                            62        0.60      2.37    62.76


                                RESTUBBED TABLE

                                                         RESERVES AND SUPPLEMENTAL DATA - MOST RECENT PERIOD
                                              --------------------------------------------------------------------------
                                                                        Net
                                              Reserves/  Reserves/  Chargeoffs/ Provisions/  1 Year               Total
                                                Gross    Non-Perf.    Average      Net     Repricing  Effective  Assets/
                                                Loans      Assets      Loans    Chargeoffs    Gap     Tax Rate  Employee
                                                 (%)        (%)         (%)        (%)        (%)       (%)      ($000)
                                          ------------------------------------------------------------------------------
SUBJECT
           PREFERRED SAVINGS BANK               0.52      10.81        0.00       0.00      (47.07)     38.32     3,657

COMPARABLE GROUP
   CBCO    CB Bancorp, Inc.                     1.49      81.87          NA         NA          NA      36.82        NA
   CIBI    Community Investors Bancorp          0.68      69.06        0.27     102.33          NA      38.32        NA
   EFBI    Enterprise Federal Bancorp           0.27         NM        0.00         NM          NA      34.13        NA
   FCBF    FCB Financial Corp.                  0.51     459.40        0.00         NM          NA      39.19        NA
   MARN    Marion Capital Holdings              1.38     105.74        0.03     100.00       16.21      26.17     6,349
   MFFC    Milton Federal Financial Corp.       0.36      56.05        0.00         NM          NA      34.13     3,962
   NWEQ    Northwest Equity Corp.               0.59      51.54        0.02     150.00       (4.97)     42.38     2,782
   PFDC    Peoples Bancorp                      0.40      94.20        0.02     128.57          NA      39.94     3,657
   SFFC    StateFed Financial Corporation       0.38      58.62          NA         NA          NA      35.39        NA
   WOFC    Western Ohio Financial Corp.         0.44      78.86        0.00         NM          NA      41.67     4,438

           Average                              0.65     117.26        0.04     120.23        5.62      36.81     4,238
           Median                               0.48      78.86        0.01     115.45        5.62      37.57     3,962
           High                                 1.49     459.40        0.27     150.00       16.21      42.38     6,349
           Low                                  0.27      51.54        0.00     100.00       (4.97)     26.17     2,782

ALL THRIFTS  (335)
           Average                              0.63      87.73        0.10     120.24       (1.27)     25.87     4,011

MIDWEST THRIFTS  (152)
           Average                              0.67     147.40        0.12     205.75       (2.63)     33.81     3,891

ILLINOIS THRIFTS  (24)
           Average                              0.73     145.46        0.15     199.70       (1.36)     34.61     3,786

KELLER & COMPANY
Columbus, Ohio
614-766-1426

              COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS
                        Stock Prices as of August 9, 1996


                                           Market Data                 Pricing Ratios               Dividends     Financial Ratios
                                    ------------------------ -------------------------------- ------------------- ----------------
                                                      Book         Price/       Price/ Price/
                                    Mark  Price 12 Mo Value/ Price Book  Price/ Tang.  Core   Div./ Div./  Payout Equity/
                                    Value Share  EPS  Share  Earn  Value Asset Bk. Val Earn   Share  Yield  Ratio  Assets ROA  ROE
                                    ($M)   ($)   ($)   ($)    (X)   (%)   (%)   (%)    (%)     ($)    (%)    (%)    (%)   (%)  (%)
                                    ----- ----- ----- ------ ----- ----- ----- ------- -----  ----- ------- ------ ------ ---  ---
PREFERRED SAVINGS BANK
     Appraised value - midpoint      16.50 10.00  0.78 15.77  12.80 63.39 23.29 63.39  12.80   0.00   0.00   0.00   36.75 1.82  4.95

     Minimum of range                14.03 10.00  0.89 17.03  11.26 58.73 20.51 58.73  11.26   0.00   0.00   0.00   34.92 1.82  5.21
     Maximum of range                18.98 10.00  0.70 14.85  14.23 67.35 25.90 67.35  14.23   0.00   0.00   0.00   38.45 1.82  4.73
     Superrange maximum              21.82 10.00  0.63 14.04  15.77 71.21 28.68 71.21  15.77   0.00   0.00   0.00   40.27 1.82  4.52

ALL THRIFTS  (335)
     Average                         123.1 17.30  1.40 16.75  16.28 106.2 12.83 109.8  17.66   0.42   1.88  32.71   12.85 0.87  8.14
     Median                          36.03 15.75  1.26 16.10  13.48 100.2 11.29 101.5  14.52   0.35   2.00  23.13   10.33 0.89  7.46

ILLINOIS THRIFTS  (24)
     Average                         73.45 17.80  1.40 19.45  15.69 94.14 12.64 95.81  17.96   0.26   1.41  19.03   13.45 0.74  6.30
     Median                          47.81 16.25  1.33 18.18  15.48 93.88 11.05 93.88  16.58   0.22   1.90  18.23   10.41 0.70  6.32

COMPARABLE GROUP  (10)
     Average                         28.24 16.06  1.21 17.91  13.97 89.48 14.85 90.00  16.35   0.81   2.93  81.91   16.59 1.17  6.98
     Median                          27.03 16.38  1.08 17.64  13.47 88.18 15.27 89.00  15.29   0.57   3.41  48.73   16.89 1.08  5.93

COMPARABLE GROUP
 CBCO CB Bancorp, Inc.               20.27 17.25  2.10 16.44   8.21 104.9 10.36 104.9   8.21   0.00   0.00   0.00    9.87 1.38 14.64
 CIBI Community Investors Bancorp    10.78 15.38  1.26 16.93  12.20 90.82 12.57 90.82  12.92   0.12   2.60   9.52   13.84 1.01  6.98
 EFBI Enterprise Federal Bancorp     26.38 12.75  1.00 15.09  12.75 84.49 13.07 84.66  19.32   3.00   0.00 300.00   15.47 1.03  5.52
 FCBF FCB Financial Corp.            41.81 17.00  1.01 18.78  16.83 90.52 16.71 90.52  17.17   0.60   4.24  59.41   18.46 1.03  5.37
 MARN Marion Capital Holdings        38.67 20.00  1.22 21.47  16.39 93.15 21.75 93.15  16.39   0.74   4.00  60.66   23.35 1.41  5.86
 MFFC Milton Federal Financial       27.67 12.25  0.73 14.91  16.78 82.16 15.55 82.16  18.28   1.37   4.25 187.67   18.93 1.04  4.80
 NWEQ Northwest Equity Corp.          9.69 10.25  0.92 13.45  11.14 76.21 10.56 76.21  11.78   0.35   3.90  38.04   12.77 1.00  6.91
 PFDC Peoples Bancorp                45.15 19.25  1.71 18.46  11.26 104.2 16.24 104.2  11.26   0.54   2.91  31.58   15.58 1.45  9.51
 SFFC StateFed Financial Corporation 12.81 15.75  1.11 18.35  14.19 85.83 16.70 85.83  14.19   0.40   2.54  36.04   19.46 1.19  5.99
 WOFC Western Ohio Financial Co      49.12 20.75  1.04 25.19  19.95 82.37 14.99 87.48  34.02   1.00   4.82  96.15   18.20 1.12  4.19

                                   EXHIBIT 49
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                       VALUATION ANALYSIS AND CONCLUSIONS

                    PS Financial, Inc./Preferred Savings Bank
                        Stock Prices as of August 9, 1996

Valuation assumptions:                                                  Comparable Group                  All Thrifts
                                      Symbol            Value        Average        Median        Average        Median
                                    ----------      ---------------------------- ---------------------------- --------------
Post conv. price to earnings           P/E                  12.80     13.97         13.47          16.28         13.48
Post conv. price to book value         P/B                  63.39%    89.48%        88.18%        106.28%       100.23%
Post conv. price to assets             P/A                  23.29%    14.85%        15.27%         12.83%        11.29%
Post conv. price to core earnings      P/E                  12.80     16.35         15.29          17.66         14.52
Pre conversion earnings ($)             Y         $     1,006,000   For the twelve months ended May 31, 1996.
Pre conversion book value ($)           B         $    12,029,000   At May 31, 1996.
Pre conversion assets ($)               A         $    54,853,000   At May 31, 1996.
Pre conversion core earnings ($)                  $     1,006,000   For the twelve months ended May 31, 1996.
Conversion expense ($)                  X         $       520,375
Proceeds not reinvested ($)             Z         $     1,320,000
ESOP borrowings ($)                     E         $     1,320,000
ESOP cost of borrowings, net (%)        S                    6.11%
ESOP term of borrowings (yrs.)          T                      12
RRP amount ($)                          M         $       660,000
RRP expense ($)                         N         $       132,000
Tax rate (%)                           TAX                  37.00%
Investment rate of return, net (%)      R                    3.52%
Investment rate of return, pretax (%)                        5.59%

Formulae to indicate value after conversion:

1.  P/E method:     Value  =  P/E(Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))                          $     16,501,667
                              -------------------------------------            =
                                         1-(P/E)R



2.  P/B method:     Value  =  P/B(B-X-E-M)                                     =             $     16,498,581
                              -----------
                               1-P/B



3.  P/A method:     Value  =  P/A(A-X)
                              -------                                          =             $     16,498,249
                               1-P/A



VALUATION CORRELATION AND CONCLUSIONS:

                               Number of         Price             TOTAL
                                 Shares        Per Share           VALUE
                              -------------  --------------    --------------

Appraised value - midrange       1,650,000      $10.00       $    16,500,000

Minimum - 85% of midrange        1,402,500      $10.00       $    14,025,000
Maximum - 115% of midrange       1,897,500      $10.00       $    18,975,000
Superrange - 115% of maximum     2,182,125      $10.00       $    21,821,250

                                   EXHIBIT 50

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
                    PS Financial, Inc./Preferred Savings Bank
                           At the MINIMUM of the Range


1.  Gross Conversion Proceeds

    Minimum market value                                          $14,025,000
            Less:  Estimated conversion expenses                      488,819

    Net conversion proceeds                                       $13,536,181


2.  Generation of Additional Income

    Net conversion proceeds                                       $13,536,181
            Less:  Proceeds not invested  (1)                       1,122,000
    Total conversion proceeds invested                            $12,414,181

    Investment rate                                                      3.52%

    Earnings increase - return on  proceeds invested              $   437,190
            Less:  Estimated cost of ESOP borrowings                   68,554
            Less:  Amortization of ESOP borrowings, net of taxes       58,905
            Less:  RRP expense, net of taxes                           70,686

    Net earnings increase                                         $   239,045


3.  Comparative Earnings
                                                      Regular        Core
                                                  --------------   -------------

    Before conversion - 12 months ended 03/31/96     $ 1,006,000    1,006,000
    Net earnings increase                                239,045      239,045
    After conversion                                 $ 1,245,045    1,245,045


4.  Comparative Net Worth  (2)

    Before conversion - 03/31/96                     $12,029,000
    Conversion proceeds                               11,853,181
    After conversion                                 $23,882,181


5.  Comparative Net Assets

    Before conversion - 03/31/96                     $54,853,000
    Conversion proceeds                               13,536,181
    After conversion                                 $68,389,181


    (1)  Represents ESOP borrowings.
    (2)  ESOP borrowings and RRP are omitted from net worth.

                                   EXHIBIT 51

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
                    PS Financial, Inc./Preferred Savings Bank
                          At the MIDPOINT of the Range


1.  Gross Conversion Proceeds

    Midpoint market value                                           $16,500,000
            Less:  Estimated conversion expenses                        520,375

    Net conversion proceeds                                         $15,979,625


2.  Generation of Additional Income

    Net conversion proceeds                                         $15,979,625
            Less:  Proceeds not invested  (1)                         1,320,000
    Total conversion proceeds invested                              $14,659,625

    Investment rate of return                                              3.52%

    Earnings increase - return on  proceeds invested                $   516,268
            Less:  Estimated cost of ESOP borrowings                     80,652
            Less:  Amortization of ESOP borrowings, net of taxes         69,300
            Less:  RRP expense, net of taxes                             83,160

    Net earnings increase                                           $   283,156


3.  Comparative Earnings
                                                        Regular          Core
                                                     -------------  ------------

    Before conversion - 12 months ended 03/31/96       $1,006,000    1,006,000
    Net earnings increase                                 283,156      283,156
    After conversion                                   $1,289,156    1,289,156

4.  Comparative Net Worth  (2)

    Before conversion - 03/31/96           $12,029,000
    Conversion proceeds                     13,999,625
    After conversion                       $26,028,625


5.  Comparative Net Assets

    Before conversion - 03/31/96           $54,853,000
    Conversion proceeds                     15,979,625
    After conversion                       $70,832,625


    (1)  Represents ESOP borrowings.
    (2)  ESOP borrowings and RRP are omitted from net worth.

                                   EXHIBIT 52

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
                    PS Financial, Inc./Preferred Savings Bank
                           At the MAXIMUM of the Range


1.  Gross Conversion Proceeds

    Maximum market value                                          $18,975,000
            Less:  Estimated conversion expenses                      551,931

    Net conversion proceeds                                       $18,423,069


2.  Generation of Additional Income

    Net conversion proceeds                                       $18,423,069
            Less:  Proceeds not invested  (1)                       1,518,000
    Total conversion proceeds invested                            $16,905,069

    Investment rate                                                      3.52%

    Earnings increase - return on  proceeds invested              $   595,346
            Less:  Estimated cost of ESOP borrowings                   92,750
            Less:  Amortization of ESOP borrowings, net of taxes       79,695
            Less:  RRP expense, net of taxes                           95,634

    Net earnings increase                                         $   327,267


3.  Comparative Earnings
                                                        Regular         Core
                                                     -------------  -----------

    Before conversion - 12 months ended 03/31/96        $1,006,000   1,006,000
    Net earnings increase                                  327,267     327,267
    After conversion                                    $1,333,267   1,333,267

4.  Comparative Net Worth  (2)

    Before conversion - 03/31/96           $12,029,000
    Conversion proceeds                     16,146,069
    After conversion                       $28,175,069


5.  Comparative Net Assets

    Before conversion - 03/31/96           $54,853,000
    Conversion proceeds                     18,423,069
    After conversion                       $73,276,069


    (1)  Represents ESOP borrowings.
    (2)  ESOP borrowings and RRP are omitted from net worth.

                                   EXHIBIT 53
KELLER & COMPANY
Columbus, Ohio
614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
                    PS Financial, Inc./Preferred Savings Bank
                            At the SUPERRANGE Maximum


1.  Gross Conversion Proceeds

    Superrange market value                                        $21,821,250
            Less:  Estimated conversion expenses                       588,221

    Net conversion proceeds                                        $21,233,029


2.  Generation of Additional Income

    Net conversion proceeds                                        $21,233,029
            Less:  Proceeds not invested  (1)                        1,745,700
    Total conversion proceeds invested                             $19,487,329

    Investment rate                                                       3.52%

    Earnings increase - return on  proceeds invested               $   686,285
            Less:  Estimated cost of ESOP borrowings                   106,662
            Less:  Amortization of ESOP borrowings, net of taxes        91,649
            Less:  RRP expense, net of taxes                           109,979

    Net earnings increase                                          $   377,995


3.  Comparative Earnings
                                                          Regular       Core
                                                       ------------  ----------

    Before conversion - 12 months ended 03/31/96        $1,006,000    1,006,000
    Net earnings increase                                  377,995      377,995
    After conversion                                    $1,383,995    1,383,995

4.  Comparative Net Worth  (2)

    Before conversion - 03/31/96            $12,029,000
    Conversion proceeds                      18,614,479
    After conversion                        $30,643,479


5.  Comparative Net Assets

    Before conversion - 03/31/96            $54,853,000
    Conversion proceeds                      21,233,029
    After conversion                        $76,086,029


    (1)  Represents ESOP borrowings.
    (2)  ESOP borrowings and RRP are omitted from net worth.

                                   EXHIBIT 54
KELLER & COMPANY
Columbus, Ohio
614-766-1426



                    SUMMARY OF VALUATION PREMIUM OR DISCOUNT



                                                        Premium or (discount)
                                                        from comparable group.
                                                     --------------------------

                                    Preferred          Average        Median
                                    ---------          -------        ------

Midpoint:
   Price/earnings                  12.80x              (8.38)%        (4.98)%
   Price/book value                63.39%   *         (29.15)%       (28.11)%
   Price/assets                    23.29%              56.85%         52.54%
   Price/tangible book value       63.39%             (29.57)%       (28.77)%
   Price/core earnings             12.80x             (21.73)%       (16.29)%




Minimum of range:
   Price/earnings                  11.26x             (19.37)%       (16.37)%
   Price/book value                58.73%   *         (34.37)%       (33.40)%
   Price/assets                    20.51%              38.10%         34.30%
   Price/tangible book value       58.73%             (34.75)%       (34.02)%
   Price/core earnings             11.26x             (31.12)%       (26.33)%




Maximum of range:
   Price/earnings                  14.23x               1.88%          5.66%
   Price/book value                67.35%   *         (24.73)%       (23.62)%
   Price/assets                    25.90%              74.38%         69.58%
   Price/tangible book value       67.35%             (25.17)%       (24.33)%
   Price/core earnings             14.23x             (12.98)%        (6.92)%




Super maximum of range:
   Price/earnings                  15.77x              12.86%         17.05%
   Price/book value                71.21%   *         (20.41)%       (19.24)%
   Price/assets                    28.68%              93.13%         87.82%
   Price/tangible book value       71.21%             (20.88)%       (19.99)%
   Price/core earnings             15.77x              (3.59)%         3.12%


      * Represents pricing ratio associated with primary valuation method.

                                  ALPHABETICAL

                                    EXHIBITS

                                    EXHIBIT A

                             KELLER & COMPANY, INC.
                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX



                               PROFILE OF THE FIRM


KELLER & COMPANY, INC. is a full service consulting firm to financial institutions, serving clients throughout the United States from its offices in Columbus, Ohio. The firm consults primarily in the areas of regulatory and compliance matters, financial analysis and strategic planning, stock valuation and appraisal, mergers and acquisitions, mutual to stock conversions, conversion/mergers and branching. Since its inception in 1985, KELLER & COMPANY has provided a wide range of consulting services to over 80 financial institutions including thrifts, banks, mortgage companies and holding companies. KELLER & COMPANY is an affiliate member of the Community Bankers of America, the Ohio League of Financial Institutions, and the Tri State League of Financial Institutions.

Each of the firm's senior consultants has over fifteen years front line experience and accomplishment in various areas of the thrift, banking, and real estate industries. Each consultant provides to clients distinct and diverse areas of expertise. Specific services and projects have included charter and insurance applications, market studies, institutional mergers and acquisitions, branch sales and acquisitions, operations and performance analyses, business plans, strategic planning, financial projection and modeling, stock valuation, fairness opinions, capital plans, policy development and revision, lending, underwriting, and investment criteria, data processing and management information systems, and incentive compensation programs.

It is the goal of KELLER & COMPANY to provide specific and ongoing services that are pertinent and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, KELLER & COMPANY has become one of the leading consulting firms in the nation.

                            CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over eighteen years experience as a consultant to the financial institution industry. Immediately following his graduation from college, he was employed by the Ohio Division of Savings and Loan Associations, working for two years in the northeastern Ohio district as an examiner of thrift institutions before pursuing graduate studies at the Ohio State University.

Mr. Keller later worked as an associate for a management consulting firm specializing in services to thrift institutions. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of Vice President, with experience in almost all facets of thrift operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, conversion appraisals, and fairness opinions. Mr. Keller established the firm in November, 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from Wooster College with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took courses in corporate stock valuations.

JOHN A. SHAFFER has over twenty years experience in banking, finance, estate lending, and development.

From 1971 to 1974, Mr. Shaffer was employed by a large real estate investment trust as a lending officer, specializing in construction and development loans. By 1974, having gained experience in loan underwriting, management and workout, he joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $1 billion. His responsibilities also included the analysis, management and workout of problem commercial loans and properties, and the structuring, negotiation, acquisition and sale of loan servicing and mortgage and equity securities.

Mr. Shaffer later formed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate. His primary activities have included the planning, analysis, financing, implementation, and administration of real estate projects, as well as financial projection and modeling, cost and profit analysis, loan management, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University in 1965 with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

JOHN S. KORTING has eighteen years experience in the financial institution industry working in such areas as data processing, software design, strategic, planning, productivity improvement, cash management, incentive compensation planning, asset and 1iability management and organizational planning.

Mr. Korting began his career with Huntington Bank, Columbus, Ohio, in 1976 as manager of the accounting department in the Bank's operations area, focusing on system analysis for automated teller machines and electronic funds transfer. Mr. Korting then became a system engineer with Electronic Data Systems, Dallas, Texas, providing computer programming and implementation support. He then served as a senior consultant with two big eight accounting firms, Deloitte & Touche and Price Waterhouse. He worked on a wide variety of financial institution projects, including strategic planning, Office of Thrift Supervision business plans, financial analysis, computer, installations, computerized financial modeling, and bank operations.

John Korting graduated from the Ohio State University with a B.S. in Accounting and Computer Science in 1976.

                                    EXHIBIT B






                                      RB 20
                                  CERTIFICATION


I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past or ongoing indictments, formal investigations, examinations, or administrative proceedings (excluding routine or customary audits, inspections and investigations) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

(i) commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)   violation of securities or commodities laws or regulations;

(iii)  violation of depository institution laws or regulations;

(iv)   violation of housing authority laws or regulations;

(v) violation of the rules, regulations, codes of conduct or ethics of a self-regulatory trade or professional organization;

(vi) adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete, and correct to the best of my knowledge and belief.

                                                    Conversion Appraiser

      August 29, 1996                                /s/ Michael R. Keller
--------------------------------                   -----------------------------
           Date                                          Michael R. Keller

                                    EXHIBIT C


                            AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

     I, Michael R. Keller, being first duly sworn hereby depose and say that:

     The fee which I received directly from the applicant, Preferred Savings Bank, Chicago, Illinois, in the amount of $15,000 for the performance of my appraisal was not related to the value determined in the appraisal; that the undersigned appraiser is independent and has fully disclosed to the Office of Thrift Supervision any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed in a written statement to the Office of Thrift Supervision.

     Further, affiant sayeth naught.

                                        /S/ MICHAEL R. KELLER
                                        -----------------------
                                            MICHAEL R. KELLER

     Sworn to before me and subscribed in my presence this 30th day of August, 1996.



                                        Lori A. Kessen
                                     ----------------------
                                         NOTARY PUBLIC



                                     SEAL              LORI A. KESSEN
                                                 NOTARY PUBLIC, STATE OF OHIO
                                             MY COMMISSION EXPIRES AUG. 10, 2000